As filed with the U.S. Securities and Exchange Commission on September 25, 2025.

Registration No. [    ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________________________________

Seahawk Recycling Holdings, Inc.
(Exact name of registrant as specified in its charter)

_____________________________________

British Virgin Islands	5090	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4F Kita-Shinjuku Kimishima Building
4-8-16, Kita-Shinjuku, Shinjuku-ku
Tokyo, 1690074
Japan
+81 03-6908 6295
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_____________________________________

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
800-221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________________

With a Copy to:

Ying Li, Esq. Brian B. Margolis, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, New York 10022 (212) 530-2206	Fang Liu, Esq. VCL Law LLP 1945 Old Gallows Road, Suite 260 Vienna, VA 22182 (703) 919-7285

_____________________________________

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

___________

†        The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED SEPTEMBER 25, 2025

2,000,000 Class A Ordinary Shares

Seahawk Recycling Holdings, Inc.

We are offering 2,000,000 Class A ordinary shares, no par value (“Class A Ordinary Shares”). This is the initial public offering of our Class A Ordinary Shares (the “Offering”). Prior to the Offering, there has been no public market for Class A Ordinary Shares. We expect the initial public offering price of the Class A Ordinary Shares will be in the range of $4.00 to $6.00 per share.

We will apply to list our Class A Ordinary Shares on the NASDAQ Capital Market (“NASDAQ”) under the symbol “SEAH”. At this time, Nasdaq has not yet approved our application to list our Class A Ordinary Shares. The closing of the Offering is conditioned upon NASDAQ’s final approval of our listing application, and there is no guarantee or assurance that our Class A Ordinary Shares will be approved for listing on NASDAQ.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Our Being an ‘Emerging Growth Company’” and “Risk Factors” on pages 7 and 10, respectively.

We are incorporated in the British Virgin Islands. Under the rules of the U.S. Securities and Exchange Commission (the “SEC”), we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC, as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended. Please read “Implication of Being a Foreign Private Issuer” beginning on page 8 of this prospectus for more information.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 10 of this prospectus to read about factors you should consider before buying our Class A Ordinary Shares.

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B ordinary shares, no par value (“Class B Ordinary Shares”). Under this structure, holders of Class A Ordinary Shares are entitled to one vote per Class A Ordinary Share, and holders of Class B Ordinary Shares are entitled to 20 votes per Class B Ordinary Share, which will cause the holders of Class B Ordinary Shares to have an unbalanced, higher concentration of voting power. Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. Class A Ordinary Shares are not convertible into shares of any other class.

Following the completion of the Offering, WISDOM FOCUS GROUP LTD., our largest shareholder, will beneficially own approximately 90.83% of the aggregate voting power of our issued and outstanding Ordinary Shares, among which 14.59% of the voting power stems from 13,506,220 Class A Ordinary Shares and 76.24% stems from 3,529,500 Class B Ordinary Shares it holds, assuming no exercise of the underwriter’s over-allotment option, or approximately 90.53%, assuming full exercise of the underwriter’s over-allotment option. As a result, WISDOM FOCUS GROUP LTD. will have the ability to control the outcome of matters submitted to the shareholders for approval, including the election of directors and any merger, consolidation, or sale of all or substantially all of our assets. Additionally, we will be deemed to be a “controlled company” under NASDAQ Listing Rule 5615(c). However, even if we are deemed to be a “controlled company,” we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the NASDAQ Listing Rules. See

“Risk Factors — Risks Related to Our Corporate Structure — Following the Offering, WISDOM FOCUS GROUP LTD., our controlling shareholder, will continue to own more than a majority of the voting power of our outstanding Ordinary Shares. As a result, WISDOM FOCUS GROUP LTD. will have the ability to control the outcome of matters submitted to the shareholders for approval. Additionally, we may be deemed to be a “controlled company” and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.” on page 19 and “Management — Controlled Company.” on page 85 of this prospectus.

Neither the SEC nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share		Total Without Over-Allotment Option		Total With Over-Allotment Option
Initial public offering price	US$	[ ]	US$	[ ]	US$	[ ]
Underwriter’s discounts(1)	US$	[ ]	US$	[ ]	US$	[ ]
Proceeds to our Company before expenses(2)	US$	[ ]	US$	[ ]	US$	[ ]

____________

(1)      See “Underwriting” in this prospectus for more information regarding compensation to be received by the underwriter.

(2)      We expect our total cash expenses for the Offering (including cash expenses payable to the underwriter for its accountable out-of-pocket expenses) to be approximately US$[    ], exclusive of the above discounts. In addition, we will pay additional items of value in connection with the Offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

We have granted to the underwriter an option to purchase a number of Shares of the Company that equals 15% of the Class A Ordinary Shares offered by us in the Offering at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts, within 45 days from the effective date of its registration statement on Form F-1.

The underwriters expect to deliver the Class A Ordinary Shares to investors in the Offering on or about [•], 2025.

Prospectus dated [    ], 2025

i

About this Prospectus

We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

Neither we nor the underwriter has taken any action to permit a public offering of the Class A Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus or any filed free-writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about and observe any restrictions relating to the Offering of the Class A Ordinary Shares and the distribution of this prospectus or any filed free-writing prospectus outside the United States.

ii

Conventions that Apply to this Prospectus

Unless otherwise indicated or the context requires otherwise, references in this prospectus to

•        “$,” “dollars,” “USD”, “US$” or “U.S. dollars” are to the legal currency of the United States.

•        “BVI Act” are to the BVI Business Companies Act, 2004 (as amended);

•        “BVI” are to the British Virgin Islands;

•        “Class A Ordinary Shares” are to the Class A Ordinary Shares of Seahawk, with no par value;

•        “Class B Ordinary Shares” are to the Class B Ordinary Shares of Seahawk, with no par value;

•        “Company,” “Seahawk,” “we”, “us”, or “our,” are to Seahawk Recycling Holdings, Inc., a British Virgin Islands business company limited by shares, and to describing our consolidated financial information;

•        “Memorandum and Articles” are to the current amended and restated memorandum and articles of association of Seahawk;

•        “Operating Entity” are to our wholly-owned subsidiary, Kaiyo Japan Co., Ltd, a Japanese corporation;

•        “Ordinary Shares” are to the Class A Ordinary Shares and Class B Ordinary Shares, collectively, of Seahawk;

•        “Top Edge” are to our wholly-owned subsidiary, TOP EDGE DEVELOPMENTS LIMITED (頂鋒發展有限公司), a business company limited by shares incorporated in the British Virgin Islands that does not have active operations as of the date of this prospectus;

•        “U.S. GAAP” refers to generally accepted accounting principles in the United States; and

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriter of its over-allotment option.

We do not have any material operations of our own. We are a holding company with operations conducted in Japan through the Operating Entity using Japanese yen (“JPY” or “¥”), the currency of Japan. The functional currency and reporting currency of the Company are the United States Dollars (“US$” or “$”), and the Operating Entity’s functional currency is Japanese yen. This prospectus contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader, and they were calculated at the noon buying rate of US$1 = JPY149.90, as published on March 31, 2025 in H.10 statistical release of the United States Federal Reserve Board. No representation is made that the JPY amounts could have been, or could be, converted, realized or settled into US$ at such rate or at any other rate.

iii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Class A Ordinary Shares, discussed under “Risk Factors” on page 10, before deciding whether to buy our Class A Ordinary Shares.

Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented giving effect to a share split of our Class A Ordinary Shares and Class B Ordinary Shares, both at a ratio of 1:2,353, which occurred on September 9, 2025.

Overview

Headquartered in Tokyo, Japan, we are an international recycling company dedicated to advancing sustainable material solutions across East Asia and Southeast Asia. As a committed advocate for environmental sustainability, we have devoted ourselves to promoting the development of a low-carbon and zero-waste global green circular economy by engaging in the trading of recyclable resources such as waste paper and scrap metal.

Our operations are structured around two core business segments: waste paper recycling and scrap metal recycling.

Under our waste paper recycling business, we operate across both the domestic Japanese and international markets by trading two main product categories: waste paper and paper pulp. We source waste papers from collection companies in Japan and supply them to recycled pulp mills or trading companies. In parallel, we purchase paper pulps from recycled pulp mills and supply them to paper manufacturers or trading companies. While our waste paper transactions are primarily domestic, our paper pulp exports serve a broad customer base across East Asia and Southeast Asia. During the fiscal years ended March 31, 2025 and 2024, we generated $17,697,546 and $12,683,826 from the sale of waste papers and paper pulps that we sourced from suppliers in Japan, respectively, which accounted for 27.1% and 24.9% of our total revenue for the fiscal years ended March 31, 2025 and 2024, respectively.

We also conduct cross-border transactions under our waste paper recycling business by procuring waste paper from suppliers in the U.S. and arranging for direct shipments to pulp mills or paper manufacturers in Malaysia. This model exemplifies our ability to execute seamless global logistics operations and supply chain coordination. During the fiscal years ended March 31, 2025 and 2024, we generated $1,906,229 and $102,893 from the sale of waste papers that we sourced from suppliers in the U.S., respectively, which accounted for 2.9% and 0.2% of our total revenue for those periods, respectively.

Our scrap metal recycling business focuses on the trade of dismantled metal wires and old metal appliances such as motors, engines, air conditioners and refrigerators. For old metal appliances, we acquire these materials from collection companies and supply them to smelters or trading companies, while for dismantled metal wires, we purchase processed and dismantled metal wires such as copper wires, aluminum wires, brass wires and iron wires, from dismantling factories, and then sell them to smelters, or trading firms. While the operations under our scrap metal recycling business are primarily concentrated within Japan due to the heavier nature of these materials, we also export a portion of our dismantled metal wires to our customers in East Asia and Southeast Asia. During the fiscal years ended March 31, 2025 and 2024, we generated $45,599,553 and $38,217,051 from the sale of old metal appliances and dismantled metal wires, respectively, which accounted for 69.7% and 74.9% of our total revenue for the fiscal years ended March 31, 2025 and 2024, respectively. Our sales operations are powered by our proprietary transaction matching system that integrates real-time market data such as the quantity of supply and demand and transaction prices that we gather through public platforms, client systems, telemarketing and direct communications. Our proprietary system enables us to match optimal supply and demand combinations efficiently, and our sales staff would then contact the matched suppliers and customers through telephone calls, emails, instant messaging software, or other means to lock in transactions. Once our purchase from the matched supplier and sale to the matched customer of the product are both confirmed, we coordinate with logistics service providers to deliver products to customers.

For export transactions, we manage the full logistics chain from supplier pickup and port delivery to international shipping, allowing us to ensure timely and cost-effective deliveries. We intentionally maintain flexibility by avoiding long-term commitments with specific logistics service providers, enabling us to select transport partners based on pricing, capacity, lead time, and service quality for each transaction. Typically, domestic deliveries are completed within one week of order placement, while international deliveries are fulfilled within one to three months, depending on destination and shipping conditions.

Our net income for the fiscal year ended March 31, 2025 amounted to $1,216,978, which is the combination of our income from operations of $755,600, total other income of $850,668 and income tax expense of $389,290, and our net loss for the fiscal year ended March 31, 2024 amounted to $302,889, which is the combination of our loss from operations of $641,093, total other income of $178,037 and income tax benefit of $160,167, respectively.

Growth Strategies

We intend to execute the following growth strategies to expand our business:

•        global expansion of cross-border trade operations;

•        optimizing and developing our proprietary transaction matching system; and

•        new product development and diversification.

Summary of Risk Factors

Investing in our Class A Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Class A Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risks Related to Our Business and Industry (for a more detailed discussion, see “Risk Factors — Risks Related to Our Business and Industry” beginning on page 10 of this prospectus)

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

•        Our historical financial and operating results are not a guarantee of our future performance (see page 10 of this prospectus);

•        Our ability to remain competitive is contingent upon continuously enhancing our proprietary transaction matching system to keep up with evolving market demands, technological advancements, and industry standards, failure of which may have adverse effects on our business (see page 10 of this prospectus);

•        We are dependent upon our suppliers, and our operations could be disrupted if our relationships with our suppliers are compromised (see page 10 of this prospectus);

•        The growth and profitability of our business depend on the level of consumer demand and discretionary spending. A severe or prolonged economic downturn in Japan, East Asia or Southeast Asia could materially and adversely affect consumer discretionary spending and therefore adversely affect our business, financial condition and results of operations (see page 11 of this prospectus);

•        We are exposed to risks related to concentration of suppliers as we rely on one major supplier, and such concentration may have a material adverse effect on our business, financial condition and results of operations (see page 12 of this prospectus);

•        A significant portion of our total revenue was derived from one major customer. A high concentration of our revenue from the major customer means that loss of business from it may have a significant negative impact on our business and financial performance (see page 12 of this prospectus);

•        If we are unable to manage our growth or execute our strategies effectively, our business and prospects may be materially and adversely affected (see page 12 of this prospectus);

•        We rely on third-party logistics service providers to pick up and deliver our products, and our operations could be disrupted if there is any deterioration of our relationships with these third-party logistics service providers (see page 12 of this prospectus);

•        We export our products to serve a broad customer base across East Asia and Southeast Asia and operate an international supply chain by sourcing waste paper from suppliers in the United States to our customers in Malaysia through international ocean freights, which exposes us to various risks relating to long-distance transportation of them (see page 13 of this prospectus);

•        The differences between our merchandise costs and sales of the products may fluctuate or decline in the future. Any material decrease in such price differences would harm our business, financial condition and results of operations (see page 13 of this prospectus);

•        Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in China, where a portion of our products are sold (see page 14 of this prospectus);

•        Our business depends on the continued success of our brand, and if we fail to maintain and enhance the recognition of our brand, we may face difficulty increasing our network of suppliers, customers and other business partners, and our reputation and operating results may be harmed (see page 14 of this prospectus);

•        We may be subject to litigation and regulatory investigations and proceedings and may not always be successful in defending ourselves against such claims or proceedings (see page 15 of this prospectus);

•        We could be adversely affected by a failure to protect our intellectual property (see page 15 of this prospectus);

•        We may be subject to intellectual property claims that create uncertainty about the ownership or use of intellectual property essential to our business and divert our managerial and other resources (see page 15 of this prospectus);

•        Our current insurance policies may not provide adequate levels of coverage against all claims and we may incur losses that are not covered by our insurance (see page 16 of this prospectus);

•        Our operations are subject to natural disasters, adverse weather conditions, operating hazards, and labor disputes (see page 16 of this prospectus);

•        Our results could be harmed if compliance with new environmental regulations or import and export regulations and policies becomes too burdensome (see page 16 of this prospectus);

•        We are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing military conflict between Russia and Ukraine. Our business, financial condition and results of operations could be materially and adversely affected by any negative impact on the global economy and capital markets resulting from the conflict in Ukraine or any other geopolitical tensions (see page 17 of this prospectus); and

•        Cybersecurity incidents may materially and adversely affect our business.

Risks Related to Our Corporate Structure (for a more detailed discussion, see “Risk Factors — Risks Related to Our Corporate Structure” beginning on page 18 of this prospectus)

Risks and uncertainties related to our corporate structure include, but are not limited to, the following:

•        We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies (see page 18 of this prospectus);

•        As an “emerging growth company” under applicable law, we are subject to lessened disclosure requirements. Such reduced disclosure may make our Class A Ordinary Shares less attractive to investors (see page 18 of this prospectus);

•        We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company” (see page 19 of this prospectus); and

•        Following the Offering, WISDOM FOCUS GROUP LTD., our controlling shareholder, will continue to own more than a majority of the voting power of our outstanding Ordinary Shares. As a result, WISDOM FOCUS GROUP LTD. will have the ability to control the outcome of matters submitted to the shareholders for approval. Additionally, we may be deemed to be a “controlled company” and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

Risks Related to Our Class A Ordinary Shares and The Offering (for a more detailed discussion, see “Risk Factors — Risks Related to Our Class A Ordinary Shares and The Offering” beginning on page 20 of this prospectus)

Risks and uncertainties related to our Class A Ordinary Shares and the Offering include, but are not limited to, the following:

•        There has been no public market for our Class A Ordinary Shares prior to the Offering, and if an active trading market does not develop you may not be able to resell our Class A Ordinary Shares at or above the price you paid, or at all (see page 20 of this prospectus);

•        NASDAQ may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and our insiders will hold a large portion of our listed securities (see page 20 of this prospectus);

•        The initial public offering price for our Class A Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile (see page 20 of this prospectus);

•        You will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares purchased (see page 20 of this prospectus);

•        The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price (see page 21 of this prospectus);

•        We do not intend to pay dividends after listing our Class A Ordinary Shares on NASDAQ (see page 21 of this prospectus);

•        If securities or industry analysts do not publish research or reports about our Operating Subsidiary’s business, or if they publish a negative report regarding our Class A Ordinary Shares, the price of our Class A Ordinary Shares and trading volume could decline (see page 21 of this prospectus);

•        The market price for our Class A Ordinary Shares may be volatile (see page 21 of this prospectus);

•        The dual-class structure of our Ordinary Shares has the effect of concentrating voting control with our chief executive officer, and their interests may not be aligned with the interests of our other shareholders (see page 22 of this prospectus);

•        The dual-class structure of our Ordinary Shares may adversely affect the trading market for our Class A Ordinary Shares (see page 22 of this prospectus);

•        You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under the laws of the BVI (see page 22 of this prospectus);

•        As a foreign private issuer, we are permitted to, and we will, rely on exemptions from certain NASDAQ Stock Exchange corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our Class A Ordinary Shares (see page 23 of this prospectus);

•        If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer (see page 23 of this prospectus);

•        If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of NASDAQ Capital Market, although we are exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our Class A Ordinary Shares may not be listed or may be delisted, which could negatively impact the price of our Class A Ordinary Shares and your ability to sell them (see page 24 of this prospectus);

•        Because our Operating Subsidiary’s business is conducted in Japanese yen and the price of our Class A Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments (see page 24 of this prospectus);

•        Volatility in our Class A Ordinary Shares price may subject us to securities litigation (see page 24 of this prospectus);

•        We have broad discretion in the use of the net proceeds from the Offering and may not use them effectively (see page 25 of this prospectus);

•        Our existing shareholders will be able to sell their Class A Ordinary Shares after completion of the Offering subject to restrictions under the Rule 144 (see page 25 of this prospectus);

•        There can be no assurance that we will not be deemed a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our ordinary shares (see page 25 of this prospectus);

•        Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud, which may affect the market for and price of our Class A Ordinary Share (see page 25 of this prospectus); and

•        The price of our Class A Ordinary Shares could be subject to rapid and substantial volatility, and such volatility may make it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

Corporate History and Holding Company Structure

The Operating Entity was established on March 5, 2013, as a limited company under the laws of Japan.

Top Edge was established on February 18, 2022, as a business company with limited liability incorporated in the BVI that does not have active operations as of the date of this prospectus.

Before the completion of the Offering, we completed a reorganization of our corporate structure in the following steps:

•        on February 27, 2025, the Company was incorporated under the laws of the BVI as a business company with limited liability;

•        on March 10, 2025, the Company acquired 100% of the equity interests in the Operating Entity from its original shareholders; and

•        on March 27, 2025, the Company acquired 100% of the equity interests in Top Edge from its original shareholders.

Consequently, the Company, through a restructuring which is accounted for as a reorganization of entities under common control, became the ultimate holding company of all other entities mentioned above.

On September 9, 2025, the shareholders of the Company approved a share split of the outstanding Class A Ordinary Shares and Class B Ordinary Shares, both at a ratio of 1:2,353, which became effective immediately, resulting in 20,000,500 Class A Ordinary Shares and 3,529,500 Class B Ordinary Shares issued and outstanding after the share split.

The following diagram illustrates our corporate structure as of the date of this prospectus and upon the completion of the Offering, based on a proposed offering of 2,000,000 Class A Ordinary Shares, assuming the underwriter does not exercise its over-allotment option.

____________

Notes: All percentages reflect the voting ownership interests instead of the equity interests held by each of our shareholders given that each holder of Class B Ordinary Shares will be entitled to 20 votes per Class B Ordinary Share and each holder of Class A Ordinary Shares will be entitled to one vote per Class A Ordinary Share.

(1)      Represents 13,506,220 Class A Ordinary Shares and 3,529,500 Class B Ordinary Shares indirectly held by Guanglang Jiang, our Director, Chairman of the Board of Directors, and Chief Executive Officer, and Shihai Bi, our Director and Chief Financial Officer, the 49% beneficial owner and the 51% beneficial owner, respectively, of WISDOM FOCUS GROUP LTD., as of the date of this prospectus.

(2)      Represents 2,117,700 Class A Ordinary Shares indirectly held by Xiaoyu Zhao, the 100% beneficial owner of Kumo Capital Limited, as of the date of this prospectus.

(3)      Represents 1,129,440 Class A Ordinary Shares indirectly held by Kunliang Xu, the 100% beneficial owner of HONOUR GLOBAL GROUP LIMITED, as of the date of this prospectus.

(4)      Represents 1,129,440 Class A Ordinary Shares indirectly held by Gaofei Ma, the 100% beneficial owner of Takumi Green Group Ltd., as of the date of this prospectus.

(5)      Represents 1,058,850 Class A Ordinary Shares indirectly held by Lixuan Ke, the 100% beneficial owner of LINK POWER VENTURES LIMITED, as of the date of this prospectus.

(6)      Represents 1,058,850 Class A Ordinary Shares indirectly held by Nini Deng, the 100% beneficial owner of Midori Earth Holdings Limited, as of the date of this prospectus.

For more details on our corporate history, please refer to “Corporate History and Structure.”

Transfers of Cash to and from Our Subsidiaries

Seahawk is a holding company with no operations of its own. It conducts its operations in Japan through the Operating Entity. Seahawk may rely on dividends or payments to be paid by the Operating Entity to fund its cash and financing requirements, including for the provision of funds necessary to pay dividends and other cash distributions to our shareholders and U.S. investors, and to service any debt we may incur and to pay our operating expenses. If the Operating Entity incur debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Seahawk is permitted under the laws of BVI to provide funding to the Operating Entity through loans or capital contributions without restrictions on the amount of the funds. The Operating Entity is also permitted under the laws of Japan to provide funding to Seahawk, through dividend distributions or payments, subject to the requirements of sufficient amount of distributable profits.

There are no restrictions or limitations on our ability to distribute earnings by dividends from our subsidiaries, including the Operating Entity in Japan, to Seahawk and our shareholders and U.S. investors, provided that the entity remains solvent after such distribution. Subject to the BVI Act and our Memorandum and Articles, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend payment, the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. According to the Japanese

Companies Act (Act No. 86 of 2005, as amended, the “Japanese Companies Act”), a Japanese company may only make a distribution out of profits available for distribution. There is no further BVI or Japanese statutory restriction on the amount of funds which may be distributed by us by dividend payments.

Under the current practice of the Inland Revenue Department of Japan, no tax is generally payable in Japan in respect of dividends to non-residents in Japan paid by us, since we are also a non-resident in Japan. See “Regulations — Taxation” on page 82 and “Taxation — Japanese Taxation” on page 109.

As of the date of this prospectus, there are generally no restrictions or limitations under the laws of Japan imposed on the conversion of JPY into foreign currencies and the remittance of currencies out of Japan or across borders and to U.S investors, subject to the requirements of sufficient amount of distributable profits, report to the Bank of Japan for the payment of JPY30 million or more, and receive permission from the Bank of Japan for remittance to certain restricted countries (such as North Korea, Iran, Syria and so forth) and sanctioned entities and individuals.

We have never declared or paid any cash dividends on our Ordinary Shares. We do not have any present plan to pay any cash dividends on our Class A Ordinary Shares in the foreseeable future after the Offering. We currently intend to retain most, if not all, of our available funds and any future earnings to support operations and to finance the growth and development of the Operating Entity’s business.

As disclosed above, both Seahawk and the Operating Entity currently intend to retain all of their respective remaining funds and future earnings, if any, for the operations and expansion of the Operating Entity’s business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

As of the date of this prospectus, we do not presently plan to pay any dividends out of our retained earnings after listing our Class A Ordinary Shares on the NASDAQ Capital Market (“NASDAQ”).

Our Corporate Information

Our principal executive offices are located at 4F Kita-Shinjuku Kimishima Building, 4-8-16, Kita-Shinjuku, Shinjuku-ku, Tokyo 1690074, Japan, and our telephone number is +81-03-6908 6295. Our registered office in the BVI is at Keyway Chambers, 3rd Floor, Quastisky Building, Road Town, Tortola, British Virgin Islands. We maintain a website at https://www.shwkinc.com. The information contained on our website is not a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion And Analysis of Financial Condition And Results Of Operations, or MD&A;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•        are not required to obtain an attestation and report from our independent registered accounting firm on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•        will not be required to conduct an evaluation of our internal control over financial reporting for two years.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, herein referred to as the Securities Act, or such earlier time that we no longer meet the definition of an emerging growth company.

We will remain an emerging growth company until the earliest of: (i) the last day of the first fiscal year in which our annual gross revenue exceeds $1.235 billion; (ii) the last day of the fiscal year during which the fifth anniversary of the date of the Offering occurs; (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iv) the date on which we have issued more than $1.00 billion in non-convertible debt securities during any three-year period.

Implication of Being a Foreign Private Issuer

Upon completion of the Offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we may no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•        the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

THE OFFERING

Class A Ordinary Shares offered by us	2,000,000 Class A Ordinary Shares
Price per Class A Ordinary Share	Between $4.00 and $6.00 per Class A Ordinary Share
Ordinary Shares outstanding prior to completion of the Offering	20,000,500 Class A Ordinary Shares and 3,529,500 Class B Ordinary Shares
Ordinary Shares outstanding immediately after the Offering

22,000,500 Class A Ordinary Shares (assuming no exercise of the underwriter’s over-allotment option) and 3,529,500 Class B Ordinary Shares

22,300,500 Class A Ordinary Shares (assuming full exercise of the underwriter’s over-allotment option) and 3,529,500 Class B Ordinary Shares

Transfer Agent	Transhare Corporation
Listing

We plan to apply to have our Class A Ordinary Shares listed on the NASDAQ Capital Market. At this time, NASDAQ has not yet approved our application to list the Class A Ordinary Shares. The closing of the Offering is conditioned upon NASDAQ’s final approval of our listing application, and there is no guarantee or assurance that the Class A Ordinary Shares will be approved for listing on NASDAQ.

NASDAQ Capital Market symbol	We have reserved the symbol “SEAH” for purposes of listing our Class A Ordinary Shares on NASDAQ Capital Market.
Use of proceeds

We intend to use the proceeds from the Offering for (1) global market expansion and localized operations, (2) research, development, and optimization of AI-powered trading/matching system, (3) expansion into new recyclable categories and product line development, (4) domestic and international facility investment and environmental certification, (5) general working capital and financial stability reserves.

See “Use of Proceeds” on page 32 for more information.

Lock-up

All officers, directors, and principal shareholders (with 5% or more of the Class A Ordinary Shares of the Company) shall agree in writing, in a form reasonably satisfactory to the underwriter, for a period of six (6) months; and each of the Company and any successors of the Company will agree, for a period of six (6) months from the closing of the Offering, not to sell, transfer or otherwise dispose of any of such securities (or underlying securities) of the Company without the express written consent of the underwriter, which consent may be given or withheld in the underwriter’s sole discretion.

See “Underwriting” on page 112 for more information.

Indemnification

We have agreed to indemnify the underwriters and any controlling person, director, officer, employee, affiliate, agent or counsel of the underwriters and of any affiliate of the underwriter and hold them harmless against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriter may be required to make in respect of those liabilities.

See “Underwriting” on page 112 for more information.

Risk Factors

The Class A Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors,” beginning on page 10 for a discussion of factors to consider before deciding to invest in our Class A Ordinary Shares.

RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Class A Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Class A Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and discussed in other parts of this prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Class A Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business and Industry

Our historical financial and operating results are not a guarantee of our future performance.

Our annual and periodic financial results vary from year to year and from period to period, in response to a number of factors that we cannot predict, such as general business outlook and sentiment, economic market conditions, employment rates, inflation, interest rates and customer confidence. As such, we believe that our annual and periodic financial results are not a guarantee of our future economic performance and undue reliance should not be placed on such results for predicting our future results.

Our ability to remain competitive is contingent upon continuously enhancing our proprietary transaction matching system to keep up with evolving market demands, technological advancements, and industry standards, failure of which may have adverse effects on our business.

Currently, to facilitate the transactions, we rely on our sales staff to gather real-time market data such as the quantity of supply and demand and transaction prices on a daily basis through public information platforms, our client information systems, telemarketing, etc., and enter the data into our proprietary transaction matching system. However, the rapidly evolving nature of the industry in which we operate, coupled with changing customer preferences and emerging technologies, poses the risk of rendering our proprietary transaction matching system obsolete. Therefore, to improve our competitiveness, it is crucial for us to continually enhance and improve the functionality, accuracy, and features of our proprietary transaction matching system. We plan to invest more resources to optimize our proprietary transaction matching system with artificial intelligence and develop functions in connection with automatic market data gathering and analyzing. With such an advanced transaction matching system, we will be able to facilitate transactions more accurately and efficiently, and our sales staff may focus on liaising with the matched suppliers and customers to lock in transactions.

However, the optimization of our proprietary transaction matching system and the development of new functions involve inherent technical and business risks, and there is no guarantee that we will successfully develop new functions, recover associated costs, or optimize our proprietary transaction matching system to meet evolving customer needs and industry standards. Failure to develop new functions or optimize our proprietary transaction matching system to adapt to market conditions could have a material and adverse effect on our business, financial condition and results of operations.

We are dependent upon our suppliers, and our operations could be disrupted if our relationships with our suppliers are compromised.

We rely on our suppliers to provide all of our products. For our waste paper recycling business, we source waste paper from collection companies and purchase recycled paper pulp from pulp mills; for our scrap metal recycling business, we purchase obsolete metal products from collection companies and buy dismantled wires from dismantling factories. Our reliance on our suppliers makes us vulnerable to possible capacity constraints and reduced control over product availability, delivery schedules, and costs. Furthermore, as we do not generally enter into long-term supply agreements with our suppliers but source the products by placing fixed-term purchase orders on a deal-by-deal basis instead, we may not be successful in negotiating favorable terms pertaining to the quantities, the time schedule and location for us to pick up the products, the amount of consideration, and other necessary matters every time we place purchase orders in the future. If we are compelled to place purchase orders on less favorable terms than we previously and currently have with our suppliers, or there are any adverse changes in our relationships with our suppliers, our business, financial condition and results of operations may be materially and adversely affected.

In addition, we may be negatively impacted by the potential deterioration in the financial conditions of our suppliers. If our suppliers become unable or unwilling to sell us the products in sufficient volumes, at favorable prices, on a timely basis due to the potential low profitability of the products, their financial conditions or otherwise, we would have to identify, qualify, and select acceptable alternative suppliers. Alternative suppliers may not be available to us when needed or may not be in a position to satisfy our quantity requirements on commercially reasonable terms, or be able to fulfill comparable pricing and timing requirements. Any significant interruption or delays of our suppliers in supplying the products would require us to reduce or delay our delivery of products to our customers or increase our shipping costs to make up for delays, if possible, which in turn could reduce our revenue, cause us to incur delay-related liquidated damages or other liabilities to our customers, harm our relationships with our customers, damage our reputation, or cause us to forego potential revenue opportunities.

The growth and profitability of our business depend on the level of consumer demand and discretionary spending. A severe or prolonged economic downturn in Japan, East Asia or Southeast Asia could materially and adversely affect consumer discretionary spending and therefore adversely affect our business, financial condition and results of operations.

The success of our business depends, to a significant extent, on the level of consumer demand and discretionary spending in Japan, East Asia or Southeast Asia. Several factors beyond our control may affect the level of consumer demand and discretionary spending on products that we sell, including, among other things:

•        general economic and industry conditions;

•        discounts, promotions and merchandise offered by our competitors;

•        negative reports and publicity about the waste paper or scrap metal recycling and trading industry;

•        outbreak of viruses or widespread illness, including COVID-19 caused by the novel coronavirus;

•        unemployment levels;

•        minimum wages and debt levels of consumers;

•        access to consumption loans by consumers;

•        consumer confidence in future economic conditions;

•        fluctuations in the financial markets; and

•        natural disasters, war, terrorism and other hostilities.

Reduced consumer confidence and spending cutbacks may result in reduced demand for renewable resources. Reduced demand also may require increased selling and promotional expenses. Adverse economic conditions and any related decrease in consumer demand for renewable resources could have a material adverse effect on our business, financial condition and results of operations. For example, the COVID-19 pandemic has reduced the number of trips consumers make to brick-and-mortar stores, including offline used household appliance stores. The COVID-19 pandemic has also resulted in a severe and negative impact on the Japanese, East Asia, Southeast Asia and the global economy. Negative economic conditions related to this outbreak may limit consumer confidence and the amount of disposable income available to consumers, which may impact our customers’ demand. In addition, unrest, terrorist threats, wars in the Ukraine and the Middle East and the potential for war elsewhere may increase market volatility across the globe. There have also been concerns about the relationship between China and other countries, including but not limited to the surrounding Asian countries, which may potentially have economic impacts. In particular, there is significant uncertainty about the future relationship between the United States and China with respect to trade policies, treaties, government regulations and tariffs. Any severe or prolonged slowdown in the Japanese, East Asia, Southeast Asia or global economy may materially and adversely affect our business, financial condition and results of operations.

In addition, many of the factors identified above also affect commodity rates, transportation costs, interest rates, costs of labor, insurance and healthcare, lease costs, measures that create barriers to or increase the costs associated with international trade, changes in other laws and regulations and other economic factors, all of which may impact our cost of sales, our selling and logistics expenses, and general and administrative expenses, which could have a material adverse effect on our business, financial condition and results of operations.

We are exposed to risks related to concentration of suppliers as we rely on one major supplier, and such concentration may have a material adverse effect on our business, financial condition and results of operations.

In each of the fiscal years ended March 31, 2025 and 2024, one of our suppliers constituted more than 10% of our aggregate purchases, representing 35.67% and 36.58% of our aggregate purchases in the fiscal years ended March 31, 2025 and 2024, respectively. In addition, for the fiscal years ended March 31, 2025 and 2024, purchases from our top five suppliers accounted for 61.70% and 60.13% of our total purchases, respectively.

Due to the concentration of our purchases from our major supplier, any interruption of the operations of our major supplier, any failure of our major supplier to accommodate our growing business scale, any change in cooperation terms, or the deterioration of cooperative relationships with our major supplier may materially and adversely affect our business, financial condition and results of operations. We cannot assure you that we would be able to find replacement suppliers on commercially reasonable terms on a timely basis or at all. See “Business — Our Suppliers” for the material terms of the master supply agreement we entered into with our major supplier.

A significant portion of our total revenue was derived from one major customer. A high concentration of our revenue from the major customer means that loss of business from it may have a significant negative impact on our business and financial performance.

For the fiscal years ended March 31, 2025 and 2024, our major customer accounted for 33.95% and 35.80% of our total revenues, respectively. We cannot assure you that our major customer will continue to purchase the products from us in the future. A high concentration of revenue from our major customer means that loss of business from it may have a material adverse effect on our business, financial condition and results of operations. See “Business — Our Customers” for the material terms of the master sales agreement we entered into with our major customer.

If we are unable to manage our growth or execute our strategies effectively, our business and prospects may be materially and adversely affected.

While our business has demonstrated consistent growth in recent years, there are inherent risks associated with our expansion plans. Although we anticipate continued revenue increase and aim to broaden our scope beyond waste paper and scrap metal categories, as well as expand our cross-border trade operations globally, there is no guarantee that we will effectively manage our growth or successfully execute our strategies. Moreover, the outcomes of our new business initiatives cannot be assured. If we encounter challenges in managing our growth or executing our strategies proficiently, our expansion efforts may not yield the desired results, potentially having a material and adverse impact on our business and prospects. If we are not able to manage our growth or execute our strategies effectively, our expansion may not be successful, and our business, financial condition, results of operations and prospects may be materially and adversely affected.

In addition, our new business initiatives, such as broadening our scope beyond waste paper and scrap metal categories and expanding our cross-border trade operations globally, may subject us to new or different laws, regulations or tax consequences. If we fail to comply with the newly applicable laws, regulations or tax consequences, or complying with them is too burdensome, our expansion may not be successful, and our business, financial condition, results of operations and prospects may be materially and adversely affected.

We rely on third-party logistics service providers to pick up and deliver our products, and our operations could be disrupted if there is any deterioration of our relationships with these third-party logistics service providers.

We rely on third-party logistics service providers to deliver the products from the suppliers to the customers. For domestic delivery, we depend on third-party land logistics service providers, and for export transactions, we are dependent on land logistics service providers for picking up products from the suppliers and transporting the products to the ports and on third-party international ocean freight service providers to ship the products to the designated ports through international ocean freights. As we do not generally enter into long-term logistics services agreements with specific logistics service providers but arrange the delivery of our products by placing fixed-term delivery orders to them on a deal-by-deal basis instead, we may not be successful in negotiating favorable terms pertaining to the cost, capacity, delivery timelines, and other necessary matters for each delivery in the future. If we are compelled to place delivery orders on less favorable terms than we previously and currently have with the third-party logistics service providers we work with, or there are any adverse changes in our relationships with them, our business, financial condition and results of operations may be materially and adversely affected.

In addition, we may be negatively impacted by the potential deterioration in the financial conditions of the third-party logistics service providers we work with. If they become unable or unwilling to deliver our products in sufficient capacities, at favorable prices, on a timely basis due to their financial conditions or otherwise, we would have to identify, qualify, and select acceptable alternative third-party logistics service providers. Alternative third-party logistics service providers may not be available to us when needed or may not be in a position to satisfy our capacity requirements on commercially reasonable terms, or be able to fulfill comparable pricing and timing requirements. Any significant interruption or delay of the third-party logistics service providers in delivering the products would require us to suspend our delivery of products to our customers or increase our shipping costs to make up for delays, if possible, which in turn could reduce our revenue, cause us to incur delay-related liquidated damages or other liabilities to our customers, harm our relationships with our customers, damage our reputation, or cause us to forego potential revenue opportunities, even though pursuant to the delivery orders we generally place to the logistics service providers, we will have the contractual rights to seek reimbursement and compensation from them. Any of the foregoing may materially and adversely affect our business, financial condition and results of operations.

We export our products to serve a broad customer base across East Asia and Southeast Asia and operate an international supply chain by sourcing waste paper from suppliers in the United States to our customers in Malaysia through international ocean freights, which exposes us to various risks relating to long-distance transportation of them.

We export our waste paper, paper pulp and processed and dismantled metal wire to serve a broad customer base across East Asia and Southeast Asia and operate an international supply chain by sourcing waste paper from suppliers in the United States to our customers in Malaysia through international ocean freights. The geographical separation of our suppliers and our customers necessitates constant long-distance transportation of our products. The constant long-distance transportation of our products may expose us to various risks, including (i) an increase in transportation costs, (ii) loss or damage of our products as a result of any accidents that may occur in the transportation process, (iii) delays in the transportation of our products as a result of any severe weather conditions, natural disasters, or other conditions adversely affecting sea traffic, and (iv) disruptions to our sales of products as a result of delays in the transportation of them. While for ocean freights, pursuant to the delivery orders we generally place to the international ocean freight service providers, the risk of loss or damage of the products will be transferred to the customers either when the products are loaded onto the vessel at the departure ports or when the products arrive at the ports designated by the customers, or we may have contractual rights to seek reimbursement and compensation from the ocean freight service providers if any of these risks incurred, they could nevertheless have a material adverse effect on our business, financial condition and results of operations, cause us to incur delay-related liquidated damages or other liabilities to our customers, harm our relationships with our customers, damage our reputation, or compel us to forego potential revenue opportunities.

The differences between our merchandise costs and sales of the products may fluctuate or decline in the future. Any material decrease in such price differences would harm our business, financial condition and results of operations.

Our income generation is primarily derived from the differences between the merchandise costs and sales of renewable resources, primarily waste paper and scrap metal resources. The maintenance and growth of our revenues are contingent upon several key factors, including our ability to engage new suppliers, attract new customers to broaden the customer base, and maintain our relationships with third-party logistics service providers and other participants in the renewable resources recycling value chain.

Maximizing the price differences between acquisition and sale, expanding our sources of supply for renewable resources, reaching end-consumers effectively, and navigating fluctuations in macroeconomic changes are also critical to maintaining our revenue growth. Failure to address these risks and uncertainties adequately and promptly would have a material and adverse impact on our business, financial condition and results of operations.

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in China, where a portion of our products are sold.

Political events, international trade disputes, and other disruptions to international commerce could harm the global economy and adversely affect our business, our customers, and other business partners. Recent shifts in U.S. tariff policies, including increased tariffs on goods imported from China and other regions, as well as the potential for additional protectionist measures, may impact our operations. In the fiscal years ended March 31, 2025 and 2024, we exported paper pulps, old metal appliances and dismantled metal wires to China, and generated $6,756,633 and $2,871,071 from our sales in China, respectively.

Moreover, political uncertainty surrounding international trade disputes, particularly the ongoing tension between the U.S. and China, could damage customer confidence and decision-making, leading to a material adverse effect on our business. Such uncertainty may also limit our access to new business opportunities, negatively impacting our operations. Additionally, current and potential future actions by the U.S. or the PRC that affect trade relations could contribute to global economic instability, which may harm our markets, our business, or our financial performance. The financial condition of our customers could also be adversely affected by trade-related disruptions, and we cannot predict the extent or form of future actions or escalations. Any of the foregoing may materially and adversely affect our business, financial condition and results of operations.

Our business depends on the continued success of our brand, and if we fail to maintain and enhance the recognition of our brand, we may face difficulty increasing our network of suppliers, customers and other business partners, and our reputation and operating results may be harmed.

We believe that market awareness of our brand, “Seahawk,” has contributed significantly to the success of our business. Maintaining and enhancing our brand is critical to our efforts to increase our network of suppliers, customers and other business partners.

Our ability to attract suppliers, customers and other business partners depends on investment in our brand and our efforts to maintain good relationships with existing suppliers, customers and other business partners. In addition, a failure by our customers to distinguish between our brand and the products provided by our competitors may result in a reduction in revenue, profit, and margins. If we are unable to further enhance our brand recognition, we may not be able to attract new customers successfully or efficiently, and our business, financial condition and results of operations may be materially and adversely affected.

In addition, negative publicity about our business, products, shareholders, affiliates, directors, officers, and other employees, and the industry in which we operate, can harm the recognition of our brands or reputation. Negative publicity, regardless of merits, concerning the foregoing could be related to a wide variety of matters, including, but not limited to:

•        alleged misconduct or other improper activities committed by our directors, officers, other employees, and business partners, including misrepresentation made by our employees to potential business partners and customers during sales and marketing activities, and other fraudulent activities to artificially inflate the popularity of our products and services offerings;

•        false or malicious allegations or rumors about us or our directors, shareholders, affiliates, officers, other employees and business partners;

•        complaints by customers, or business partners about our products, and sales and marketing activities;

•        security breaches of confidential supplier, customer, employee or business partner information;

•        employment-related claims relating to alleged employment discrimination, wage, and hour violations; and

•        governmental and regulatory investigations or penalties resulting from our failure to comply with applicable laws and regulations.

In addition to traditional media, there has been increasing use of social media platforms and similar devices globally, including instant messaging applications, social media websites, and other forms of internet-based communications that provide individuals with access to a broad audience of consumers and other interested persons. The availability of information on instant messaging applications and social media platforms is virtually immediate, as is its impact, without affording us an opportunity for redress or correction. The opportunity for dissemination of information, including inaccurate information, is readily available. Information concerning our Company, shareholders, affiliates, directors, officers, other employees, and business partners may be posted on such platforms at any time. The risks associated with any such negative publicity or incorrect information cannot be completely eliminated by our strategies to maintain our brand integrity and may materially harm the recognition of our brand, our reputation, business, financial condition and results of operations.

We may be subject to litigation and regulatory investigations and proceedings and may not always be successful in defending ourselves against such claims or proceedings.

Along with the growth and expansion of our business, we may be involved in litigation, regulatory proceedings, and other disputes arising outside the ordinary course of our business. Such litigation and disputes may result in claims for actual damages, freezing of our assets, diversion of our management’s attention and reputational damage to us and our management, as well as legal proceedings against our directors, officers, or employees, and the probability and amount of liability, if any, may remain unknown for long periods of time. In market downturns, the number of legal claims and the amount of damages sought in litigation and regulatory proceedings may increase. Our suppliers or customers may also be involved in litigation, investigation or other legal proceedings, some of which may relate to transactions that we participate in, whether or not there has been any fault on our part. An adverse outcome in such litigation or regulatory proceedings could have a material adverse effect on our business, financial condition and results of operations.

We could be adversely affected by a failure to protect our intellectual property.

We have significant intellectual property rights, in particular with respect to our brand, “Seahawk,” and our proprietary transaction matching system. See also “— Our business depends on the continued success of our brand, and if we fail to maintain and enhance the recognition of our brand, we may face difficulty increasing our network of suppliers, customers and other business partners, and our reputation and operating results may be harmed.”

We regard our intellectual property as critical to our success, and we depend, to a large extent, on our ability to develop and maintain our intellectual property rights. To do so, we rely upon a combination of trade secrets, confidential policies, nondisclosure, and other contractual arrangements and copyright, software copyright, patent, trademark, and other intellectual property laws. Despite our efforts to protect our intellectual property rights, the steps we take in this regard might not be adequate to prevent, or deter, infringement or other misappropriation of our intellectual property by competitors, former employees, or other third parties.

Monitoring and preventing any unauthorized use of our intellectual property is difficult and costly, and any of our intellectual property rights could be challenged, invalidated, circumvented, or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages. Litigation or proceedings before governmental authorities, or administrative and judicial bodies may be necessary to enforce our intellectual property rights and to determine the validity and scope of our rights. Our efforts to protect our intellectual property in such litigation and proceedings may be ineffective and could result in substantial costs and diversion of resources and management time, each of which could substantially harm our operating results. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition, results of operations or prospects.

We may be subject to intellectual property claims that create uncertainty about the ownership or use of intellectual property essential to our business and divert our managerial and other resources.

Our success primarily depends on our ability to operate our proprietary transaction matching system without infringing the intellectual property rights of others. Third parties may, in the future, claim our proprietary transaction matching system or our other current or future copyrights, patents, trademarks, technologies, business methods, or processes infringe on their intellectual property rights or challenge the validity of our intellectual property rights. We may be subject to intellectual property infringement claims that would be costly to defend and could limit our ability to use our proprietary transaction matching system or certain critical patents, copyrights, trademarks, or business methods.

The defense and prosecution, if necessary, of intellectual property suits, interference proceedings, and related legal and administrative proceedings can become very costly and may divert our management personnel from their normal responsibilities. We may not prevail in any of these suits or proceedings. An adverse determination of any litigation or defense proceedings could require us to pay substantial compensatory and punitive damages, could restrain us from using our proprietary transaction matching system or other critical patents, copyrights, patents, trademarks, business methods, or processes, and could result in us losing or not gaining valuable intellectual property rights.

Furthermore, due to the voluminous amount of discovery frequently conducted in connection with intellectual property litigation, some of our confidential information could be disclosed to competitors during this type of litigation. In addition, public announcements of the results of hearings, motions, or other interim proceedings or developments in the litigation could be perceived negatively by investors and thus have an adverse effect on the trading price of our Class A Ordinary Shares.

Any of the foregoing may materially and adversely affect our business, financial condition and results of operations.

Our current insurance policies may not provide adequate levels of coverage against all claims and we may incur losses that are not covered by our insurance.

We believe we maintain insurance coverage that is customary for businesses of our size and type. However, we may be unable to insure against certain types of losses or claims, or the cost of such insurance may be prohibitive. Uninsured losses or claims, if they occur, could have a material adverse effect on our reputation, business, financial condition, results of operations or prospects.

Our operations are subject to natural disasters, adverse weather conditions, operating hazards, and labor disputes.

We may experience earthquakes, floods, typhoons, power outages, labor disputes, or similar events beyond our control that would affect our operations. Some of our suppliers’ manufacturing processes involve the use of hazardous equipment, and they may also use, store, and generate volatile and otherwise dangerous chemicals and wastes during their manufacturing processes, which are potentially destructive and dangerous if not properly handled or in the event of uncontrollable or catastrophic circumstances, including operating hazards, fires and explosions, natural disasters, adverse weather conditions, and major equipment failures, for which we cannot obtain insurance at a reasonable cost or at all.

In addition, since most of our suppliers are located in Japan, the occurrence of any natural disaster, unanticipated catastrophic event, or unexpected accident in Japan could result in production curtailments, shutdowns, or periods of reduced production, which could significantly disrupt our business operations, cause us to incur additional costs, and affect our ability to deliver our products to our customers as scheduled, which could materially and adversely affect our business, financial condition and results of operations.

Our results could be harmed if compliance with new environmental regulations or import and export regulations and policies becomes too burdensome.

The manufacturing processes of some of our suppliers may result in the creation of hazardous and/or toxic wastes. Our suppliers are subject to Japanese governmental regulations related to the use, storage, and disposal of such hazardous wastes.

The amounts of their hazardous waste may increase in the future as the manufacturing operations increase, and therefore, their cost of compliance is likely to increase. Although we believe they are operating in compliance with applicable environmental laws, there is no assurance that they will be in compliance consistently as such laws and regulations, or their interpretation and implementation, may change, or the Japanese government may adopt new laws and regulations. Our suppliers’ failure to comply with newly amended or adopted environmental laws and regulations could result in fines, suspension, or halting production or closure of their manufacturing operations, eventually harming our business. Additionally, our suppliers may incur substantial costs to comply with newly amended or adopted environmental laws and regulations, which may also adversely impact our business.

In addition, although we have received from the Japanese government authorities all requisite permits or licenses needed to engage in our business conducted in Japan as of the date of this prospectus, the Japanese government may amend the relevant currently applicable laws or regulations or adopt new ones to increase additional requirements for us to renew, maintain or obtain our permits or licenses. If we fail to comply with newly amended or adopted environmental laws and regulations or fail to renew, maintain or obtain our permits or licenses in a timely manner, our operation may be subject to suspension, halting or closure, which will materially and adversely affect our business, financial condition and results of operations.

Furthermore, while we are in compliance with the export regulations of Japan and the U.S. and the import regulations of the countries that we export our products to, for example, we only export paper pulps to China because the Chinese government currently prohibits direct export of waste papers, as of the date of this prospectus, these regulations may be amended or new regulations may be adopted due to changes of national policies of Japan, U.S. or other countries that we export our products to. If we fail to comply with newly amended or adopted regulations or fail to adjust our business operations to accommodate them in a timely manner, our operation may be subject to suspension, halting or closure, which will materially and adversely affect our business, financial condition and results of operations.

We are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing military conflict between Russia and Ukraine. Our business, financial condition and results of operations could be materially and adversely affected by any negative impact on the global economy and capital markets resulting from the conflict in Ukraine or any other geopolitical tensions.

U.S. and global markets are experiencing volatility and disruption following the escalation of geopolitical tensions and the start of the military conflict between Russia and Ukraine. On February 24, 2022, a full-scale military invasion of Ukraine by Russian troops was reported. Although the length and impact of the ongoing military conflict is highly unpredictable, the conflict in Ukraine could lead to continuing market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions.

The military conflict in Ukraine has led to sanctions and other penalties being levied by the United States, European Union and other countries, including Japan, against Russia. Additional potential sanctions and penalties have also been proposed or threatened. In addition, if China actively involves itself in or extends support to Russia, there is a potential risk of sanctions and penalties being imposed on China as well by the United States, European Union, and other countries against Russia, including Japan. Because a portion of our products are sold to our customers in China, if Japan imposes sanctions and penalties on China, we may be limited or prohibited from exporting our products into China, leading to a significant disruption of our sales and operation and massive adverse impact on business, results of operations, and financial condition. Although our business has not been impacted by the ongoing military conflict between Russia and Ukraine to date, it is impossible to predict the extent to which our operations, or those of our suppliers, customers and other business partners, will be impacted in the short and long term, or the ways in which the conflict may impact our business, including sanctions and penalties being levied by Japan against China.

Moreover, on October 7, 2023, Hamas, a U.S. designated terrorist organization, launched a series of coordinated attacks from the Gaza Strip onto Israel. On October 8, 2023, Israel formally declared war on Hamas, and the armed conflict is ongoing as of the date of this prospectus. There has also recently been military activity between Israel, the United States and Iran. The extent and duration of these military actions, sanctions and resulting market disruptions that may arise from such events are impossible to predict as of the date of this prospectus, but could be substantial. Any such disruptions may also magnify the impact of other risks described in this prospectus. Any of the foregoing may materially and adversely affect our business, financial condition and results of operations.

Cybersecurity incidents may materially and adversely affect our business.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in recent years. Our sales activities are driven by our proprietary transaction matching system designed to optimize trading efficiency and responsiveness. The system integrates real-time data on supply quantities, demand levels, and market pricing that we gather from public databases, internal client systems, telemarketing, and direct communications, and we plan to invest more resources to further optimize our proprietary transaction matching system with artificial intelligence and develop functions in connection with automatic market data gathering and analyzing. See “Business — Growth Strategies — Optimizing and Developing our Proprietary Transaction Matching System.” This could subject us to cybersecurity risks. To reduce security concerns, we will rely on commercially available systems, software, tools, and monitoring to provide security for processing, transmission, and storage of confidential information.

Despite the security measures and ongoing vigilance we will have in place to protect sensitive information, our systems and those of our third-party service providers may be vulnerable to security breaches, hacker attacks, vandalism, computer viruses, loss or misplacement of data, human error, or other malfunctions and attacks. Such breaches may compromise our network and information stored therein may be accessed, disclosed, lost, or stolen. Advances in computer and software capabilities and encryption technology, new tools, and other developments may increase the risk of a breach or compromise. Technological interruptions would also disrupt our operations, including our ability to timely match transactions, deliver and track product orders, manage our supply chain and otherwise adequately service our customers. In the event we experience significant disruptions, we may be unable to repair our systems in an efficient and timely manner and such events may disrupt or reduce the efficiency of our entire operation for a prolonged period. The occurrence of these incidents could result in diminished internal and external reporting capabilities, impaired ability to process transactions, harm to our control environment, diminished employee productivity, and unanticipated increases in costs, including substantial legal costs in connection with the defending of any lawsuits that may arise from such incidents.

We are increasingly dependent on complex information technology to manage our infrastructure. Our information systems require an ongoing commitment of significant resources to maintain, protect and enhance our existing systems. Failure to maintain or protect our information systems and data integrity effectively could materially and adversely affect our business, financial condition and results of operations.

Risks Related to Our Corporate Structure

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

As an “emerging growth company” under applicable law, we are subject to lessened disclosure requirements. Such reduced disclosure may make our Class A Ordinary Shares less attractive to investors.

For as long as we remain an “emerging growth company”, as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our Class A Ordinary Shares less attractive as a result, there may be a less active trading market for our Class A Ordinary Shares and our Class A Ordinary Share price may be more volatile.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon consummation of the Offering, we will incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the Offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior September 30 and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we may be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We may invest in obtaining director and officer liability insurance. In addition, we may incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

Following the Offering, WISDOM FOCUS GROUP LTD., our controlling shareholder, will continue to own more than a majority of the voting power of our outstanding Ordinary Shares. As a result, WISDOM FOCUS GROUP LTD. will have the ability to control the outcome of matters submitted to the shareholders for approval. Additionally, we may be deemed to be a “controlled company” and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

Upon completion of the Offering, our controlling shareholder, WISDOM FOCUS GROUP LTD., will beneficially own approximately 90.83% of the aggregate voting power of our outstanding Ordinary Shares, among which 14.59% of the voting power stems from 13,506,220 Class A Ordinary Shares and 76.24% stems from 3,529,500 Class B Ordinary Shares it holds,], assuming no exercise of the underwriter’s over-allotment option, or approximately 90.53%, assuming full exercise of the underwriter’s over-allotment option. As a result, WISDOM FOCUS GROUP LTD. will have the ability to control the outcome of matters submitted to the shareholders for approval, including the election of directors and any merger, consolidation, or sale of all or substantially all of our assets. Additionally, we will be deemed to be a “controlled company” under NASDAQ Listing Rule 5615(c).

Under the NASDAQ listing rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to elect to rely, and may rely, on certain exemptions from the obligation to comply with certain corporate governance requirements, including:

•        the requirement that our director nominees must be selected or recommended solely by independent directors; and

•        the requirement that we have a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

Although we do not intend to rely on the “controlled company” exemptions under the NASDAQ listing rules even if we are deemed to be a “controlled company,” we could elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of NASDAQ.

Risks Related to Our Class A Ordinary Shares and The Offering

There has been no public market for our Class A Ordinary Shares prior to the Offering, and if an active trading market does not develop you may not be able to resell our Class A Ordinary Shares at or above the price you paid, or at all.

Prior to this initial public Offering, there has been no public market for our Class A Ordinary Shares. We expect to apply for our Class A Ordinary Shares to be listed on the NASDAQ Capital Market. There is no guarantee that our application will be approved by the NASDAQ Capital Market. If an active trading market for our Class A Ordinary Shares does not develop after the Offering, the market price and liquidity of our Class A Ordinary Shares will be materially adversely affected. You may not be able to sell any Class A Ordinary Shares that you purchase in the Offering at or above the public offering price. Accordingly, investors should be prepared to face a complete loss of their investment.

NASDAQ may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and our insiders will hold a large portion of our listed securities.

NASDAQ Listing Rule 5101 provides NASDAQ with broad discretionary authority over the initial and continued listing of securities in NASDAQ and NASDAQ may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on NASDAQ inadvisable or unwarranted in the opinion of NASDAQ, even though the securities may meet all enumerated criteria for initial or continued listing on NASDAQ. In addition, NASDAQ has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including, but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities, and NASDAQ had concerns that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our initial public offering will be relatively small. We estimate that there will be not more than approximately 10% of the total issued capital in public hands after the listing. The insiders of our Company will still hold a large portion of the Company’s listed securities following the consummation of the Offering. Therefore, we may be subject to the additional and more stringent criteria of NASDAQ for our initial and continued listing, which might cause delay or even denial of our listing application.

The initial public offering price for our Class A Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The initial public offering price does not bear any relationship to our earnings, book value or any other indicia of value. We cannot assure you that the market price of our Class A Ordinary Shares will not decline significantly below the initial public offering price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our Class A Ordinary Shares may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

You will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares purchased.

The initial public offering price of our Class A Ordinary Shares is substantially higher than the (pro forma) net tangible book value per share of our Class A Ordinary Shares. Consequently, when you purchase our Class A Ordinary Shares in the Offering and upon completion of the Offering, you will incur immediate dilution of $[•] per share, assuming an initial public offering price of $5.00, which is the midpoint of the price range as set forth on the cover page of this prospectus. See “Dilution.” In addition, you may experience further dilution to the extent that additional Class A Ordinary Shares are issued upon exercise of outstanding options we may grant from time to time.

The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of our Class A Ordinary Shares in the public market after the completion of the Offering, or the perception that these sales could occur, could adversely affect the market price of our Class A Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. The Class A Ordinary Shares sold in the Offering will be freely tradable without restriction or further registration under the Securities Act, and certain Class A Ordinary Shares held by our existing shareholders may also be sold in the public market in the future, subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements. In particular, as of the date of this prospectus, our existing non-affiliated shareholders collectively hold 6,494,280 Class A Ordinary Shares. If a material part or all of these Class A Ordinary Shares are sold in the public market within a short period, potential market price volatility and downward pressure on the price of our Class A Ordinary Shares may occur. As of the date of this prospectus, an aggregate of 20,000,500 Class A Ordinary Shares is outstanding before the consummation of the Offering and 22,000,500 Class A Ordinary Shares will be outstanding immediately after the consummation of the Offering, assuming no exercise of the underwriter’s over-allotment option, or 22,300,500 Class A Ordinary Shares, if the underwriter exercises its over-allotment option in full. Sales of these Class A Ordinary Shares into the market could cause the market price of our Class A Ordinary Shares to decline.

We do not intend to pay dividends after listing our Class A Ordinary Shares on NASDAQ.

We currently intend to retain all remaining funds and future earnings, if any, for the operations and expansion of the business of the Operating Subsidiary and do not anticipate declaring or paying any dividends on our Class A Ordinary Shares after listing our Class A Ordinary Shares on NASDAQ. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and will be subject to the restrictions contained in any future financing instruments.

If securities or industry analysts do not publish research or reports about our Operating Subsidiary’s business, or if they publish a negative report regarding our Class A Ordinary Shares, the price of our Class A Ordinary Shares and trading volume could decline.

The trading market for our Class A Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or the Operating Subsidiary’s business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrades us, the price of our Class A Ordinary Shares would likely decline. If one or more of these analysts ceases coverage of our Company or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Class A Ordinary Shares and the trading volume to decline.

The market price for our Class A Ordinary Shares may be volatile.

The initial public offering price for our Class A Ordinary Shares may vary from the market price of our Class A Ordinary Shares following our initial public offering. If you purchase our Class A Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Class A Ordinary Shares, or the market price following our initial public offering, will equal or exceed the prices in any privately negotiated transactions of our Class A Ordinary Shares that have occurred from time to time prior to our initial public offering. The market price for our Class A Ordinary Shares may be volatile and subject to wide fluctuations due to factors, such as:

•        the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

•        actual or anticipated fluctuations in our quarterly operating results;

•        changes in financial estimates by securities research analysts;

•        negative publicity, studies or reports;

•        our capability to catch up with the technology innovations in the industry, and maintain such technological innovations, once attained;

•        announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;

•        additions or departures of key personnel;

•        fluctuations of exchange rates between the Japanese yen and the U.S. dollar; and

•        general economic or political conditions in Japan, East Asia and the greater Asia region.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Class A Ordinary Shares.

The dual-class structure of our Ordinary Shares has the effect of concentrating voting control with our chief executive officer, and their interests may not be aligned with the interests of our other shareholders.

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Under this structure, holders of Class A Ordinary Shares are entitled to one vote per Class A Ordinary Share, and holders of Class B Ordinary Shares are entitled to 20 votes per Class B Ordinary Share, which will cause the holders of Class B Ordinary Shares to have an unbalanced, higher concentration of voting power. As of the date of prospectus, Mr. Guanglang Jiang, our Director, Chairman of the Board of Directors, and Chief Executive Officer, and Mr. Shihai Bi, our Director and Chief Financial Officer, beneficially, collectively, own 13,506,220, or 67.53%, of our issued Class A Ordinary Shares and 3,529,500, or 100%, of our issued Class B Ordinary Shares, representing approximately 92.83% of the voting rights in our Company. As a result, until such time as Mr. Guanglang Jiang’s and Mr. Shihai Bi’s voting power is below 50%, Mr. Guanglang Jiang and Mr. Shihai Bi as the controlling shareholders will have a controlling influence over our business, including decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. They may take actions that are not in the best interests of us or our other shareholders. These corporate actions may be taken even if they are opposed by our other shareholders. Further, such concentration of voting power may discourage, prevent, or delay the consummation of change of control transactions that shareholders may consider favorable, including transactions in which shareholders might otherwise receive a premium for their shares. Future issuances of Class B Ordinary Shares may also be dilutive to the holders of Class A Ordinary Shares. As a result, the market price of our Class A Ordinary Shares could be adversely affected.

The dual-class structure of our Ordinary Shares may adversely affect the trading market for our Class A Ordinary Shares.

Several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual-class structure of our Ordinary Shares may cause shareholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could adversely affect the value of our Class A Ordinary Shares.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under BVI law.

We are a company incorporated under the laws of the BVI. Our corporate affairs are governed by our Memorandum and Articles, the BVI Act and the common law of the BVI. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under the BVI law are to a large extent governed by the common law of the BVI. The common law of the BVI is derived in part from comparatively limited judicial precedent in the BVI as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the BVI. The rights of our shareholders and the fiduciary duties of our directors under BVI law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the BVI has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the BVI. In addition, the BVI companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Certain corporate governance practices in the BVI, where our holding company was incorporated, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. We can rely on home country practice with respect to our corporate governance after we complete the Offering. If we choose to follow the BVI’ practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers. See “Risk Factors — Risks Related to Our Class A Ordinary Shares and The Offering — As a foreign private issuer, we are permitted to, and we will, rely on exemptions from certain NASDAQ Stock Exchange corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our Class A Ordinary Shares.”

As a result of the foregoing, public shareholders may have more difficulties in protecting their interests in the face of actions taken by our management, or members of our board of directors than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the BVI Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Shares — Differences in Corporate Law.”

As a foreign private issuer, we are permitted to, and we will, rely on exemptions from certain NASDAQ Stock Exchange corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our Class A Ordinary Shares.

We are exempted from certain corporate governance requirements of the NASDAQ listing rules by virtue of being a foreign private issuer. We are required to provide a brief description of the significant differences between our corporate governance practices and the corporate governance practices required to be followed by domestic U.S. companies listed on NASDAQ. The standards applicable to us are considerably different than the standards applied to domestic U.S. issuers. For instance, we are not required to:

•        have a majority of the governing board be independent (although all of the members of the audit committee must be independent under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act);

•        have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;

•        have regularly scheduled executive sessions with only independent directors; or

•        have executive sessions of solely independent directors each year.

We have relied on and intend to continue to rely on some of these exemptions. As a result, you may not be provided with the benefits of certain corporate governance requirements of NASDAQ.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer upon the completion of the Offering. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of the Offering, we may cease to qualify as a foreign private issuer in the future.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of NASDAQ Capital Market, although we are exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our Class A Ordinary Shares may not be listed or may be delisted, which could negatively impact the price of our Class A Ordinary Shares and your ability to sell them.

We will seek to have our Class A Ordinary Shares approved for listing on the NASDAQ Capital Market upon consummation of the Offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our Class A Ordinary Shares are listed on the NASDAQ Capital Market, we cannot assure you that our Class A Ordinary Shares will continue to be listed on the NASDAQ Capital Market.

In addition, following the Offering, in order to maintain our listing on the NASDAQ Capital Market, we will be required to comply with certain rules of NASDAQ Capital Market, including those regarding minimum shareholders’ equity, minimum share price and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the NASDAQ Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the NASDAQ Capital Market criteria for maintaining our listing, our Class A Ordinary Shares could be subject to delisting.

If the NASDAQ Capital Market delists our Class A Ordinary Shares from trading, we could face significant consequences, including:

•        a limited availability for market quotations for our Class A Ordinary Shares;

•        reduced liquidity with respect to our Class A Ordinary Shares;

•        a determination that our Class A Ordinary Share is a “penny stock,” which will require brokers trading in our Class A Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Share;

•        limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

Because our Operating Subsidiary’s business is conducted in Japanese yen and the price of our Class A Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.

Substantially all of our Operating Subsidiary’s business is conducted in Japan, our books and records are maintained in Japanese yen, which is the currency of Japan, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between the Japanese yen and U.S. dollar affect the value of our assets and the results of our operations in United States dollars. The value of the Japanese yen against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in the Japan’s political and economic conditions and perceived changes in the economy of Japan and the United States. Any significant revaluation of the Japanese yen may materially and adversely affect our cash flows, revenue and financial condition. Further, our Class A Ordinary Shares offered by this prospectus are denominated in United States dollars, we will need to convert the net proceeds we receive into Japanese yen in order to use the funds for the business of our Operating Subsidiary. Changes in the conversion rate between the United States dollar and the Japanese yen will affect that amount of proceeds we will have available for our business.

Volatility in our Class A Ordinary Shares price may subject us to securities litigation.

The market for our Class A Ordinary Shares may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We have broad discretion in the use of the net proceeds from the Offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from the Offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm the business of our Operating Subsidiary.

Our existing shareholders will be able to sell their Class A Ordinary Shares after completion of the Offering subject to restrictions under the Rule 144.

Our existing shareholders may be able to sell their Class A Ordinary Shares under Rule 144 after completion of the Offering. Because these shareholders have paid a lower price per Class A Ordinary Share than participants in the Offering, when they are able to sell their pre-offering shares under Rule 144, they may be more willing to accept a lower sales price than the Offering Price. This fact could impact the trading price of our Class A Ordinary Shares following completion of the Offering, to the detriment of participants in the Offering. Under rule 144, before our existing shareholders can sell their Class A Ordinary Shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of such Class A Ordinary Shares to be sold pursuant to Rule 144 during the pendency of the Offering.

There can be no assurance that we will not be deemed a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our ordinary shares.

A non-U.S. corporation will be a PFIC for any taxable year if either (1) at least 75% of its gross income for such year consists of certain types of “passive” income; or (2) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income. Based on our current and expected income and assets (taking into account the expected cash proceeds from the Offering and our anticipated market capitalization following the Offering), we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the Internal Revenue Service, or IRS, will agree with our conclusion or that the IRS would not successfully challenge our position. Fluctuations in the market price of our Class A Ordinary Shares may cause us to become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test may be determined by reference to the market price of our Class A Ordinary Shares. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in the Offering. If we were to be or become a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder and such U.S. Holder may be subject to additional reporting requirements. For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were or are determined to be a PFIC, see “Taxation — Material U.S. Federal Income Tax Consequences Applicable to U.S. Holders of Our Class A Ordinary Shares — Passive Foreign Investment Company (“PFIC”) Consequences.”

Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud, which may affect the market for and price of our Class A Ordinary Share.

To implement Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on the company’s internal control over financial reporting. Prior to filing the registration statement of which this prospectus is a part, we were a private company with limited accounting personnel and other resources for addressing our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. Our independent registered public accounting firm did not conduct an audit of our internal control over financial reporting. However, in connection with the audits of our consolidated financial statements as of March 31, 2025 and 2024, we and our independent registered public accounting firms identified certain material weaknesses in our internal control over financial reporting PCAOB of the United States. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses identified related to (1) our lack of sufficient full-time personnel with appropriate levels of accounting knowledge and experience to monitor the daily recording of transactions, address complex U.S. GAAP accounting issues and to prepare and review financial statements and related disclosures under U.S. GAAP; (2) a lack of an effective review process by the accounting manager which led to audit adjustments to the financial statements; and (3) lack of risk assessment in accordance with the requirement of COSO 2013 framework.

We intend to implement measures designed to improve our internal control over financial reporting to address the underlying causes of these material weaknesses, including i) hiring qualified accounting personnel with relevant U.S. GAAP and SEC reporting experience and qualifications to strengthen the financial reporting function and to set up a financial and system control framework; ii) implementing regular and continuous U.S. GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel; iii) establishing an internal audit team as well as engaging an external consulting firm to assist us with assessment of Sarbanes-Oxley compliance requirements and improvement of overall internal control and iv) appointing independent directors, establishing an audit committee and strengthening corporate governance.

We will be subject to the requirement that we maintain internal controls and that management perform periodic evaluation of the effectiveness of the internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, our business, our financial condition, results of operations and prospects, as well as the market for and trading price of our Class A Ordinary Shares, may be materially and adversely affected if we do not have effective internal controls. Before the Offering, we were a private company with limited resources. As a result, we may not discover any problems in a timely manner and current and potential shareholders could lose confidence in our financial reporting, which would harm the business of the Operating Subsidiary and the trading price of our Class A Ordinary Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing our Class A Ordinary Shares and may make it more difficult for us to raise funds in a debt or equity financing.

Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our Class A Ordinary Share price may decline and we may be unable to maintain compliance with the NASDAQ Listing Rules.

The price of our Class A Ordinary Shares could be subject to rapid and substantial volatility, and such volatility may make it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Class A Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

In addition, if the trading volumes of our Class A Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Class A Ordinary Shares. This low volume of trades could also cause the price of our Class A Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. A decline in the market price of our Class A Ordinary Shares also could adversely affect our ability to issue additional shares of Class A Ordinary Shares and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Class A Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Class A Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and software and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•        future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

•        our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our goals;

•        current and future economic and political conditions;

•        our expectations regarding demand for and market acceptance of our services and the services with which we assist in the distributions;

•        our expectations regarding our client base;

•        our ability to procure the applicable regulatory licenses in the relevant jurisdictions in which we operate;

•        competition in our industry;

•        relevant government policies and regulations relating to our industry;

•        our capital requirements and our ability to raise any additional financing which we may require;

•        our ability to protect our intellectual property rights and secure the right to use other intellectual property that we deem to be essential or desirable to the conduct of business;

•        our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

•        overall industry and market performance;

•        the spread of COVID-19 and its new variants; and

•        other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect the business of our Operating Entity, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The relevant industries in Japan and greater Asia, may not grow at the rate projected by market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on the business of the Operating Entity and the market price of our Class A Ordinary Shares. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the BVI to take advantage of certain benefits associated with being a BVI business company, such as:

•        political and economic stability;

•        an effective judicial system;

•        a favorable tax system;

•        the absence of exchange controls or currency restrictions; and

•        the availability of professional and support services.

However, certain disadvantages accompany incorporation in the BVI. These disadvantages include, but are not limited to:

•        the BVI has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

•        BVI companies may not have standing to sue before the federal courts of the United States.

Our Memorandum and Articles do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

All of our directors are non-U.S. residents, and a substantial portion of our assets and the personal assets of our directors and executive officers are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Ogier, our BVI counsel, and City-Yuwa Partners, our Japanese counsel, have advised us that there is uncertainty as to whether the courts of the BVI or Japan would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the BVI or Japan against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is uncertainty with regard to BVI law as to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the BVI as penal or punitive in nature. If such a determination is made, the courts of the BVI are also unlikely to recognize or enforce the judgment against a BVI company. Because the courts of the BVI have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the BVI. Ogier has advised us that although there is no statutory enforcement in the BVI of judgments obtained in the federal or state courts of the United States, in certain circumstances a judgment obtained in such jurisdiction may be recognized and enforced in the courts of the BVI at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the High Court of the BVI, provided such judgment:

•        is given by a foreign court of competent jurisdiction and such foreign court had proper jurisdiction over the parties subject to such judgment;

•        imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

•        is final;

•        no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI;

•        is not in respect of taxes, a fine, a penalty or similar fiscal or revenue obligations of the company;

•        was not obtained in a fraudulent manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the BVI.

In appropriate circumstances, a BVI Court may give effect in the BVI to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

City-Yuwa Partners has further advised us that foreign judgments of United States courts will not be directly enforced in Japan as there are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Japan and the United States. As a result, a judgment of a foreign court including U.S. and BVI may be enforced in a court of Japan, without further consideration of the merits of the case, only if all of the following conditions are satisfied:

(a)     the foreign judgment concerned is duly obtained and is final and conclusive;

(b)    the jurisdiction of the foreign court has not been precluded by any law, order or treaty;

(c)     service of process has been duly effected on the party against which such judgment is to be enforced in Japan other than by public notice or some other similar method, or the counterparty has appeared in the relevant proceedings in the foreign jurisdiction without receiving service thereof;

(d)    the foreign judgment concerned (including the court procedures leading to such judgment) is not contrary to public order or good moral doctrine in Japan;

(e)     judgments of the Japanese courts receive reciprocal treatment in the courts of the foreign jurisdiction concerned; and

(f)     the dispute resolved by the foreign judgment has not been resolved by a judgment given by a Japanese court and is not being litigated before a Japanese court.

OUR HISTORY AND CORPORATE STRUCTURE

Our Corporate History

The Operating Entity was established on March 5, 2013, as a limited company under the laws of Japan.

Top Edge was established on February 18, 2022, as a business company with limited liability incorporated in the BVI that does not have active operations as of the date of this prospectus.

Before the completion of the Offering, we completed a reorganization of our corporate structure in the following steps:

•        on February 27, 2025, the Company was incorporated under the laws of the BVI as an exempted company with limited liability;

•        on March 10, 2025, the Company acquired 100% of the equity interests in the Operating Entity from its original shareholders; and

•        on March 27, 2025, the Company acquired 100% of the equity interests in Top Edge from its original shareholders.

Consequently, the Company, through a restructuring which is accounted for as a reorganization of entities under common control, became the ultimate holding company of all other entities mentioned above.

Our Corporate Structure

The following diagram illustrates our corporate structure as of the date of this prospectus and upon the completion of the Offering, based on a proposed offering of 2,000,000 Class A Ordinary Shares, assuming the underwriter does not exercise its over-allotment option.

____________

Notes: All percentages reflect the voting ownership interests instead of the equity interests held by each of our shareholders given that each holder of Class B Ordinary Shares will be entitled to 20 votes per Class B Ordinary Share and each holder of Class A Ordinary Shares will be entitled to one vote per Class A Ordinary Share.

(1)      Represents 13,506,220 Class A Ordinary Shares and 3,529,500 Class B Ordinary Shares indirectly held by Guanglang Jiang, our Director, Chairman of the Board of Directors, and Chief Executive Officer, and Shihai Bi, our Director and Chief Financial Officer, the 49% beneficial owner and the 51% beneficial owner, respectively, of WISDOM FOCUS GROUP LTD., as of the date of this prospectus.

(2)      Represents 2,117,700 Class A Ordinary Shares indirectly held by Xiaoyu Zhao, the 100% beneficial owner of Kumo Capital Limited, as of the date of this prospectus.

(3)      Represents 1,129,440 Class A Ordinary Shares indirectly held by Kunliang Xu, the 100% beneficial owner of HONOUR GLOBAL GROUP LIMITED, as of the date of this prospectus.

(4)      Represents 1,129,440 Class A Ordinary Shares indirectly held by Gaofei Ma, the 100% beneficial owner of Takumi Green Group Ltd., as of the date of this prospectus.

(5)      Represents 1,058,850 Class A Ordinary Shares indirectly held by Lixuan Ke, the 100% beneficial owner of LINK POWER VENTURES LIMITED, as of the date of this prospectus.

(6)      Represents 1,058,850 Class A Ordinary Shares indirectly held by Nini Deng, the 100% beneficial owner of Midori Earth Holdings Limited, as of the date of this prospectus.

USE OF PROCEEDS

Based upon the assumed initial public offering price of $5.00 per Class A Ordinary Share, representing the midpoint of the estimated price range set forth on the cover page of this prospectus, we estimate that we will receive net proceeds from our issuance and sale of 2,000,000 Class A Ordinary Shares in the Offering of approximately US$[    ] million, after deducting underwriting discounts and non-accountable expenses and the estimated Offering expenses payable by us, if the underwriter does not exercise their over-allotment option, and approximately US$[    ] million, if the underwriter exercises its over-allotment option in full.

We plan to use the net proceeds we receive from the Offering for the following purposes*:

Use of Proceeds	Percentage of the net proceeds
Global market expansion and localized operations(1)	30%
Research, development, and optimization of AI-powered trading/matching system(2)	20%
Expansion into new recyclable categories and product line development(3)	15%
Domestic and international facility investment and environmental certification(4)	20%
General working capital and financial stability reserves(5)	15%

____________

Note:

(1)      Approximately US$[    ] million, after deducting underwriting discounts and non-accountable expenses and the estimated Offering expenses payable by us, if the underwriter does not exercise its over-allotment option, and approximately US$[    ] million, if the underwriter exercises its over-allotment option in full.

(2)      Approximately US$[    ] million, after deducting underwriting discounts and non-accountable expenses and the estimated Offering expenses payable by us, if the underwriter does not exercise its over-allotment option, and approximately US$[    ] million, if the underwriter exercises its over-allotment option in full.

(3)      Approximately US$[    ] million, after deducting underwriting discounts and non-accountable expenses and the estimated Offering expenses payable by us, if the underwriter does not exercise its over-allotment option, and approximately US$[    ] million, if the underwriter exercises its over-allotment option in full.

(4)      Approximately US$[    ] million, after deducting underwriting discounts and non-accountable expenses and the estimated Offering expenses payable by us, if the underwriter does not exercise its over-allotment option, and approximately US$[    ] million, if the underwriter exercises its over-allotment option in full.

(5)      Approximately US$[    ] million, after deducting underwriting discounts and non-accountable expenses and the estimated Offering expenses payable by us, if the underwriter does not exercise its over-allotment option, and approximately US$[    ] million, if the underwriter exercises its over-allotment option in full.

Global market expansion and localized operations

We plan to establish subsidiaries in Southeast Asia, build local sales and compliance teams, and enhance regional supply chain capabilities and customer response time, which we estimate will likely incur an expense of approximately $[    ] million per year.

Research, development, and optimization of AI-powered trading/matching system

We plan to independently develop an AI-powered trading/matching system and build an intelligent supply chain platform to enable automatic market data collection, smart matching, and optimized pricing; establish a scalable Software as a Service platform framework, which we estimate will likely incur an expense of approximately $[    ] million per year.

Expansion into new recyclable categories and product line development

We plan to invest in new equipment and team training to enter into new recyclable categories such as waste plastic, waste glass, and organic waste, expanding product coverage and customer service capabilities, which we estimate will likely incur an expense of approximately $[    ] million per year.

Domestic and international facility investment and environmental certification

We plan to build or acquire processing facilities in Japan or other countries to develop in-house processing capacity and ensure compliance with domestic and international environmental standards and certifications, which we estimate will likely incur an expense of approximately $[    ] million per year.

General working capital and financial stability reserves

We aim to reserve a portion of net proceeds from the Offering for general working capital and financial stability reserves needs and use as daily operations, including but not limited to, funding prepaid logistics costs, team expansion, and liquidity buffers to enhance financial flexibility. This can serve as a buffer to deal with the fluctuating economic environment and at the same time provide a stable finance backup for daily operational use.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of the Offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of the Offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of the Offering differently than as described in this prospectus. To the extent that the net proceeds we receive from the Offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments. These investments may have a material adverse effect on the U.S. federal income tax consequences of an investment in our Class A Ordinary Shares. It is possible that we may become a passive foreign investment company for U.S. federal income taxpayers, which could result in negative tax consequences to you. These consequences are discussed in more detail in “Taxation” on page 104.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Class A Ordinary Shares. We do not have any present plan to pay any cash dividends on our Class A Ordinary Shares in the foreseeable future after the Offering. We currently intend to retain most, if not all, of our available funds and any future earnings to support operations and to finance the growth and development of the Operating Entity’s business.

As disclosed above, we currently intend to retain all of their respective remaining funds and future earnings, if any, for the operations and expansion of the business of the Operating Entity and do not anticipate declaring or paying any dividends after listing our Class A Ordinary Shares on NASDAQ. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

We do not plan to pay any dividends out of our retained earnings after listing our Class A Ordinary Shares on NASDAQ, as of the date of this prospectus.

Subject to the BVI Act and our Memorandum and Articles, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend payment, the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further BVI statutory restriction on the amount of funds which may be distributed by us as dividend payments.

If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Operating Entity.

Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars.

Under the current practice of the Inland Revenue Department of Japan, no tax is generally payable in Japan in respect of dividends paid by us to non-residents in Japan. See “Regulations — Taxation” on page 82 and “Taxation — Japanese Taxation” on page 109.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2025:

•        on an actual basis;

•        on an adjusted basis, giving effect to the issuance and sale of 2,000,000 Class A Ordinary Shares by us in the Offering at the assumed initial public offering price of $5.00 per Class A Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts to the underwriter and other estimated offering expenses payable by us, assuming no exercise of the underwriter’s over-allotment option; and

•        on an adjusted basis, giving effect to the issuance and sale of 2,300,000 Class A Ordinary Shares by us in the Offering at the assumed initial public offering price of $5.00 per Class A Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts to the underwriter and other estimated offering expenses payable by us, assuming the full exercise of the underwriter’s over-allotment option.

You should read this table together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of March 31, 2025
	Actual	Adjusted(1) (Over-allotment option not exercised)	Adjusted(1) (Over-allotment option exercised in full)
	US$	US$	US$
Cash and cash equivalents	1,645,553	9,785,040	11,165,040
Long-term borrowings (current portion and non-current portion)	3,679,233	3,679,233	3,679,233

Shareholders’ equity
Class A Ordinary Shares (no par value; unlimited shares authorized, 20,000,500 Class A Ordinary Shares issued and outstanding as of March 31, 2025(2), actual; 22,000,500 shares issued and outstanding, as adjusted over-allotment option not exercised; 22,300,500 shares issued and outstanding, as adjusted over-allotment option exercised in full)	—	—	—
Class B Ordinary Shares (no par value; unlimited shares authorized, 3,529,500 Class B Ordinary Shares issued and outstanding as of March 31, 2025(2))	—	—	—
Additional paid-in capital	1,043,533	9,183,020	10,563,020
Retained earnings	2,220,848	2,220,848	2,220,848
Accumulated other comprehensive loss	(638,091)	(638,091)	(638,091)
Total shareholders’ equity	2,626,290	10,765,777	12,145,777
Total capitalization	6,305,523	14,445,010	15,825,010

____________

(1)      The as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of the Offering determined at pricing. Based upon the assumed initial public offering price of $5.00 per Class A Ordinary Share, representing the midpoint of the estimated price range set forth on the cover page of this prospectus, we estimate that the net proceeds we will receive, after deducting the underwriting discounts, non-accountable expense allowance, deferred IPO costs, and estimated offering expenses payable by us will be approximately $8.1 million, if the underwriter’s over-allotment option is not exercised, and $9.5 million, if the Underwriter’s over-allotment option is exercised in full.

(2)      On September 9, 2025, the shareholders of the Company approved a share split of the outstanding Class A Ordinary Shares and Class B Ordinary Shares, both at a ratio of 1:2,353, which became effective immediately, resulting in 20,000,500 Class A Ordinary Shares and 3,529,500 Class B Ordinary Shares issued and outstanding after the share split.

DILUTION

If you invest in our Class A Ordinary Shares, your interest will be diluted for each Class A Ordinary Share you purchase to the extent of the difference between the initial public offering price per Class A Ordinary Share and our net tangible book value per Class A Ordinary Share after the Offering. Dilution results from the fact that the initial public offering price per Class A Ordinary Share is substantially in excess of the net tangible book value per Class A Ordinary Share attributable to the existing shareholders for our presently outstanding Class A Ordinary Shares.

Our negative net tangible book value as of March 31, 2025 was $2,222,110, or $0.11 per Class A Ordinary Share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the adjusted net tangible book value per Class A Ordinary Share from the initial public offering price per Class A Ordinary Share and after deducting the estimated underwriting discounts and non-accountable expenses to the underwriter and the estimated offering expenses payable by us.

After giving further effect to our sale of Class A Ordinary Shares in the Offering at an assumed initial public offering price of $5.00 per Class A Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2025 is approximately $10,361,597, or approximately $0.47 per Class A Ordinary Share. This represents an immediate increase in as adjusted net tangible book value per Class A Ordinary Share of $0.36 to our existing shareholders and an immediate dilution in as adjusted net tangible book value per Class A Ordinary Share of approximately $4.53 to new investors purchasing Class A Ordinary Shares in the Offering. The following table illustrates this dilution on a per Class A Ordinary Share basis:

The following table illustrates this dilution on a per Class A Ordinary Share basis.

	Post- Offering(1)		Full Exercise of Over-Allotment Option
Assumed Initial public offering price per Class A Ordinary Share	US$	5.00	US$	5.00
Net tangible book value per Class A Ordinary Share as of March 31, 2025	US$	0.11	US$	0.11
As adjusted net tangible book value per Class A Ordinary Share attributable to payments by new investors	US$	0.36	US$	0.42
Pro forma net tangible book value per Class A Ordinary Share immediately after the Offering	US$	0.47	US$	0.53
Amount of dilution in net tangible book value per Class A Ordinary Share to new investors in the Offering	US$	4.53	US$	4.47

____________

(1)      Assumes that the underwriter’s over-allotment option has not been exercised.

If the underwriter exercises its over-allotment option in full, the pro forma as adjusted net tangible book value per Class A Ordinary Share after the Offering would be US$0.53, the increase in net tangible book value per Class A Ordinary Share to existing shareholders would be US$0.42, and the immediate dilution in net tangible book value per Class A Ordinary Share to new investors in the Offering would be US$4.47.

To the extent that we issue additional Class A Ordinary Shares in the future, there will be further dilution to new investors participating in the Offering.

The following table summarizes, on an as adjusted basis as of March 31, 2025, the differences between existing shareholders and the new investors, the total consideration paid and the average price per Class A Ordinary Share before deducting the estimated underwriting discounts and non-accountable expenses to the underwriter and the estimated offering expenses payable by us.

Over-allotment option not exercised	Class A Ordinary Shares purchased		Total consideration		Average price per ordinary share
	Number	Percent	Amount	Percent
Existing shareholders	20,000,500	91%	$1,043,533	9%	$0.05
New investors	2,000,000	9%	$10,000,000	91%	$5.00
Total	22,000,500	100%	$11,043,533	100%	$0.50
Over-allotment option exercised in full	Class A Ordinary Shares purchased		Total consideration		Average price per ordinary share
	Number	Percent	Amount	Percent
Existing shareholders	20,000,500	90%	$1,043,533	8%	$0.05
New investors	2,300,000	10%	$11,500,000	92%	$5.00
Total	22,300,500	100%	$12,543,533	100%	$0.56

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations in conjunction with the consolidated financial statements and the notes to those statements included elsewhere in this prospectus. The discussion in this prospectus contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this prospectus should be read as applying to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed here. Factors that could cause or contribute to these differences include those discussed in “Risk Factors,” as well as those discussed elsewhere. See “Risk Factors” and “Disclosure Regarding Forward-Looking Statements.”

Overview

Headquartered in Tokyo, Japan, we are an international recycling company dedicated to advancing sustainable material solutions across East Asia and Southeast Asia. As a committed advocate for environmental sustainability, we have devoted ourselves to promoting the development of a low-carbon and zero-waste global green circular economy by engaging in the trading of recyclable resources such as waste paper and scrap metal.

Our operations are structured around two core business segments: waste paper recycling and scrap metal recycling.

Under our waste paper recycling business, we operate across both the domestic Japanese and international markets by trading two main product categories: waste paper and paper pulp. We source waste papers from collection companies in Japan and supply them to recycled pulp mills or trading companies. In parallel, we purchase paper pulps from recycled pulp mills and supply them to paper manufacturers or trading companies. While our waste paper transactions are primarily domestic, our paper pulp exports serve a broad customer base across East Asia and Southeast Asia. During the fiscal years ended March 31, 2025 and 2024, we generated $17,697,546 and $12,683,826 from the sale of waste papers and paper pulps that we sourced from suppliers in Japan, respectively, which accounted for 27.1% and 24.9% of our total revenue for the fiscal years ended March 31, 2025 and 2024, respectively.

We also conduct cross-border transactions under our waste paper recycling business by procuring waste paper from suppliers in the U.S. and arranging for direct shipments to pulp mills or paper manufacturers in Malaysia. This model exemplifies our ability to execute seamless global logistics operations and supply chain coordination. During the fiscal years ended March 31, 2025 and 2024, we generated $1,906,229 and $102,893 from the sale of waste papers that we sourced from suppliers in the U.S., respectively, which accounted for 2.9% and 0.2% of our total revenue for those periods, respectively.

Our scrap metal recycling business focuses on the trade of dismantled metal wires and old metal appliances such as motors, engines, air conditioners and refrigerators. For old metal appliances, we acquire these materials from collection companies and supply them to smelters or trading companies, while for dismantled metal wires, we purchase processed and dismantled metal wires such as copper wires, aluminum wires, brass wires and iron wires, from dismantling factories, and then sell them to smelters, or trading firms. While the operations under our scrap metal recycling business are primarily concentrated within Japan due to the heavier nature of these materials, we also export a portion of our dismantled metal wires to our customers in East Asia and Southeast Asia. During the fiscal years ended March 31, 2025 and 2024, we generated $45,599,553 and $38,217,051 from the sale of old metal appliances and dismantled metal wires, respectively, which accounted for 69.7% and 74.9% of our total revenue for the fiscal years ended March 31, 2025 and 2024, respectively. Our sales operations are powered by our proprietary transaction matching system that integrates real-time market data such as the quantity of supply and demand and transaction prices that we gather through public platforms, client systems, telemarketing and direct communications. Our proprietary system enables us to match optimal supply and demand combinations efficiently, and our sales staff would then contact the matched suppliers and customers through telephone calls, emails, instant messaging software, or other means to lock in transactions. Once our purchase from the matched supplier and sale to the matched customer of the product are both confirmed, we coordinate with logistics service providers to deliver products to customers.

For export transactions, we manage the full logistics chain from supplier pickup and port delivery to international shipping, allowing us to ensure timely and cost-effective deliveries. We intentionally maintain flexibility by avoiding long-term commitments with specific logistics service providers, enabling us to select transport partners based on pricing, capacity, lead time, and service quality for each transaction. Typically, domestic deliveries are completed within one week of order placement, while international deliveries are fulfilled within one to three months, depending on destination and shipping conditions.

Our net income for the fiscal year ended March 31, 2025 amounted to $1,216,978, which is the combination of our income from operations of $755,600, total other income of $850,668 and income tax expense of $389,290, and our net loss for the fiscal year ended March 31, 2024 amounted to $302,889, which is the combination of our loss from operations of $641,093, total other income of $178,037 and income tax benefit of $160,167, respectively.

Key Factors that Affect Our Results of Operations

Our results of operations are subject to a variety of external and internal factors that influence both our revenue generation and cost structure. These include macroeconomic trends in Japan, East Asia, and Southeast Asia, demand for recyclable materials, changes in supply chain logistics, and our ability to maintain and expand supplier and customer relationships. In particular, the following key factors have had, and are expected to continue to have, a material impact on our financial condition and results of operations.

Industry Fragmentation and Regulatory Complexity

The recyclable resources industry in Japan is highly fragmented, with more than 110,000 market participants involved in various stages such as collection, sorting, and processing. While large industrial groups dominate some downstream activities, market entry is limited by licensing hurdles, local supplier dependencies, and strict environmental regulations. Our ability to scale within this fragmented landscape, while maintaining compliance and competitiveness, materially affects our growth prospects.

Product and Geographic Diversification

We operate across both waste paper and scrap metal categories and conduct cross-border trade across Japan, East Asia, Southeast Asia, and North America. This dual diversification mitigates concentration risks, helps us smooth cyclical volatility, and contributes to the stability of our operations.

Commitment to Environmental Compliance and Green Economy

We are committed to promoting resource reuse and aligning our operations with Japan’s 2050 carbon neutrality goals. This green positioning has helped us attract customers and improve market credibility, supporting revenue opportunities in an increasingly ESG-oriented economy.

Brand Development and Market Awareness

Our future growth depends in part on enhancing the visibility and credibility of our brand among suppliers and customers. Limited brand recognition could constrain our ability to expand business partnerships and may impact our ability to acquire or retain customers efficiently.

Supply Chain and Revenue Concentration Risks

Our business operations depend on a limited number of major suppliers and customers. While we continue to expand our network, our results of operations could be adversely affected by disruptions, changes in contractual terms, or deteriorating relationships with key trading partners.

Macroeconomic and Geopolitical Risks

Our results are sensitive to economic slowdowns, fluctuations in consumer demand, inflation, geopolitical conflicts, and trade restrictions in Japan and our key international markets. Events such as the COVID-19 pandemic, Middle East conflicts, and regional instability may negatively impact supply chains and customer demand.

Key Components of Results of Operations

Revenues

Our revenues are derived principally from (i) recycling sales, primarily consisting of sales of waste paper and scrap metal, and (ii) technology licensing revenues. For the years ended March 31, 2025 and 2024, our total revenues were approximately US$65.40 million and approximately US$51.00 million, respectively. The following table sets forth a breakdown of our revenues, in absolute amounts and as percentages of total revenues, for the periods indicated. Our revenues increased from approximately US$51.00 million for the year ended March 31, 2024 to approximately US$65.40 million for the year ended March 31, 2025 primarily driven by a 17% increase in average selling price of waste paper, a 39% increase in the average selling price of scrap metal, and a 31% increase in the sales volume of waste paper, partially offset by a 14% decrease in sales volume of scrap metal.

	For the Years Ended March 31,				Variance
	2025		2024		Amount	Percentage
	US$	%	US$	%	US$	%
Revenues
Recycling sales	65,203,328	99.7	51,003,770	100.0	14,199,558	27.8
Technology licensing	196,666	0.3	—	—	196,666	N/A *
Total revenues	65,399,994	100.0	51,003,770	100.0	14,396,224	28.2

Cost of revenues

Our cost of revenues consists of costs directly related to revenue-generating activities, primarily including recycling procurement costs, freight-in costs, technology licensing costs and payroll costs. For the years ended March 31, 2025 and 2024, our total cost of revenues were approximately US$62.77 million and approximately US$50.04 million, respectively. The following table sets forth a breakdown of our cost of revenues presented by cost categories, in absolute amounts and as percentages of total revenues, for the periods indicated. Our cost of revenues increased by approximately US$12.73 million from the year ended March 31, 2024 to the year ended March 31, 2025. The increase in cost of revenues was primarily due to a 31% increase in the sales volume of waste paper, partially offset by a 14% decrease in the sales volume of scrap metal.

	For the Years Ended March 31,				Variance
	2025		2024		Amount	Percentage
	US$	%	US$	%	US$	%
Cost of revenues
Recycling procurement cost	62,114,000	95.0	49,398,918	96.9	12,715,082	25.7
Freight-in cost	579,376	0.9	576,211	1.1	3,165	0.5
Technology license amortization	16,167	—	—	—	16,167	N/A *
Others	56,586	0.1	65,387	0.1	(8,801)	(13.5)
Total cost of revenues	62,766,129	96.0	50,040,516	98.1	12,725,613	25.4

Gross profit and gross profit margin

Gross profit represents revenues less cost of revenues. Gross profit margin represents gross profit as a percentage of our revenues. For the years ended March 31, 2025 and 2024, our gross profit were approximately US$2.63 million and approximately US$0.96 million, with a gross margin of 4.0% and 1.9%, respectively. Our gross profit is primarily affected by our ability to generate revenues and the fluctuation of our costs. The table below sets forth our gross profit and gross profit margins with respect to revenue streams for the periods indicated.

	For the Years Ended March 31,				Variance
	2025		2024		Amount	Percentage
	US$	Margin %	US$	Margin %	US$	%
Gross profit and gross profit margin
Recycling sales	2,453,366	3.7	963,254	1.9	1,490,112	154.7
Technology licensing	180,499	0.3	—	—	180,499	N/A *
Total	2,633,865	4.0	963,254	1.9	1,670,611	173.4

Operating expenses

Selling and marketing expenses

Our selling and marketing expenses primarily consist of (i) shipping and delivery expenses, (ii) payroll expenses of sales personnel, (iii) customs clearance fee, and (iv) other marketing expenses related to sales personnel. Our selling expenses accounted for 1.9% and 1.3% of our total revenue for the years ended March 31, 2025 and 2024, respectively. We expect our overall selling expenses to increase in the foreseeable future and facilitate the growth of our business, especially when we continue to expand our business and promote our products to customers located in extended geographic areas.

General and administrative expenses

General and administrative expenses primarily consist of (i) staff cost of general and administrative personnel, (ii) depreciation and amortization expenses, (iii) bank charge expenses, (iv) rental expenses, (v) professional services expenses, (vi) travel expenses, and (vii) other miscellaneous administrative expenses. General and administrative expenses were 1.2% and 2.7% of our revenue for the years ended March 31, 2025 and 2024, respectively. We expect our general and administrative expenses, including, but not limited to, staff cost of general and administrative personnel and professional services expenses for business consulting, to continue to increase in the foreseeable future, as we plan to hire additional personnel and incur additional expenses in connection with the expansion of our business operations. We expect our professional services expenses for legal, audit, and advisory services to increase as we become a public company upon the completion of this offering.

Gain from disposal of property, plant and equipment

Gain from disposal of property, plant and equipment consists of net proceeds from the sale of assets that were no longer aligned with our operational needs or strategic objectives.

Other income, net

Our other income, net consists of rental income and government subsidy, partially offset by loss from futures trading and impairment of long-term investment.

Financial expenses, net

Our financial expenses, net primarily consist of interest expenses for borrowings, miscellaneous bank charges and gain or loss on foreign exchange.

Investment income, net

Investment income, net primarily consists of unrealized gains and losses from the valuation of short-term investments and realized gains and losses from the sale of short-term investments.

Taxation

British Virgin Islands

Under the current laws of the BVI, entities incorporated in the BVI are not subject to tax on their income or capital gains. In addition, dividends paid by the BVI subsidiaries to their respective shareholders who are not residents of the BVI, if any, are not subject to withholding tax in the BVI.

Japan

We conduct our major businesses in Japan and are subject to tax in this jurisdiction. As a result of our business activities, we file tax returns that are subject to examination by the local tax authority. Income taxes in Japan applicable to us are imposed by the national, prefectural, and municipal governments, and in the aggregate, resulted in an effective statutory rate of approximately 34.59% for the years ended March 31, 2025 and 2024.

Results of Operations

Comparison of Results of Operations for the Years Ended March 31, 2025 and 2024

The following table sets forth a summary of our consolidated results of operations, in absolute amount and as a percentage of our revenues for the years ended March 31, 2025 and 2024. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The results of operations in any period are not necessarily indicative of the results that may be expected for any future periods.

	For the Years Ended March 31,				Variance
	2025		2024		Amount	Percentage
	US$	%	US$	%	US$	%
Revenues	65,399,994	100.0	51,003,770	100.0	14,396,224	28.2
Cost of revenues	(62,766,129)	(96.0)	(50,040,516)	(98.1)	(12,725,613)	25.4
Gross profit	2,633,865	4.0	963,254	1.9	1,670,611	173.4

Operating expenses
Selling and marketing expenses	(1,240,503)	(1.9)	(674,431)	(1.3)	(566,072)	83.9
General and administrative expenses	(811,914)	(1.2)	(1,361,388)	(2.7)	549,474	(40.4)
Gain from disposal of property, plant and equipment	174,152	0.3	431,472	0.8	(257,320)	(59.6)
Total operating expenses	(1,878,265)	(2.8)	(1,604,347)	(3.2)	(273,918)	17.1
Income (loss) from operations	755,600	1.2	(641,093)	(1.3)	1,396,693	(217.9)

Other income (expenses)
Other income, net	647,735	1.0	216,433	0.4	431,302	199.3
Financial expenses, net	(117,802)	(0.2)	(134,120)	(0.3)	16,318	(12.2)
Investment income, net	320,735	0.5	137,486	0.3	183,249	133.3
Impairment of a long-term investment	—	—	(41,762)	(0.1)	41,762	(100.0)
Total other income, net	850,668	1.3	178,037	0.3	672,631	377.8

Income (loss) before income tax expense	1,606,268	2.5	(463,056)	(1.0)	2,069,324	(446.9)
Income tax (expense) benefit	(389,290)	(0.6)	160,167	0.3	(549,457)	(343.1)
Net income (loss)	1,216,978	1.9	(302,889)	(0.7)	1,519,867	(501.8)

Revenues

Recycling sales

We specialize in the sale of scrap metal and waste paper, connecting customers with industries that rely on these recycled materials. We facilitate the supply of high-quality scrap metal and waste paper to manufacturers in sectors such as non-ferrous metal processing and paper recycling. By maintaining strong relationships with both suppliers and customers, we ensure a consistent flow of materials to meet the increasing demand for sustainable raw materials.

Our revenue from recycling sales was approximately US$65.20 million and approximately US$51.00 million for the years ended March 31, 2025 and 2024, respectively. For recycling sales, we recorded revenues of approximately US$65.20 million for the year ended March 31, 2025, representing an increase of 27.8% from approximately US$51.00 million for the year ended March 31, 2024. The growth was primarily driven by the successful expansion of our customer base, particularly in Southeast Asia, which led to a 31% increase in the sales volumes of waste paper, a 17% increase in its average selling price, and a 39% increase in the average selling price of scrap metal, partially offset by a 14% decrease in the sales volume of scrap metal. The following table sets forth a breakdown of our revenues from recycling sales by products, in absolute amounts and as percentages of total revenues, for the periods indicated.

	For the Years Ended March 31,				Variance
	2025		2024		Amount	Percentage
	US$	%	US$	%	US$	%
Recycling sales by products
Scrap metal	45,599,553	69.7	38,217,051	74.9	7,382,502	19.3
Waste paper	19,603,775	30.0	12,786,719	25.1	6,817,056	53.3
Total revenues from recycling sales	65,203,328	99.7	51,003,770	100.0	14,199,558	27.8

Revenues from sales of scrap metal increased by 19.3% from approximately US$38.22 million for the year ended March 31, 2024 to approximately US$45.60 million for the year ended March 31, 2025. The increase was primarily attributable to (i) an approximately US$2.20 million rise in recycling sales in the Japanese market, driven by rising market demand and year-on-year price increases in scrap metal; and (ii) an increase of approximately US$5.20 million in export sales of recycled metals to Southeast Asian markets and East Asian markets, where demand for sustainable raw materials continues to grow.

Revenues from sales of waste paper increased by 53.3% from approximately US$12.79 million for the year ended March 31, 2024 to approximately US$19.60 million for the year ended March 31, 2025. The growth was primarily driven by the launch of a new business line involving the export of qualified waste paper to Malaysia, where demand for high-quality recyclable materials has been rising. This new export initiative significantly contributed to the growth in overseas sales and reflects our efforts to expand into high-potential regional markets.

In addition, we have continued to expand our footprint in other regions. We export scrap metal and waste paper to various countries and regions across East Asia and Southeast Asia. Demand in these regions has been steadily increasing, and we ensure timely fulfillment of customer needs through good relationships and an efficient logistics network with qualified suppliers. Our export of scrap metal and waste paper not only supports local resource recycling and reuse but also promotes environmental awareness. We maintain long-term relationships with customers in multiple countries by providing high-quality products, further strengthening our competitive position in the regional markets. The following table sets forth a breakdown of our revenues from recycling sales by geographic areas, in absolute amounts and as percentages of total revenues, for the periods indicated.

	For the Years Ended March 31,				Variance
	2025		2024		Amount	Percentage
	US$	%	US$	%	US$	%
Recycling sales by geographic areas
East Asia	57,836,793	88.4	46,278,606	90.7	11,558,187	25.0
Southeast Asia	7,366,535	11.3	4,725,164	9.3	2,641,371	55.9
Total revenues from recycling sales	65,203,328	99.7	51,003,770	100.0	14,199,558	27.8

Revenues generated from East Asia increased by 25.0% from approximately US$46.28 million for the year ended March 31, 2024 to approximately US$57.84 million for the year ended March 31, 2025, primarily attributable to increasing sales in Japan. Revenues generated from Southeast Asia increased by 55.9% from approximately US$4.73 million for the year ended March 31, 2024 to approximately US$7.37 million for the year ended March 31, 2025, primarily attributable to increasing sales in Malaysia and Thailand.

Technology licensing

In the year ended March 31, 2025, we generated a new revenue stream by granting licenses to third parties to use our proprietary recycling technologies, which include advanced solutions for the classification, dismantling, treatment, and recycling of scrap metals and waste materials. These licenses are typically granted within specific territories and for defined periods, allowing licensees to leverage our technical expertise and operational know-how. Revenues from technology licensing amounted to approximately US$0.20 million for the year ended March 31, 2025.

Cost of revenues

We recorded total cost of revenues of approximately US$62.77 million for the year ended March 31, 2025, representing an increase of 25.4% from approximately US$50.04 million for the year ended March 31, 2024. The increase was primarily driven by higher recycling procurement costs and freight-in costs, partially offset by stable salaries, social insurance expenses and other miscellaneous costs. Overall, the increase in cost of revenue was in line with the increase in recycling sales.

Recycling procurement cost.    Our recycling procurement cost, including cost of waste paper, scrap metal and paper pulp, increased from approximately US$49.40 million for the year ended March 31, 2024 to approximately US$62.11 million for the year ended March 31, 2025, which was in line with the increase sales from recycling products.

Freight-in costs.    Our freight-in costs, which mainly represent the freight cost incurred for the purchase of recyclables, totaled approximately US$0.58 million for both the years ended March 31, 2025 and 2024. Freight-in costs remained relatively stable due to a greater number of purchasing orders placed with suppliers that included logistics arrangements.

Technology licensing cost.    Our technology licensing cost primarily consists of amortization expenses related to the patent purchased, totaling approximately US$0.02 million and nil for the years ended March 31, 2025 and 2024, respectively.

Others.    Our other miscellaneous costs mainly consist of payroll cost, depreciation and amortization costs and tariffs, which were approximately US$0.06 million and approximately US$0.07 million for the years ended March 31, 2025 and 2024, respectively, which remained relatively stable.

Gross profit and gross profit margin

Our gross profits were approximately US$2.63 million and approximately US$0.96 million for the years ended March 31, 2025 and 2024, respectively, representing a gross profit margin of 4.0% and 1.9%, respectively. This represents an improvement in our gross profit margin of 2.1%, primarily attributable to our revenue growth, which outpaced the increase in our cost of revenue, which was mainly driven by (i) a 36.9% increase in the average selling price of waste paper and scrap metal in recycling sales, compared to a 34.0% increase in the average purchase price, and (ii) contribution from our technology licensing revenue, which also added approximately 0.3% to the gross profit margin. We also continued our effort in expanding our market reach and further optimization in standardized operations processes, which led to improvement in overall cost control.

Operating expenses

Selling and marketing expenses

Our selling and marketing expenses increased by 83.9%, from approximately US$0.67 million for the year ended March 31, 2024 to approximately US$1.24 million for the year ended March 31, 2025, which was mainly attributable to: (i) an increase in logistics expenses from approximately US$0.45 million for the year ended March 31, 2024 to approximately US$0.97 million for the year ended March 31, 2025 due to the increase in sales volume of waste paper, partially offset by the decreased sales volume of scrap metal, which is associated with shipping to customers in line with the growth in recycling sales, (ii) a slight increase in customs clearance fee and other miscellaneous expenses related to sales personnel totaling approximately US$0.08 million, partially offset by a slight decrease in payroll expenses.

General and administrative expenses

Our general and administrative expenses decreased by 40.4%, from approximately US$1.36 million for the year ended March 31, 2024 to approximately US$0.81 million for the year ended March 31, 2025, primarily due to: (i) a decrease in payroll expenses from approximately US$0.55 million for the year ended March 31, 2024 to approximately US$0.41 million for the year ended March 31, 2025 due to a reduction in director’s salary, (ii) a decrease in expected credit loss of approximately US$0.34 million due to the improved recovery of receivables, (iii) a slight decrease in service charge, rental expenses, professional service expenses and travel expenses totaling approximately US$0.06 million, partially offset by the increase in depreciation and amortization expenses of approximately US$0.03 million.

Gain from disposal of property, plant and equipment

Our gain from disposal of property, plant and equipment decreased from approximately US$0.43 million for the year ended March 31, 2024 to approximately US$0.17 million for the year ended March 31, 2025.

Other income, net

Our other income, net increased from approximately US$0.22 million for the year ended March 31, 2024 to approximately US$0.65 million for the year ended March 31, 2025, primarily attributable to the surrender from termination of a life policy of approximately US$0.51 million.

Financial expenses, net

Our financial expenses, net slightly decreased from approximately US$0.13 million for the year ended March 31, 2024 to approximately US$0.12 million for the year ended March 31, 2025, primarily attributable to the depreciation of Japanese Yen (“JPY”) against U.S. dollars (“USD”) in foreign currency translation, which resulted in lower foreign currency translation losses, partially offset by the increase in interest expenses from approximately US$0.06 million for the year ended March 31, 2024 to approximately US$0.07 million for the year ended March 31, 2025.

Investment income, net

Our investment income, net increased from approximately US$0.14 million for the year ended March 31, 2024 to approximately US$0.32 million for the year ended March 31, 2025, primarily due to fair value changes and realized gains (losses) on short-term investments.

Income tax (expense) benefit

Income tax (expense) benefit increased from income tax benefit of approximately US$0.16 million for the year ended March 31, 2024 to income tax expense of approximately US$0.39 million for the year ended March 31, 2025 mainly due to turnaround from a net loss to net profit, coupled with a decrease in deferred tax benefit. Our effective income tax rate was 24.2% and (34.6)% for the years ended March 31, 2025 and 2024, respectively.

Impairment of a long-term investment

We recognized an impairment loss of approximately US$0.04 million related to a long-term investment for the year ended March 31, 2024 primarily due to the investee company’s cessation of operations.

Net income (loss)

As a result of the foregoing, we recorded a net income of approximately US$1.22 million for the year ended March 31, 2025 and a net loss of approximately US$0.30 million for the year ended March 31, 2024, respectively. The increase in net income was primarily attributable to (i) an increase in market demand leading to a larger volume of recycling sales, (ii) our effort in further optimization of standardized operations, which led to improvement in overall cost control, and (iii) an increase in other income.

Liquidity and Capital Resources

Our primary sources of liquidity have been cash flows from our operating activities, loans from related parties and loans from banks. As of March 31, 2025 and 2024, we had cash and cash equivalents of approximately US$1.65 million and approximately US$0.62 million, respectively.

We incurred net income of approximately US$1.22 million and net loss of approximately US$0.30 million for the years ended March 31, 2025 and 2024, respectively. Net cash provided by operating activities was approximately US$1.33 million and used in operating activities was approximately US$1.50 million for the years ended March 31, 2025 and 2024, respectively. Retained earnings were approximately US$2.22 million and approximately US$1.00 million as of March 31, 2025 and 2024, respectively.

Accounts receivable amounted to approximately US$2.58 million and approximately US$6.83 million as of March 31, 2024 and 2025, respectively. The accounts receivable balance as of March 31, 2024 was fully collected. Approximately 87.2%, or US$5.95 million, of the March 31, 2025 accounts receivable balance has been subsequently collected as of the date of this prospectus and the remaining balance is expected to be collected by September 2025.

As of March 31, 2025, we had inventory in transit balance of approximately US$5.12 million. The inventory in transit has been fully received by the customer as of the date of this prospectus.

Accounts payable amounted to approximately US$7.71 million and approximately US$1.27 million as of March 31, 2025 and 2024, respectively. These accounts payable are related to the purchase of recycling and waste paper, which are critical to our ongoing operations. The management is actively monitoring the payment schedules to ensure timely settlement and maintain strong relationships with our suppliers.

Advance from customers amounted to approximately US$3.35 million and approximately US$0.23 million as of March 31, 2025 and 2024, respectively, which will be recognized as revenue when the products are delivered.

As of March 31, 2025, we had a current portion of long-term loans of approximately US$0.84 million and long-term loans of approximately US$2.84 million. These loans were mainly borrowed from Banks in Japan for working capital purposes, including Mizuho Bank, Ltd, Japan Finance Corporation, The Chiba Bank, Ltd, Kiraboshi Bank, Ltd, The Sugamo Shinkin Bank, and The Tokyo Shinkin Bank. The loans have maturities from 2024 to 2037, with fixed interest rates of 0.13% to 10.0% or tied to Tokyo Interbank Offered Rate (“TIBOR”) plus a spread. Certain loans from Mizuho Bank, The Tokyo Shinkin Bank, and The Chiba Bank, Ltd are guaranteed by Mr. Shihai Bi, while others have no external guarantors. In addition, the loan from The Chiba Bank, Ltd maturing in 2037 is secured by a pledge of land. The current portion of these loans is due within the next 12 months and is expected to be repaid through our regular operating cash flows. We have a well-defined repayment plan in place to ensure that these obligations are met promptly and without adversely impacting our financial stability.

Our liquidity is based on our ability to generate cash from operating activities, obtain capital financing from equity interest investors and borrow funds from financial institutions. Our future capital requirements depend on many factors, including our growth rate, the continuing market acceptance of our products, the timing and extent of our product development efforts, the expansion of sales and marketing activities, and the expansion and penetration of our business into different geographies and markets.

As of March 31, 2025 and 2024, we had positive working capital of approximately US$2.96 million and negative working capital of approximately US$0.12 million, respectively. We believe that our current cash and our anticipated cash flows from operations will be sufficient to meet our anticipated working capital requirements, capital expenditures and debt repayment obligations for at least the next 12 months following the date our consolidated financial statements were released.

Cash Flows

The following table sets forth a summary of our cash flows for the periods indicated.

	For the Years Ended March 31,
	2025	2024	Variance
	US$	US$	US$	%
Net cash provided by (used in) operating activities	1,333,494	(1,497,424)	2,830,918	(189.1)
Net cash provided by investing activities	1,697,579	1,011,546	686,033	67.8
Net cash used in financing activities	(2,020,078)	(1,170,909)	(849,169)	72.5
Effect of exchange rate changes	14,313	(233,123)	247,436	(106.1)
Net change in cash	1,025,308	(1,889,910)	2,915,218	(154.3)
Cash and cash equivalents, restricted cash, at beginning of the year	620,245	2,510,155	(1,889,910)	(75.3)
Cash and cash equivalents, restricted cash, at end of the year	1,645,553	620,245	1,025,308	165.3

Operating activities

Our net cash provided by operating activities was approximately US$1.33 million for the year ended March 31, 2025, which was primarily attributable to a net income of approximately US$1.22 million, as adjusted for (1) certain non-cash items, primarily including gain from changes in fair value of short-term investments of approximately US$0.32 million, deferred tax benefit of approximately US$0.20 million, gain on disposal of property, plant and equipment of approximately US$0.17 million, depreciation and amortization of approximately US$0.12 million; and (2) changes in working capital that positively affected the cash flow from operating activities, primarily including an increase of approximately US$6.22 million in accounts payable mainly due to the growth in procurement in March 2025, which was in line with the sales increased for the corresponding period, an increase of approximately US$3.06 million in advance from customers due to the increases in the contracts signed and advances received from customers; partially offset by (3) changes in working capital that negatively affected the cash flow from operating activities, primarily including an increase of approximately US$5.04 million in inventories due to the in-transit inventories, and an increase of approximately US$4.14 million in accounts receivable due to the increasing sales particularly in March 2025.

Our net cash used in operating activities was approximately US$1.50 million for the year ended March 31, 2024, which was primarily attributable to a net loss of approximately US$0.30 million, as adjusted for (1) certain non-cash items, primarily including gain on disposal of property, plant and equipment of approximately US$0.43 million, deferred tax expense of approximately US$0.35 million, provision for expected credit loss of approximately US$0.33 million, gain from changes in fair value of short-term investments of approximately US$0.14 million; and (2) changes in working capital that negatively affected the cash flow from operating activities, primarily including an increase of approximately US$1.05 million in accounts receivable due to the increasing sales particularly in March 2024, an increase of approximately US$0.37 million in prepaid expenses and other current assets due to the decrease of prepaid tax expenses and prepaid brokerage fee, and a decrease of approximately US$0.30 million in accrued expenses and other current liabilities due to the increase in brokerage fee; partially offset by (3) changes in working capital that positively affected the cash flow from operating activities, primarily including an increase of approximately US$0.62 million in accounts payable due to the growth in procurement in March 2024.

Investing activities

Our net cash provided by investing activities for the year ended March 31, 2025 was approximately US$1.70 million primarily attributable to (1) proceeds from the disposal of property and equipment of approximately US$1.83 million, (2) proceeds from the sale of short-term investments of approximately US$0.33 million; partially offset by (1) purchase of intangible assets of approximately US$0.30 million, and (2) purchase of property, plant and equipment of approximately US$0.16 million.

Our net cash provided by investing activities for the year ended March 31, 2024 was approximately US$1.01 million primarily attributable to (1) proceeds from the disposal of property and equipment of approximately US$2.75 million, (2) proceeds from the sale of short-term investments of approximately US$0.40 million, partially offset by (1) purchase of property, plant and equipment of approximately US$1.88 million and (2) purchase of short-term investments of approximately US$0.35 million.

Financing activities

Our net cash used in financing activities for the year ended March 31, 2025 was approximately US$2.02 million, primarily attributable to (1) repayments of long-term bank loans of approximately US$2.28 million, (2) repayment of loans provided by a third party of approximately US$0.52 million, and (3) repayment of loans provided by a related party of approximately US$0.33 million; partially offset by (1) proceeds from long-term bank loans of approximately US$0.98 million and (2) loans provided by a related party of approximately US$0.13 million.

Our net cash used in financing activities for the year ended March 31, 2024 was approximately US$1.17 million, primarily attributable to (1) repayments of long-term bank loans of approximately US$3.18 million and (2) repayment of loans provided by a related party of approximately US$0.21 million; partially offset by (1) proceeds from long-term bank loans of approximately US$1.21 million, (2) loans provided by a third party of approximately US$0.55 million, and (3) loans provided by a related party of approximately US$0.45 million.

Capital expenditures

We incurred capital expenditures of approximately US$0.46 million and approximately US$1.89 million for the years ended March 31, 2025 and 2024, respectively, mainly for purchase of property, plant, equipment, and intangible assets. We expect that our capital expenditures will increase in the foreseeable future as we expand our business and that our level of capital expenditures will be significantly affected by user demand for our products and services. Our future capital requirements may be uncertain, and actual capital requirements may be different from those we anticipate. To the extent that cash flows from our business activities are insufficient to fund future capital requirements, we may need to seek equity or debt financing. We will continue to incur capital expenditures to support the expected growth of our business.

Contractual Obligations

The following table sets forth our contractual obligations as of March 31, 2025:

	Payments due by schedule
	Less than 1 year	More than 1 year	Total
Operating leases	$68,861	$90,905	$159,766
Long-term bank loans plus accrued interests	$835,370	$2,843,863	$3,679,233

Operating lease agreements represented non-cancellable operating leases for our use of an office in Japan. Other than those shown above, we did not have any other significant capital commitments, purchase commitments, long-term obligations or guarantees as of March 31, 2025.

Off-Balance Sheet Commitments and Arrangements

We have not entered into any off-balance sheet financial guarantees or other off-balance sheet commitments to guarantee payment obligations of any third party. We have not entered into any derivative contract that is indexed to our shares and classified as shareholder’s equity or that is not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us, or engages in leasing, hedging or product development services with us.

Holding Company Structure

Seahawk Recycling Holdings, Inc. is a British Virgin Island-incorporated investment holding company. It facilitates group treasury activities and international financial transactions such as fundraising but does not have substantive business operations. We conduct our operations in Japan primarily through our subsidiaries and our consolidated affiliated entities. As a result, our ability to pay dividends depends upon dividends paid by our subsidiaries. If our subsidiaries or any newly formed subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

In addition, as determined in accordance with local regulations, our subsidiaries may be restricted from paying us dividends offshore or from transferring a portion of their assets to us, either in the form of dividends, loans or advances, unless certain requirements are met and regulatory approvals are obtained. Even though we currently do not require any such dividends, loans or advances from our entities for working capital and other funding purposes, we may in the future require additional cash resources from them due to changes in business conditions, to fund future acquisitions and development, or merely to declare and pay dividends or distributions to our shareholders.

Recently Adopted or Issued Accounting Pronouncements

A list of recently issued accounting pronouncements that are relevant to us is stated in Note 2 (aa) to our consolidated financial statements as of and for the fiscal years ended March 31, 2025 and 2024, included elsewhere in this prospectus.

Critical Accounting Estimates

We prepare our consolidated financial statements in accordance with U.S. GAAP. The preparation of financial statements in conformity with U.S. GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. We continually evaluate these judgments and estimates based on our own experience, knowledge and assessment of current business and other conditions, and our expectations regarding the future based on available information and assumptions that we believe to be reasonable. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. Some of our accounting policies require a higher degree of judgment than others in their application.

When reading our consolidated financial statements, you should consider our selection of critical accounting policies, the judgment and other uncertainties affecting the application of such policies and the sensitivity of reported results to changes in conditions and assumptions. Our critical accounting policies and practices include the following: (1) revenue recognition, (2) expected credit losses and (3) income taxes. See “Note 2 — Summary of Significant Accounting Policies” to our consolidated financial statements for the disclosure of these accounting policies. We believe the following accounting estimates involve the most significant judgments used in the preparation of our financial statements: provision of allowance for expected credit losses, estimated useful lives of long-lived assets and fair value measurement.

Provision of allowance for expected credit losses

Our accounts receivable, receivables from a third party and other receivables in prepaid expenses and other current assets and other non-current assets are within the scope of ASC 326. ASC 326 introduces an approach based on expected credit losses on financial assets at amortized cost. Upon adoption of ASC 326, we estimate the expected credit losses for accounts receivable using the roll-rate method on a collective basis when similar risk characteristics exist. The roll-rate method stratifies the receivables balance by delinquency stages and projected forward in one-year increments using historical roll rate. In each year of the simulation, losses on the receivables are captured, and the ending delinquency stratification serves as the beginning point of the next iteration. The loss rate calculated for each delinquency stage is then adjusted for both current and forecasts of economic conditions. The management then applied the adjusted loss rate to respective receivables balance. For receivables from a third party, other receivables and other non-current assets, we would consider factors such as the customer’s financial condition and liquidity, the customer’s willingness and ability to settle payment and historical and subsequent collections data on an individual basis. We also provide specific provisions for allowance when facts and circumstances indicate that the receivable is unlikely to be collected.

Expected credit losses are included in general and administrative expenses in the consolidated statements of comprehensive income. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. For the years ended March 31, 2025 and 2024, we recovered credit losses of US$11,333 and recognized expected credit losses of US$325,785, respectively.

Estimated useful lives of long-lived assets

Our long-lived assets primarily comprise assets utilized in our operations, including buildings, automobiles, patents, and other equipment. The long-lived assets, except land, have a finite useful life, which is based on the management’s best estimation. The estimated useful lives are as follows:

Category	Estimated useful lives
Buildings	3 – 46 years
Automobiles	2 – 6 years
Land	Infinite
Tools	5 – 8 years
Patent	10 years
Trademark license rights	10 years
Software	5 years

Fair value measurement

Accounting guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, we consider the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of inputs are:

•        Level 1 — Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets;

•        Level 2 — Include other inputs other than quoted prices in active market; and

•        Level 3 — Unobservable inputs which are supported by little or no market activity that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The fair value guidance describes three main approaches to measure the fair value of assets and liabilities: (1) market approach; (2) income approach and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

When available, we use quoted market prices to determine the fair value of an asset or liability. If quoted market prices are not available, we will measure fair value using valuation techniques that use, when possible, current market-based or independently sourced market parameters, such as interest rates and currency rates.

Our financial assets and liabilities primarily consist of cash and cash equivalents, accounts receivable, short-term investments, other receivables included in prepayments and other current assets, long-term borrowings, accounts payable and other payables included in accrued expenses and other current liabilities.

As of March 31, 2025 and 2024, the carrying values of current assets and current liabilities approximated their fair values reported in the consolidated balance sheets due to the short-term maturities of these instruments. Our non-financial assets, such as property and equipment, intangible assets and operating lease right-of-use assets, would be measured at fair value only if they were determined to be impaired.

Assets measured at fair value on a recurring basis as of March 31, 2025 are summarized below:

Fair Value Measurements as of March 31, 2025
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)	Fair Value at March 31, 2025
Short-term investments:
Investments in public entities with readily determinable fair value	$503,784	—	—	$503,784
Investments in funds that report NAV per share	$—	—	92,512	$92,512

Critical Accounting Policies

Accounts receivable, net

Accounts receivable, net are stated at the original amount less allowances for expected credit losses. Accounts receivable are recognized in the period when the Group has delivered the products and services to its customers and when its right to consideration is unconditional. Accounts receivable that are ultimately deemed to be uncollectible, and for which collection efforts have been exhausted, are written off against the provision for credit losses. As of March 31, 2025 and 2024, the balance of allowance for expected credit losses for the Group’s accounts receivable was US$298,565 and US$307,381, respectively. For the years ended March 31, 2025 and 2024, we recovered credit losses of US$11,333 and recognized expected credit losses of US$325,785, respectively.

Revenue recognition

We recognize revenue pursuant to ASC 606, Revenue from Contracts with Customers (“ASC 606”). In accordance with ASC 606, revenues from contracts with customers are recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services, reduced by consumption tax. To achieve the core principle of this standard, we applied the following five steps:

Step 1: Identification of the contract, or contracts, with the customer;

Step 2: Identification of the performance obligations in the contract;

Step 3: Determination of the transaction price;

Step 4: Allocation of the transaction price to the performance obligations in the contract;

Step 5: Recognition of the revenue when, or as, a performance obligation is satisfied.

Our revenue recognition policies effective on the adoption date of A$C 606 are as presented below.

We currently generate our revenue from the following main sources:

Revenue from recycling sales

Revenue from recycling sales primarily consists of scrap metal and waste paper sold to both domestic and international customers. Revenue is recognized at a point in time. The exact timing of which depends on the terms of each contract, either upon the goods are loaded onto the vessel, or upon arrival at the location designated by the customers, which is the point when the risks and titles are transferred to the customer. Our products are sold with no right of return and we do not provide other credits or sales incentives to customers. Revenue is reported on a gross basis, as we act as the principal in these transactions, for which we bear inventory risk, exercises discretion over pricing, and are responsible for fulfilling the obligation to deliver the specified goods to customers.

Revenue from technology licensing

We grant licenses to a third party for the use of relevant technologies related to the classification, dismantling, treatment, and recycling of scrap metals. Revenue from technology licensing is recognized on a straight-line basis over the contract periods. Revenue is reported on a gross basis, as we act as the principal in these transactions, for which we control the patent delivery process before licensing to the third party, and are responsible for the technical support and providing guidance, and also have discretion over the pricing and terms.

Income taxes

We account for income taxes under ASC 740, “Income Taxes”. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date. Provision for income taxes consists of taxes currently due plus deferred taxes. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

We did not accrue any liability, interest or penalties related to uncertain tax positions in its provision for income taxes in its consolidated statements of operations and comprehensive income (loss) for the years ended March 31, 2025 and 2024, respectively. We do not expect that our assessment regarding unrecognized tax positions will materially change over the next 12 months. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

Recent accounting pronouncements

A list of recently issued accounting pronouncements that are relevant to us is included in Note 2 to our consolidated financial statements included elsewhere in this prospectus.

Quantitative and Qualitative Disclosures about Market Risks

Interest rate risk

We are exposed to interest rate risk on our interest-bearing assets and liabilities. As part of our asset and liability risk management, we review and take appropriate steps to manage our interest rate exposures on our interest-bearing assets and liabilities. We have not been exposed to material risks due to changes in market interest rates and have not used any derivative financial instrument to manage the interest risk exposure during the years ended March 31, 2025 and 2024.

Inflation risk

Inflationary factors, such as increases in raw materials, personnel and overhead costs, could impair our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and operating expenses as a percentage of sales revenues if the revenues do not increase with such increased costs.

Credit risk

Credit risk is controlled by the application of credit approvals, limits and monitoring procedures. We manage credit risk through in-house research and analysis of Japan and worldwide economy and the underlying obligors and transaction structures. We consider many factors in assessing the collectability of our receivables, such as the age of the amounts due, the customer’s payment history, credit-worthiness and other specific circumstances related to the accounts.

Foreign currency translation and transaction

Our Operating Entity’s functional currency is JPY. As a result, we are exposed to foreign exchange risk as our results of operations may be affected by fluctuations in the exchange rate between JPY and USD. If JPY depreciates against the USD, the value of our JPY revenues, earnings, and assets, as expressed in our USD financial statements, will decline. We have not entered into any hedging transactions in an effort to reduce our exposure to foreign exchange risk. Currently, these risks are not material to our financial condition or results of operations. As we expand internationally, our exposure to foreign currency translation and transaction risks may become more significant.

INDUSTRY

All the information and data presented in this section have been derived from Frost & Sullivan Limited (“Frost & Sullivan”)’s industry report commissioned by us entitled “Metal and Paper Recycling Market Study” (the “Frost & Sullivan Report”) unless otherwise noted. Frost & Sullivan has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

Overview of Macro Economic Environment

Nominal GDP and Growth Rate

According to the International Monetary Fund (the “IMF”), Japan’s nominal GDP experienced a decline from $5,118.0 billion in 2019 to $4,030.0 billion in 2024, representing a Compound Annual Growth Rate (“CAGR”) of -4.7%, mainly attributed to a decrease in consumption caused by high inflation rates.

However, the economic growth rate for 2025 is projected to rebound, which is expected to be driven by the resumption of inbound tourism and increased automobile output. Additionally, the ongoing trend of wage hikes, coupled with planned income tax cuts, is anticipated to contribute to the revival of domestic demand in the near future. Looking ahead, Japan’s nominal GDP is predicted to reach $4,830.0 billion with a CAGR of 3.6% from 2025 to 2029, due to increased economic activity, improved consumer confidence, and the implementation of strategic government initiatives.

Source: International Monetary Fund, The Frost & Sullivan Report

Nominal GDP Per Capita and Growth Rate

From 2019 to 2024, the nominal GDP per capita in Japan decreased from $40,584.0 in 2019 to $32,500.0 in 2024, at a CAGR of -4.3%, following the decline of nominal GDP during the same period.

The Japanese government may have implemented policies aimed at stimulating economic growth and increasing productivity. These policies could include investment in infrastructure, tax reforms, deregulation, or initiatives to encourage innovation and entrepreneurship. Combined with the economic growth, particularly in tourism and automobile, the nominal GDP per capita in Japan is expected to grow at a CAGR of 4.2% from 2025 to 2029.

Source: International Monetary Fund, The Frost & Sullivan Report

Total Population and Growth Rate

According to the IMF, the population in Japan has declined slightly with a CAGR of approximately -0.4% from 2019 to 2024, reaching 123.9 million by 2024. An increasing proportion of elderly individuals, low birth rates, economic pressures, lifestyle choices, and limited immigration, have contributed to the decline in population growth in Japan. The population in Japan is expected to decrease, reaching 120.6 million in 2029, at a CAGR of -0.6% from 2025 to 2029.

Source: International Monetary Fund, The Frost & Sullivan Report

Value Added in the Manufacturing market

Japan’s overall manufacturing value-added increased from $1,007.2 billion in 2019 to $1,103.0 billion in 2024, representing a CAGR of 1.8%. Among them, the material products, being the largest, benefit from stable demand for basic materials and ongoing investments in infrastructure and have increased from $346.5 billion in 2019 to $374.4 billion in 2024 at a CAGR of 1.6%. While the industrial products & services demonstrated the highest growth, increasing from $110.6 billion in 2019 to $126.4 billion in 2024 at a CAGR of 2.7%, this was mainly driven by increasing automation and technological advancements, which boost productivity and efficiency.

The transportation and vehicle manufacturing sector also increased from $257.1 billion in 2019 to $292.5 billion in 2024 at a CAGR of 2.6%, which is supported by strong domestic and global demand for Japanese vehicles, as well as investments in electric and autonomous vehicle technologies. The consumer goods sector increased from $293.1 billion to $309.7 billion at a CAGR of 1.1%, which reflects steady domestic consumption partially supported by steady in-bound tourism.

Looking forward, with steady development, it is expected that the overall value added in Japan will continue to rise at a moderate CAGR of 1.2%, reaching $1,165.8 billion by 2029.

Value added in the Manufacturing market in Japan, 2019-2029E

CAGR	2019-2024	2025E-2029E
Industrial Products & Services	2.7%	0.02%
Consumer Goods	1.1%	0.01%
Material Products	1.6%	0.01%
Transportation and Vehicle Manufacturing	2.6%	4.2%
Total	1.8%	1.2%

USD Billion
1,200
1,100
1,000
900
800
700
600
500
400
300
200
100
0
2019: 1,007.2; 110.6; 293.1; 346.5; 257.1
2020: 1,008.7; 115.1; 298.5; 353.1; 242.0
2021: 1,051.1; 120.0; 303.5; 359.1; 268.5
2022: 1,066.8; 123.4; 305.4; 364.4; 273.6
2023: 1,089.1; 126.2; 309.2; 373.9; 279.9
2024: 1,103.0; 126.4; 309.7; 374.4; 292.5
2025E: 1,111.3; 126.7; 310.4; 375.3; 299.0
2026E: 1,126.4; 126.9; 310.7; 375.7; 313.1
2027E: 1,133.6; 126.9; 310.8; 375.7; 320.2
2028E: 1,163.1; 126.9; 310.8; 375.7; 349.8
2029E: 1,165.8; 126.8; 310.6; 375.5; 353.0

Source: The Frost & Sullivan Report

Overview of Recycling Market In Japan

Japan is a leader in Asia’s recycling industry, driven by a strong cultural emphasis on resource conservation, advanced infrastructure, and robust government policies. The Japanese government has established a national strategy centered on an economic system aimed at minimizing waste and making the most of resources by promoting practices like reuse, recycling, and regeneration (the so-called “circular economy”) and has implemented the Act Concerning Sophistication of Recycling Business, etc., to Promote Resource Circulation in May 2024. This legislation requires the use of recycled materials across multiple sectors, such as packaging, automobiles, and construction, along with corporate reporting obligations and incentives for green procurement, which has effectively established consistent demand and lowered procurement expenses for the recycling sector. In addition, the Japanese government has designated 600 million yen to assist companies in transforming waste from advanced industries into recycled materials and to foster collaboration with manufacturers that utilize these materials, ensuring their effective market entry and alignment with industrial needs. Additionally, Japan plans to stimulate a total of 150 trillion yen in public and private investment over the next decade by issuing climate transformation bonds to back the Green Transformation (GX) initiative. The funds generated will be directed towards enhancing emission reduction technologies, with a focus on ironmaking, batteries, semiconductors, and similar sectors, anticipated to foster technology sharing and industrial collaboration. As the Japanese government progresses in enhancing its policies and boosting its investment in resources, local environmental industry participants will further solidify the principle of sustainable management, leading to an ongoing expansion of the sustainable sector.

According to Japan’s Ministry of the Environment, Japan’s circular economy market size is targeted to expand to 80 trillion yen by 2030, compared to approximately 50 trillion yen in 2022, reflecting a CAGR of approximately 6%. In the waste production sector, Japan’s annual waste generation has decreased from 41.7 million metric tonnes to 39 million metric tonnes in 2023, indicating progress towards the desired goal. In the recycling and recovery sector, Japan has showcased its global leadership in the fields of steel and paper. Nonetheless, considerable opportunities for growth remain in other essential sectors, and the government is actively promoting the development of high-potential recycling regions. For instance, in the realm of electronic waste recycling, the Japanese government has established a goal of recycling 500,000 tonnes of electrical products containing rare metals by 2030, representing a 50% increase over the 2020 level. Furthermore, concerning the waste and inferior products produced during the manufacturing of batteries and components, which has already reached 3,000 tonnes in 2023, the government intends to revise the Law for Promotion of Effective Utilization of Resources in 2025. This amendment will require producers to transform these wastes into usable resources, aiming to decrease exports and safeguard valuable metals like lithium, nickel, and cobalt from being lost to foreign markets. Besides, regarding the recycling of plastics, the European Commission has updated the End-of-Life Vehicle Regulations to mandate the incorporation of a specific percentage of recycled plastics in automobile manufacturing. Vehicles that fail to meet these regulations will not be permitted for sale within the European Union. In response, the Japanese government is accelerating the creation of a supply chain for recycled plastics that includes automakers, dismantlers, and recycling organizations to gradually increase the proportion of recycled plastics used in new car models in Japan while aligning with legislative requirements to strengthen its competitive position in the global automotive market. Overall, in pursuit of its sustainable development objectives, Japan is steadily improving the recycling and resource recovery rates across multiple sectors while also broadening application scenarios to consistently strengthen the resource recycling chain from production through to reuse.

Japan was among the pioneers in Asia to establish a comprehensive and effective system for waste management with relatively advanced technologies and solutions, including precise material separation and robust recycling initiatives. Concurrently, Japan is enhancing collaboration both regionally and internationally. Domestically, Japan strives to promote sustainable development by integrating urban and rural areas, fostering resource circulation through the Regional Circulating and Ecological Sphere (R-CES) policy, for instance, transferring renewable energy from areas abundant in resources to those that are not, as well as encouraging on-site recycling of waste to improve resource efficiency. Coupled with financial backing, technology exchange, and cross-regional industrial collaboration, it provides substantial market space alongside an environment ripe for technological innovation within recycling enterprises. Meanwhile, Japan is committed to enhancing the global reach of local enterprises, offering financial assistance for feasibility studies and technology advancement. The country has invested in initiatives aimed at establishing projects like plastics and automobiles recycling, as well as power generation from waste in developing nations across Southeast Asia, including Indonesia, Thailand, Vietnam, and the Philippines, facilitated through organizations and programs like the Japan International Cooperation Agency (JICA) and the Joint Crediting Mechanism (JCM). Such export of enterprises and innovations will enable the Japanese environmental sector to enhance its global impact. Simultaneously, regional enterprises will have the chance to leverage policy initiatives and technology-focused cross-border collaboration to seize emerging markets and high-value sectors, thereby expediting their international expansion.

In particular, the recycling rate for category four electric household appliances, i.e. air conditioners, televisions, refrigerators and washing machines, in Japan increased slightly from 86% in 2019 to 87% in 2024, with the number of recycled units reduced to approximately 14.4 million units in 2024 from 14.8 million units in 2019 with a CAGR of -0.6%. This is mainly due to Japan’s Home Appliance Recycling Law implemented in 2001, which mandates that category four electric household appliances must be recycled and disposed of by manufacturers or recycling centers, supported by a robust recycling system that helps reduce waste generation and maintain steady recycling growth.

Recycling rate of category four electric household appliances in Japan, 2019 – 2024

Recycling Rate (%)
100
80
60
40
20
0
86.0
87.0
87.0
87.0
87.0
87.0
2019
2020
2021
2022
2023
2024

Number of electric household appliances picked up for recycling Japan, 2019 – 2024

	2019-2024
CAGR	-0.6%

Million units
20
0
14.8
16.0
15.3
15.0
14.5
14.4
2019
2020
2021
2022
2023
2024

Source: The Frost & Sullivan Report

Overview of Metal Recycling Market in Japan

Definition and Classification

Metal recycling is the systematic recovery and re-processing of discarded metallic materials, primarily ferrous metals such as carbon and stainless steel and key non-ferrous metals like aluminum, copper, zinc, and lead, so they can substitute for virgin ore in subsequent manufacturing cycles. The goal is to return these metals to a raw-material state without materially degrading their mechanical or chemical properties, enabling them to be reused indefinitely.

Main Purpose and Goals of Metal Recycling

•        Resource conservation:    Metals are finite in the Earth’s crust; recycling preserves primary ore reserves.

•        Energy and carbon savings:    Producing secondary metals typically consumes less energy and emits proportionally fewer greenhouse gases than primary production, conforming with the global trend of attaining carbon neutrality

•        Economic efficiency:    Scrap becomes a tradable commodity that lowers input costs, stabilizes supply, and supports domestic manufacturing.

•        Waste minimization:    Diverts end-of-life products from landfills and curbs the environmental footprint of extraction and beneficiation.

•        Supply-chain security:    By closing material loops, nations and firms reduce exposure to geopolitical risks tied to mining and concentrate production.

Source: The Frost & Sullivan Report

Value Chain

Source: The Frost & Sullivan Report

The upstream segment originates with scrap generators across industrial, commercial, and residential sectors. Industrial generators include manufacturing facilities, construction and demolition contractors, and automotive dismantlers who produce process scrap, obsolete equipment, and structural materials. Commercial generators encompass retail businesses, office complexes, and service providers disposing of appliances, Heating, Ventilation, and Air Conditioning (“HVAC”) systems, and electronic equipment. Residential sources contribute through municipal collection programs and individual consumers delivering materials to collection points. Primary collectors form the critical first link, including independent scrap dealers, peddlers, and municipal waste management entities who gather materials directly from generators. These collectors interact with scrap yards and metal merchants who aggregate volumes from multiple sources, perform initial sorting by metal type and grade, and prepare materials for sale to processors.

The midstream segment encompasses both direct processors and intermediary traders who coordinate metal recovery operations. Direct processors operate scrap processing and metal recovery facilities that transform collected materials into specification-grade commodities through mechanical processing including shredding, magnetic separation, eddy current systems, and sensor-based sorting to segregate ferrous from non-ferrous streams and remove contaminants. Alongside these direct processors, metal trading companies and processing intermediaries play a crucial coordinating role. These firms purchase already sorted or processed scrap materials from suppliers. They maintain relationships with dismantling and demolition contractors, and processing facilities who perform the physical work under service agreements. These intermediaries focus on procurement, quality management, and market development. Their value proposition lies in market knowledge, customer relationships, and supply chain coordination rather than processing assets.

The downstream segment comprises secondary smelters, refineries, and end-use manufacturers who consume processed scrap as feedstock. Steel mills utilize ferrous scrap in electric arc furnaces and basic oxygen furnaces, blending it with iron ore to produce new steel products. Non-ferrous smelters and refineries process aluminum, copper, zinc, and lead scrap through re-melting and electrolytic refining to achieve desired purity levels. Foundries and specialty alloy producers consume both ferrous and non-ferrous scrap to manufacture cast products and engineered materials.

Market Size

Japan’s domestic metal scrap purchase volume refers to the total tonnage of iron and steel scrap that downstream players i.e. secondary smelters, refineries, and end-use manufacturers buy within the country each year, excluding exports scrap. It represents the total potential handling volume of metal trading and processing companies serving domestic demands.

Japan’s domestic ferrous scrap purchase volume demonstrated relative stability from 2019 to 2024, declining modestly from 22,336 thousand metric tons to 20,983 thousand metric tons. The reduction over the five-year period reflects a measured adjustment rather than a dramatic shift, with the market maintaining a robust base volume above 20 million tons annually. The gradual nature of this change suggests a mature and well-functioning scrap collection and processing system that has adapted to evolving market conditions, including the post-pandemic economic adjustments and shifts in manufacturing patterns.

Domestic aluminum scrap purchases followed a similar trend, easing from 1,766.9 thousand metric tons in 2019 to 1,667.1 thousand metric tons in 2024. When ferrous and non-ferrous streams are combined, total domestic scrap purchases moved from 25,960 thousand metric tons to 24,510 thousand metric tons over the same period, a decline of roughly 6%. Despite global supply chain disruptions and economic uncertainties during this period, Japan’s ferrous scrap market showed resilience by sustaining substantial purchase volumes, continuing to support the nation’s steel industry with a steady supply of secondary raw materials. The maintained high volume of domestic scrap purchases underscores the ongoing strength of Japan’s circular-economy infrastructure and the metals sector’s continued reliance on recycled inputs for production.

Looking ahead, Japan’s domestic metal scrap purchase volume is projected to edge up to around 24,900 to 25,100 thousand metric tons in 2025 to 2026 as three new electric-arc furnaces come on-line and automobile production normalizes. The volumes are expected to hover around 24 to 25 million metric tons through 2029, indicating that Japan’s scrap ecosystem will preserve its critical role in supplying low-carbon raw materials.

Domestic Metal Scrap Purchase Volume By Types (Japan), 2019-2029E

	2019-2024	2025E-2029E
Total	**-1.1%**	**-0.4%**
Steel Scrap	-1.2%	-
Aluminium Scrap	-1.2%	-
Other Scrap	0.0%	-

Steel Scrap
Aluminium scrap
Other Scrap
Thousand Metric Ton
28,000
26,000
24,000
22,000
20,000
18,000
16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
25,960.0
22,941.0
27,417.0
26,338.0
25,323.0
24,510.0
24,900.0
25,100.0
24,850.0
24,650.0
24,500.0
22,336.0
19,530.0
23,780.0
22,794.0
21,784.0
20,983.0
1,766.9
1,694.7
1,874.1
1,749.3
1,710.6
1,667.1
1,857.1
1,716.3
1,762.9
1,794.7
1,828.4
1,859.9
2019
2020
2021
2022
2023
2024
2025E
2026E
2027E
2028E
2029E

Source: The Frost & Sullivan Report

Market Drivers and Trends Analysis

Decarbonization Policy Catalyzes Scrap Demand:    Japan has pledged to achieve carbon neutrality by 2050 and to cut national greenhouse-gas emissions, with such policy agenda, branded the Green Transformation (“GX”), positions higher scrap utilization as a primary lever for decarbonizing domestic metals production as secondary metals emit less carbon dioxide than ore-based routes. Recent policy packages ask companies to quantify “Scope 3” emissions, which refers to those generated across the value chain rather than inside their own facilities, to set recycled-content goals and prepare for a forthcoming carbon-pricing mechanism that will attach a monetary cost to residual emissions. In response, large ferrous and non-ferrous producers are directing capital toward scrap-intensive processes such as electric-arc furnaces and are raising their internal scrap-utilization ratios. These developments strengthen demand for high-quality scrap and therefore benefit metal trading companies and processing intermediaries, whose business model centers on sourcing material, managing quality and coordinating third-party dismantling, sorting and processing services. As mills and smelters compete for verified low-carbon feedstock, intermediaries with strong supplier networks and market intelligence can capture larger volumes, negotiate better spreads and deepen their role as essential coordinators in the recycling value chain.

Aging Infrastructure Replacement Cycle:    A large portion of roads, bridges, ports, ship hulls, and high-rise buildings in Japan were erected during the rapid-growth decades of the 1960s through the 1980s, which means many of these structures are approaching or have exceeded their engineered service life. The Japanese government safety audits and stricter seismic standards have accelerated demolition, retrofit, and rebuild programs, especially between 2020 and 2024, as stimulus budgets were channeled into public works projects for regional revitalization. Each demolition, retrofit, and rebuild project releases significant volumes of relatively clean ferrous scrap metal, including structural steel, rebar, steel plate, copper wires and stainless fixtures, all of which enter the recycling stream at predictable, contract-based intervals. For recycled metal trading companies and processing intermediaries, this steady wave of end-of-life infrastructure offers a reliable, large-lot supply that can be pre-booked with demolition contractors and civil engineering firms, securing the on-going volume for growth.

Digitalization and Automation:    In recent years, the Japanese recycling sector has accelerated its adoption of digital and robotic solutions, driven by acute labor shortages, pandemic related distancing rules, and rising quality requirements from mills and smelters. Modern yards are installing optical and X-ray sensors linked to artificial-intelligence software that can identify alloys and contaminants in real time, while autonomous guided vehicles and robotic arms handle heavy or hazardous components, improving both safety and throughput. In parallel, for metal trading companies and processing intermediaries, electronic manifests, QR-coded waybills, and automated customs filings compress paperwork, lower financing costs, and speed cargo release. Blockchain-based certificates of origin and carbon intensity satisfy mills’ traceability and green-steel requirements, while routing software links this data to subcontractor and freight capacity to cut empty hauls. Also, mobile grading apps, AI spectrometers, and cloud pricing now let Japanese metal traders evaluate scrap quality and lock in spreads from any location. Together, these digital tools raise margins and working-capital efficiency for trading companies and processing intermediaries by turning fast information and verified provenance into decisive competitive advantages.

Producer Responsibility Locks-in Predictable Scrap Streams:    Japan’s upgraded producer responsibility regime for household appliances has become a dependable source of recyclable metal. Manufacturers and retailers must collect and recycle four designated products, including air conditioners, televisions, refrigerators or freezers, and washing machines or dryers, under the Home Appliance Recycling Act. The recycling rate for this category has held above 86% during 2019 to 2024, and annual throughput continues to exceed 14 million units during the same period. Each unit contains copper tubing, compressor steel, aluminum heat exchangers, and other valuable alloys that arrive pre-dismantled and fully documented. Trading companies and processing intermediaries can secure long term offtake agreements with licensed collectors and dismantlers, gaining predictable volumes, clean material grades, and traceable environmental credentials that downstream mills and exporters increasingly demand. The program therefore represents a durable market opportunity for intermediaries whose competitive edge lies in supply-chain coordination rather than ownership of heavy processing assets.

Overview of Paper Recycling Market in Japan

Definition and Classification

Paper recycling refers to the process of collecting, sorting, and reprocessing used paper products to create new paper goods. It involves breaking down paper fibers, removing contaminants like ink or adhesives, and reforming them into usable paper, reducing waste and conserving resources.

Main Purpose and Goals of Paper Recycling

•        Waste reduction:    Divert paper from landfills, minimizing environmental pollution and landfill overuse.

•        Resources conservation:    Save trees, water, and energy compared to producing paper from virgin materials.

•        Lower environmental impact:    Decrease greenhouse gas emissions and pollution associated with paper production.

•        Sustainability promotion:    Encourage a circular economy by reusing materials and fostering sustainable consumption habits.

Source: The Frost & Sullivan Report

Value Chain

Source: The Frost & Sullivan Report

The value chain of the paper recycling process begins with municipal or private waste collectors and aggregators who collect waste paper from waste generators, such as households, businesses, and institutions. Recycling centers and waste management companies sort and classify the paper into grades, removing contaminants like plastics and adhesives. Logistics providers then transport the sorted paper to recycling mills.

The midstream segment encompasses recycling companies, paper trading and processing companies. The sorted paper is pulped and de-inked by the recycling companies using specialized equipment to create clean pulp. The pulp is further processed into recycled paper products and monitored by quality control teams to ensure compliance with standards. Paper trading and processing companies serve as an intermediary and focus on procurement, quality management, and market development. Recycling companies and these trading and processing companies pack and market the recycled products, which are sold to eco-conscious consumers and businesses as sustainable alternatives.

In the downstream, the recycled paper is sold to the end-users, mainly the packaging and printing companies and other manufacturers.

Market Size

Japan’s appetite for recovered fiber remains one of the strongest in the world, even as the headline tonnage trends gently lower. Total waste-paper consumption eased from 16,521 thousand tons in 2019 to 14,683 thousand tons in 2024, representing a modest CAGR of -1.1%. The decline is concentrated in graphic-paper grades such as imitation/colored paper, newsprint and magazines, all of which contracted in line with digital substitution. By contrast, corrugated containerboard continued to expand, rising from 8,871,005 tons in 2019 to 9,073,296 tons in 2024, an increase of more than 200 thousand tons that highlights the resilience of packaging demand driven by e-commerce, food delivery and export shipping.

Looking forward, consumption is expected to stabilize further, edging down to roughly 14,500 thousand tons in 2029, a slower decline of CAGR of just -0.4%, as new recycled-liner machines, the steady rise of e-commerce and ongoing brand-owner commitments to fiber-based packaging offset most of the graphic-paper retreat.

The waste-paper recycling rate in domestic pulp and paper production has climbed from 79.5% in 2019 to 81.7% in 2024 and is forecast to reach about 82.5% by 2029. The upward drift signals a progressively greener furnish mix, enabled by Japan’s exceptionally efficient collection network, advanced de-inking technology and growing corporate decarbonization targets. In short, while absolute volumes may inch lower, the sector’s dependence on recycled fiber is deepening, positioning Japan to meet sustainability goals and maintain a vibrant circular-economy model even in a maturing paper market.

Source: The Frost & Sullivan Report

Market Drivers and Trends Analysis

High recovery and utilization rates:    Japan’s paper recovery rate and the recovered paper utilization rate reached 81.7% and 66.63% in 2024 respectively. These high rates are attributed to a sophisticated waste collection infrastructure, where households, businesses, and municipalities meticulously sort paper into categories like newspapers and cardboard, supported by strict guidelines under the Container and Packaging Recycling Act (1995). A strong cultural focus on environmental responsibility drives high public participation, resulting in clean and high-quality recovered paper. Advanced recycling technologies, such as Epson’s PaperLab A-8000, enable efficient processing, while leading manufacturers emphasize domestic reuse for products like newsprint and packaging. This resilient circular economy, supported by growing e-commerce demand and technological innovations, reduces dependence on virgin pulp and maintains Japan’s high recycling rates, even in the face of challenges like declining traditional paper consumption.

The high recovery and utilization rates drive paper recycling Japan by ensuring a reliable supply of quality materials, enabling efficient production, supporting a circular economy, and meeting growing market demand for sustainable products, all reinforced by cultural, legislative, and technological factors.

Robust demand fueled by downstream market consumptions:    Paper industry and the demand for recycled paper in the market ties closely with the demand from downstream markets. Wide-spread applications of paper packaging products especially corrugating packaging products such as food and beverage, home appliances and electronic manufacturing, durable goods, industrial and machinery manufacturing and e-commerce and express have formed robust market demand. In addition, the rise of e-commerce platforms like Rakuten and Amazon has further increased demand for sustainable packaging in Japan, with paper preferred for its recyclability and lower costs compared to plastics.

Decline in demand for traditional paper:    The decreasing demand for traditional paper stems from digital transformation, heightened environmental consciousness, and evolving societal preferences. Individuals and businesses are increasingly turning to digital tools for communication, document management, and media consumption, diminishing the need for paper. The rise of paperless initiatives, cost-effective solutions, e-books, e-learning, and online platforms has hastened this shift. Environmental concerns, including deforestation and waste challenges, further drive the preference for sustainable digital alternatives. The widespread use of remote work, cloud storage, and electronic signatures, coupled with younger generations’ inclination toward digital solutions, reinforces this trend. As traditional paper use declines, there is a stronger focus on sustainable practices like recycling, with Japan’s robust environmental policies promoting recycling to reduce waste and dependence on virgin materials.

Technological innovations:    Technological advancements have significantly reshaped the paper industry, enhancing recycling efficiency and decreasing dependence on virgin pulp. These innovations have made recycling processes more streamlined, cost-efficient, and eco-friendly. State-of-the-art recycling plants employ sophisticated de-inking techniques to eliminate ink, adhesives, and coatings from used paper, producing higher-quality recycled output. Improved fiber recovery systems extract stronger, longer fibers from recycled materials, boosting the durability and quality of recycled paper products. Additionally, automated waste sorting technologies, such as AI-driven systems and optical sensors, enable rapid and precise separation of paper from other waste, minimizing contamination and optimizing recycling operations. These breakthroughs have transformed the paper industry by increasing the supply and quality of recycled paper while reducing the environmental footprint of paper production and recycling.

Competitive Landscape of Recycling Market in Japan

Competition Overview

The proactive development of the circular economy in Japan has led to a highly competitive and fragmented Japanese recycling market in 2024. In the segments of collection, sorting, processing, and reuse of recyclable resources such as waste paper and metals, there are over 110,000 players in Japan. Approximately 10,000 players are involved in waste sorting and treatment, while only around 400 are engaged in the final processing and reuse, which is primarily attributed to the increasing technical requirements and complexity. In light of the variances in business coverage, the primary market players in Japan’s market can be categorized as follows:

1)      Large, integrated industrial groups with waste recycling operations are typically leading domestic and multinational companies with diversified business layouts and full industry chain coverage, dominating the market. For instance, in the metal recycling sector, companies such as DOWA, TANAKA, Sumitomo Metal Mining, and Mitsubishi Corporation, etc., possess advanced technologies for metal development, refining, and processing, as well as extensive downstream customer resources. Therefore, leveraging strong economies of scale and resource integration capabilities, they can further extend into the waste metal recycling business, enhancing their market competitiveness with higher recycling rates, larger capacities, and lower costs. Furthermore, their well-established business models enable them to utilize waste metal recycling as a raw material for their core products, thereby continuously strengthening their market positioning. In the field of waste paper recycling, Oji Holdings and Nippon Paper Group, for instance, have also expanded their operations to utilize waste paper recycling as a substitute for certain raw materials.

2)      Specialized recyclers, including Nansei Steel, SOUGOUSEIBI Total Waste Management, and the Company, primarily concentrate on the recycling, sorting and treatment of categories such as waste metals and paper. They supply processed products to the relevant downstream customers. Leading companies usually establish self-owned factories in multiple prefectures in Japan and continuously invest in advanced technologies while accumulating professional management experience. Additionally, leading players are diversifying their portfolios to include more complex, high-end composite products, thereby enhancing their competitive differentiation.

3)      Small and medium-sized recyclers, which constitute the majority of market participants but hold a relatively low market share. They are typically responsible for initial collection and sorting, supplying large recycling companies for further refining and processing.

Overall, Japan’s waste metal and paper recycling industry, driven by technological innovation and policy support, has formed a relatively mature market system with considerable room for future development. For new entrants, overcoming barriers in capital, technology, client resources, sales channels, and regulatory compliance is essential.

Entry Barriers

Capital Requirement:    Entry into the recycling market in Japan requires significant capital investment, including the acquisition of advanced recycling and processing equipment, the construction of sorting centers and processing facilities, and professionals’ recruitment. Furthermore, in order to maintain competitiveness in the field of technological research and development (“R&D”) and innovation, continuous financial support is essential. Besides, the establishment of stable raw material supply and sales channels, as well as the fulfilment of stringent environmental standards, all require significant capital investment. For new entrants, these capital requirements can present a significant challenge.

Client Resources and Sales Channels:    Japan’s recycling industry has developed a well-established recycling network and treatment system, covering the entire process from waste collection by households and businesses to reprocessing. New entrants will inevitably need to establish such network in a short period of time, which will require significant capital investment and competition with existing market players. In contrast, the supply chain of recycling market players in Japan is highly dependent on stable partnerships, including domestic and overseas raw material supplies from both public and private sources, logistics providers, downstream sales customers and channels. New entrants must invest time and resources in building trusting relationships with existing suppliers and customers.

Regulations and Qualifications:    Japan has clear and strict policy and regulatory requirements for the recycling industry. Different industries and different types of wastes are collected, sorted and treated with corresponding treatment benchmarks and technical requirements. Therefore, companies must have the appropriate qualifications and licenses to conduct business in each prefecture in Japan. Subsequently, market players will also need to keep track of updates and revisions to laws and regulations, etc. New entrants must have a thorough understanding of these regulations and comply with them strictly, otherwise they may face legal risks and barriers to market entry.

Overview of Metal Recycling and Paper Recycling Market in Asia

Market Size of Metal Recycling in Asia

The domestic metal scrap purchase volume in Asia excluding Japan has shown significant growth, rising from 358,071.0 thousand metric tons in 2019 to 398,432.2 thousand metric tons in 2024, representing a CAGR of 2.2%. This growth is primarily attributed to the steady increase in steel scrap, from 311,099.9 thousand metric tons in 2019 to 340,573.0 thousand metric tons in 2024, and aluminum scrap, from 21,105.1 thousand metric tons in 2019 to 27,691.7 thousand metric tons in 2024. The key drivers behind this trend include robust economic expansion and rapid industrialization across the region, which have led to higher demand for steel and aluminum in the construction, automotive, and manufacturing sectors. Meanwhile, the growing emphasis on sustainable manufacturing practices and circular economy principles has prompted industries to increase the use of recycled metal scrap in their production processes. The rapid pace of urbanization and infrastructure development has also led to increased demand for steel and aluminum. Government policies and recycling initiatives have provided a strong foundation for the growth of the metal scrap market.

Looking ahead, the domestic metal scrap purchase volume in Asia, excluding Japan, is projected to rise to around 437,770.1 thousand metric tons in 2029, driven by ongoing industrial development and advancements in technology.

Domestic Metal Scrap Purchase Volume By Types (Asia excluding Japan), 2019-2029E

	2019-2024	2025E-2029E
Total	**2.2%**	**1.8%**
Steel Scrap	1.8%	-
Aluminium Scrap	5.6%	-
Other Scrap	3.1%	-

Steel Scrap
Aluminium scrap
Other Scrap
Thousand Metric Ton
440,000
420,000
400,000
380,000
360,000
340,000
320,000
300,000
280,000
260,000
240,000
220,000
200,000
180,000
160,000
140,000
120,000
100,000
80,000
60,000
40,000
20,000
0
358,071.0
311,099.9
21,105.1
25,865.9
333,748.2
286,968.9
21,560.7
25,218.6
347,927.7
300,640.7
24,999.3
22,287.6
376,488.2
326,538.7
24,239.4
25,710.1
384,758.5
332,368.6
24,492.5
27,897.4
398,453.2
340,573.0
27,691.7
30,188.5
406,820.7
413,736.7
421,183.9
429,186.4
437,770.1
2019
2020
2021
2022
2023
2024
2025E
2026E
2027E
2028E
2029E

Source: Worldsteel Association, The Frost & Sullivan Report

Market Outlook of Metal Recycling in Asia

Industrial growth in Asia significantly drives the metal recycling market by increasing demand for metals in manufacturing, construction, automotive, and electronics sectors, particularly in countries like China and India. Rapid urbanization and infrastructure projects consume large quantities of steel, aluminum, and copper, with recycled metals offering a cost-effective and sustainable alternative to virgin materials. The expansion of industrial activities generates more metal scrap, bolstering the recycling supply chain, while environmental regulations and technological advancements in recycling processes further support market growth. Going forward, industrial growth ensures a robust demand for recycled metals to meet economic and environmental goals in Asia.

Growing environmental awareness among Asian consumers, particularly younger generations, is driving demand for recycled products and pushing companies to adopt sustainable practices. Urbanization and visible pollution issues in countries like China and India, coupled with cultural shifts in Japan and South Korea toward minimalism and circularity, have led to increased purchases of eco-friendly goods like biodegradable packaging and recycled textiles. In response, companies are investing in innovative materials and aligning with Environmental, Social, Governance (“ESG”) goals, to meet consumer expectations and regulatory pressures, fostering a regional shift toward a circular economy, therefore supporting the growth of metal recycling in Asia.

Market Size of Paper Recycling in Asia

Total consumption of paper in Asia, excluding Japan, has shown steady growth, rising from 109.6 million tons in 2019 to 124.8 million tons in 2024, at a CAGR of 2.6%. This rise is indicative of structural shifts in regional manufacturing and policy-driven supply chain realignments. Since 2017, China has implemented stringent import restrictions on solid waste, starting with a ban on 24 types of waste, including plastics, unsorted paper, and textiles, under Operation National Sword. Effective from January 2018, these policies, driven by environmental and health concerns, drastically reduced foreign waste inflows. Tighter contamination limits (e.g., 0.05% for plastics) and subsequent bans, including a complete halt on most solid waste imports by 2021, effectively closed China’s borders to foreign waste.

This shift disrupted global recycling chains, redirecting waste to Southeast Asian countries and prompting exporting nations to enhance domestic recycling. The bans have reduced air pollution in China but created a supply gap for raw materials, impacting local waste processing. At the same time, Southeast Asia nations have emerged as new hubs for paper production. Concurrently, surging e-commerce packaging demand, particularly for corrugated solutions in markets like Vietnam and Indonesia, has led to an increased reliance on cost-efficient recycled fiber.

The rate of wastepaper recycling in the production of pulp and paper in Asia has increased from 54.2% in 2019 to 59.5% in 2024, and it is forecast to reach approximately 66.1% by 2029. This upward trajectory signals industry-wide operational transformation, driven by stringent environmental mandates and technological upgrades in de-inking and sorting that enable higher-quality recovered fiber utilization.

Looking ahead, it is anticipated that the consumption of paper in Asia, excluding Japan, will continue to grow and reach 132.0 million tons by 2029, with a moderate CAGR of 1.1%, driven by the ongoing development of the global circular economy, as well as by the ongoing substitution of plastic for packaging.

Source: The Frost & Sullivan Report

Market Outlook of Paper Recycling in Asia

The growth of Asia’s waste paper consumption market and optimization of the supply chain continues to be driven by policy support and increased environmental awareness. Notably, China’s Import Ban of Solid Waste launched in 2021, which prohibits the import of waste paper, has prompted companies to establish closed-loop recycling networks, contributing to the enhancement of local recycling systems. Furthermore, China and several Southeast Asian countries, including Thailand and Vietnam, have adopted the Extended Producer Responsibility (the “EPR”) system, which imposes obligations on companies to assume responsibility for the environmental impacts throughout the product’s life cycle, from its design to its waste disposal. These policy shifts have fundamentally changed the recycling landscape across Asia. With China no longer accepting imported waste, neighboring countries are now under pressure to develop their own recycling capabilities to manage increasing waste volumes. This has led to significant investment in domestic recycling infrastructure throughout the region, as countries adapt to handle waste that was previously exported to China. Conversely, the radiation effects of the UN Global Plastics Treaty and the EU Packaging and Packaging Waste Regulation (the “PPWR”) will continue to incentivize Asian companies to replace plastic packaging with waste paper. The synergies between policy and circular economy objectives will drive continued growth in Asia’s paper consumption market.

The Asian region is a key producer and consumer of pulp and paper on a global scale. In comparison with virgin pulp, the price of waste paper is more stable and lower cost. This is particularly advantageous in contexts where resources are scarce and prices are volatile. In Asia, particularly in Southeast Asia, labor costs are relatively low, which makes the collection, sorting and processing of waste paper relatively low cost. Furthermore, the continuous advancement of waste paper recycling technology has led to significant improvements in the quality and performance of recycled paper, thereby meeting the demand for the production of high-end paper products. The convenience of raw material supply and cost advantages support the importance of waste paper in the Asian paper industry, and its consumption will continue to grow with the development of the industry.

Market Outlook of Recycling Industry in Southeast Asia

Japan’s high plastic recycling rate and battery recycling rate serve as a benchmark for Southeast Asia. Japan’s success stems from advanced infrastructure, mandatory recycling laws, and public participation in source separation, which Southeast Asia countries could emulate. The lower recycling rates in Southeast Asia reflect underdeveloped systems, but the region’s younger infrastructure allows for leapfrogging to advanced technologies like pyrolysis, unlike Japan’s established mechanical recycling focus. The recycling industry in Southeast Asia is poised for significant growth, driven by increasing waste generation, environmental concerns, supportive policies, and the region’s rapid economic development.

The recycling industry in Southeast Asia has immense growth potential, with the recycled plastics market growing at 11.2% CAGR and recycled battery market at 35.7% CAGR from 2025 to 2029. Low current recycling rates compared to Japan highlight significant room for improvement. Opportunities lie in advanced technologies, policy reforms, and digitalization, but challenges like infrastructure gaps, high costs, and regulatory inconsistencies must be addressed. Collaborative efforts among governments, businesses, and communities, alongside international partnerships, will be crucial to transforming Southeast Asia’s waste crisis into a sustainable economic opportunity.

Market Size of Recycled Plastics in Southeast Asia

The recycled plastics market in Southeast Asia is estimated at $8.5 billion in 2024 and is projected to grow to $14.2 billion by 2029 at a CAGR of 11.2% from 2025 to 2029, driven by high waste generation, regulatory support, and demand from packaging and construction sectors. Compared to Japan’s advanced recycling system, with 86% of plastic recycling rate in 2024, Southeast Asia’s lower rates, ranging from 8% to 24%, highlight significant growth potential if infrastructure and policies improve. Investments in technologies like chemical recycling and initiatives like the Alliance to End Plastic Waste are poised to accelerate this growth.

Source: The Frost & Sullivan Report

Market Size of Recycled Battery in Southeast Asia

Market size of recycled battery in Southeast Asia increased from $43.7 million in 2019 to $150.0 million in 2024, at a CAGR of 28.0%. By 2040, Southeast Asia is projected to have 2,166 GWh of used batteries, enough to power over 1 million households for a year, requiring substantial recycling capacity growth by 2030. Policies such as Singapore’s $150 million circular economy investment aiming for 70% material recovery by 2025 and Indonesia’s electric goals with 13 million motorcycles and 2 million four-wheeled electric vehicles by 2030 are boosting demand for recycled batteries. Advanced hydrometallurgical and pyrometallurgical processes are also enhancing recovery rates, with companies like SK tes in Singapore and EcoNiLi in Malaysia expanding operations. The recycled battery market in Southeast Asia is projected to grow to $702.6 million by 2029, with a CAGR of 35.7%.

Source: The Frost & Sullivan Report

Recycling of Plastic and Battery in Southeast Asia

The recycling rates of plastic in Japan and Singapore in 2024 amount to 86% and 59%, respectively. The recycling rates for plastics in Malaysia, the Philippines, and Thailand, ranging from 24% to 8%, are relatively low, due challenges in waste management infrastructure and collection systems across Southeast Asia. Improving collection, sorting, and processing infrastructure, along with public awareness, could significantly boost the recycling rates of plastics in Southeast Asia.

Source: The Frost & Sullivan Report

Battery recycling rates in Southeast Asia are low, ranging from 6% in Singapore to 10 – 20% in Indonesia, Malaysia, and Thailand, with the Philippines below 10%. Compared to Japan’s 42% battery recycling rate, there is huge growth opportunities in Southeast Asia, driven by increasing electric vehicle adoption, technological advancements, and policy support.

Source: The Frost & Sullivan Report

BUSINESS

Overview

Headquartered in Tokyo, Japan, we are an international recycling company dedicated to advancing sustainable material solutions across East Asia and Southeast Asia. As a committed advocate for environmental sustainability, we have devoted ourselves to promoting the development of a low-carbon and zero-waste global green circular economy by engaging in the trading of recyclable resources such as waste paper and scrap metal.

Our operations are structured around two core business segments: waste paper recycling and scrap metal recycling.

Under our waste paper recycling business, we operate across both the domestic Japanese and international markets by trading two main product categories: waste paper and paper pulp. We source waste papers from collection companies in Japan and supply them to recycled pulp mills or trading companies. In parallel, we purchase paper pulps from recycled pulp mills and supply them to paper manufacturers or trading companies. While our waste paper transactions are primarily domestic, our paper pulp exports serve a broad customer base across East Asia and Southeast Asia. During the fiscal years ended March 31, 2025 and 2024, we generated $17,697,546 and $12,683,826 from the sale of waste papers and paper pulps that we sourced from suppliers in Japan, respectively, which accounted for 27.1% and 24.9% of our total revenue for the fiscal years ended March 31, 2025 and 2024, respectively.

We also conduct cross-border transactions under our waste paper recycling business by procuring waste paper from suppliers in the U.S. and arranging for direct shipments to pulp mills or paper manufacturers in Malaysia. This model exemplifies our ability to execute seamless global logistics operations and supply chain coordination. During the fiscal years ended March 31, 2025 and 2024, we generated $1,906,229 and $102,893 from the sale of waste papers that we sourced from suppliers in the U.S., respectively, which accounted for 2.9% and 0.2% of our total revenue for those periods, respectively.

Our scrap metal recycling business focuses on the trade of dismantled metal wires and old metal appliances such as motors, engines, air conditioners and refrigerators. For old metal appliances, we acquire these materials from collection companies and supply them to smelters or trading companies, while for dismantled metal wires, we purchase processed and dismantled metal wires such as copper wires, aluminum wires, brass wires and iron wires, from dismantling factories, and then sell them to smelters, or trading firms. While the operations under our scrap metal recycling business are primarily concentrated within Japan due to the heavier nature of these materials, we also export a portion of our dismantled metal wires to our customers in East Asia and Southeast Asia. During the fiscal years ended March 31, 2025 and 2024, we generated $45,599,553 and $38,217,051 from the sale of old metal appliances and dismantled metal wires, respectively, which accounted for 69.7% and 74.9% of our total revenue for the fiscal years ended March 31, 2025 and 2024, respectively. Our sales operations are powered by our proprietary transaction matching system that integrates real-time market data such as the quantity of supply and demand and transaction prices that we gather through public platforms, client systems, telemarketing and direct communications. Our proprietary system enables us to match optimal supply and demand combinations efficiently, and our sales staff would then contact the matched suppliers and customers through telephone calls, emails, instant messaging software, or other means to lock in transactions. Once our purchase from the matched supplier and sale to the matched customer of the product are both confirmed, we coordinate with logistics service providers to deliver products to customers.

For export transactions, we manage the full logistics chain from supplier pickup and port delivery to international shipping, allowing us to ensure timely and cost-effective deliveries. We intentionally maintain flexibility by avoiding long-term commitments with specific logistics service providers, enabling us to select transport partners based on pricing, capacity, lead time, and service quality for each transaction. Typically, domestic deliveries are completed within one week of order placement, while international deliveries are fulfilled within one to three months, depending on destination and shipping conditions.

Our net income for the fiscal year ended March 31, 2025 amounted to $1,216,978, which is the combination of our income from operations of $755,600, total other income of $850,668 and income tax expense of $389,290, and our net loss for the fiscal year ended March 31, 2024 amounted to $302,889, which is the combination of our loss from operations of $641,093, total other income of $178,037 and income tax benefit of $160,167, respectively.

Our opportunities: Growing Demand for the Japanese Recycling Sector

The Japanese government has pledged to achieve carbon neutrality by 2050 and to cut national greenhouse gas emissions. Such a policy agenda positions higher scrap metal utilization as a primary lever for decarbonizing domestic metals production since secondary metals emit less carbon dioxide than ore-based routes. At the same time, a large portion of the roads, bridges, ports, ship hulls, and high-rise buildings in Japan were erected during the rapid-growth decades of the 1960s through the 1980s, which means many of these structures are approaching or have exceeded their engineered service life. The Japanese governmental safety audits and stricter seismic standards have accelerated demolition, retrofit, and rebuild programs, especially between 2020 and 2024, as stimulus budgets were channeled into public works projects for regional revitalization. Each demolition, retrofit, and rebuild program releases significant volumes of relatively clean ferrous scrap metal, including structural steel, rebar, steel plate, copper wires and stainless fixtures, all of which enter the recycling stream at predictable, contract-based intervals. For recycled metal trading companies like us, these factors provide predictable and secure growth for the business.

Considering paper recycling, the Japanese market’s appetite for recovered fiber remains one of the strongest in the world, even as the headline tonnage trends gently lower. The waste paper recycling rate in domestic paper pulp and paper production has climbed from 79.5% in 2019 to 81.7% in 2024 and is forecast to reach about 82.5% by 2029. The upward drift signals a progressively greener furnish mix, enabled by Japan’s exceptionally efficient collection network, advanced de-inking technology and growing corporate decarbonization targets. Wide-spread applications of paper packaging products, especially corrugating packaging products such as food and beverage, home appliances and electronic manufacturing, durable goods, industrial and machinery manufacturing, and e-commerce and express, have formed robust market demand. In addition, the rise of e-commerce platforms like Rakuten and Amazon has further increased demand for sustainable packaging in Japan, with paper preferred for its recyclability and lower costs compared to plastics.

We believe the combination business of waste paper recycling and scrap metal recycling enables us to seize market opportunities and increase profit.

Competitive Strengths

We believe the following competitive strengths are essential for our success and differentiate us from our competitors:

Effective Proprietary Transaction Matching System

Our sales operations are powered by our proprietary transaction matching system that integrates real-time market data such as the quantity of supply and demand and transaction prices that we gather through public platforms, client systems, telemarketing and direct communications. Our proprietary transaction matching system enables us to match optimal supply and demand combinations efficiently, and our sales staff would then contact the matched suppliers and customers through telephone calls, emails, instant messaging software, or other means to lock in transactions. Once our purchase from the matched supplier and sale to the matched customer of the product are both confirmed, we coordinate with logistics providers to deliver products to customers. Our effective matching system allows us to facilitate transactions efficiently, enhance trading efficiency, shorten decision cycles, and improve our profitability.

Established Supplier and Customer Relationships

Our established relationships with suppliers and customers provide us with reliable access to supply and demand, fostering stable business operations and repeat transactions.

In addition, our broad bases of suppliers and customers allow us to gather sufficient real-time market data in connection with the supply and demand of the products effectively and efficiently, facilitating more transactions to be matched by our proprietary transaction matching system.

Commitment to Sustainability and the Green Circular Economy

Our core mission aligns with global environmental priorities. By promoting the reuse of recyclable resources and reducing waste, we contribute directly to the development of a low-carbon and zero-waste global green circular economy, which is increasingly valued by customers, regulators, and investors. Our analysis of customer needs and product demand trends reveals a strong and stable demand for waste paper and scrap metal recycling. Unlike other industries, the resource recycling industry exhibits counter-cyclical characteristics, showing resilience to economic recessions and fluctuations in demand. Consequently, the impact of economic downturns and insufficient demand on our business is minimal.

Product Diversification, Strategic Global Layout and Flexible Logistics Model

Our business is structured into two business segments, waste paper recycling and scrap metal recycling, which allows us to diversify revenue streams, leverage cross-industry demand cycles, and create operational synergies in sourcing, logistics, and market intelligence.

Furthermore, we have strategically positioned ourselves in global markets since 2013. As of the date of this prospectus, our business is widespread in East Asia and Southeast Asia. With a broad customer base across Japan, East Asia and Southeast Asia, we benefit from a geographically diversified customer network that mitigates regional risks and enables us to serve both mature and emerging markets with different products in demand. For example, we only export paper pulps to China because the Chinese government currently prohibits direct export of waste papers.

In addition, we manage the full logistics chain from supplier pickup and port delivery to international shipping, allowing us to ensure timely and cost-effective deliveries. We intentionally maintain flexibility by avoiding long-term commitments with specific logistics service providers, enabling us to select transport partners based on pricing, capacity, lead time, and service quality for each transaction. By working with a network of third-party logistics service providers on a per-transaction basis, we maintain operational agility, cost control, and scalability without being constrained by fixed logistics services commitments or asset-heavy infrastructure. Typically, domestic deliveries are completed within one week of order placement, while international deliveries are fulfilled within one to three months, depending on destination and shipping conditions.

Possession of Proficiency and Familiarity with the Regulations of the Japanese Recycling Industry

We built a waste storage site and dismantling factory in Chiba, Japan, in 2021. While the waste storage site and dismantling factory is currently rented out to a third-party metal dismantling and sorting company for operation, we are responsible for maintaining its sustainability and compliance with the relevant regulations.

Since 2024, the Japanese government has implemented strict environmental requirements for waste storage sites, and consequently, more than 400 sites have been shut down for failing to meet newly applied environmental requirements and standards as of the date of this prospectus.

Despite the strict newly applied environmental requirements and standards, our waste storage site and dismantling factory nevertheless received environmental acceptance from the Japanese government on June 19, 2025, and is the fourth waste storage site locally to fulfill the newly applied requirements. With only three other waste storage sites fulfilled the requirements sooner than us, this demonstrates that we possess a thorough understanding of and familiarity with the regulations of the Japanese recycling industry and have mature technologies and capabilities to comply with the relevant applicable environmental requirements and standards.

Well-Developed Team and Experienced Experts

We have operated our business for over ten years, and we have attracted and built a team with extensive experience in the resource recycling industry. The founder of the Operating Entity and our Chief Financial Officer, Mr. Shihai Bi, has served as the President of the Operating Entity, where he leads the Operating Entity’s strategic planning, financial management, and international business development. Under his leadership, the Operating Entity successfully established a competitive circular economy business model. Our Chief Executive Officer, Mr. Guanglang Jiang, has over 10 years of experience in corporate management, risk control, and governance.

Growth Strategies

We intend to develop our business by implementing the following strategies:

Global Expansion of Cross-Border Trade Operations

We plan to deepen our customer base in high-growth regions such as Southeast Asia, where demand for recycled materials is rising due to industrialization and environmental regulations. Markets like Vietnam, Indonesia, and the Philippines present significant opportunities for expanding our waste paper and pulp exports.

In addition, building on our established U.S.-to-Malaysia waste paper supply chain, we aim to replicate similar trade models in other regions to not only broaden our customer base but also increase and diversify the source of our supply.

In preparation for this global expansion, we have engaged in collaboration with some partners who are familiar with the diverse Asian languages and business cultures to build an international business development team. This dedicated team will contact local customers and suppliers and familiarize themselves with local regulations. We plan to establish operating subsidiaries in Hong Kong and China to commence our operations in these regions by 2026 and 2027, respectively, with the goal of reaching profitability in these markets by 2028. For our plan in Hong Kong, we intend to establish an operating subsidiary and commence its operations in the second and third quarters of 2026, respectively, for which we currently anticipate to collectively expend $240,000, to maintain its operations in 2027, for which we currently anticipate to expend $200,000, and to expand its operations further in 2028, for which we currently anticipate to expend $160,000. For our plan in China, we intend to prepare for the establishment of an operating subsidiary in the second quarter of 2026 and obtain the approval from the Chinese government for its establishment in the third quarter of 2026, respectively, for which we currently anticipate to collectively expend $360,000, establish the operating subsidiary and commence its operations in 2027, for which we currently anticipate to expend $500,000, and expand its operations further in 2028, for which we currently anticipate to expend $340,000.

Optimizing and Developing our Proprietary Transaction Matching System

Currently, to facilitate the transactions, we rely on our sales staff to gather real-time market data such as the quantity of supply and demand and transaction prices on a daily basis through public information platforms, our client information systems, telemarketing, etc., and enter the data into our proprietary transaction matching system. We plan to invest more resources to optimize our proprietary transaction matching system with artificial intelligence and develop functions in connection with automatic market data gathering and analyzing. With such an advanced transaction matching system, we will be able to facilitate transactions more accurately and efficiently, and our sales staff may focus on liaising with the matched suppliers and customers to lock in transactions.

New Product Development and Diversification

We are exploring new recyclable materials and byproducts, such as waste glass and plastic, especially those aligned with environmental trends and regulatory support, to broaden our product portfolio and tap into adjacent recycling markets.

Our Businesses

We engage in the trading of two principal product categories: waste paper and scrap metal, which are sourced and sold through a well-established network of our suppliers and customers.

Waste Paper Recycling Business

Domestically, we source waste paper from collection companies across Japan and sell these materials to recycled pulp mills and trading companies. In parallel, we purchase recycled paper pulp from pulp mills and supply it to paper manufacturers and trading companies. We operate our domestic waste paper recycling business by cooperating with third-party logistics service providers. Once our purchase from the supplier and sale to the customer of the waste paper or recycled paper pulp are both secured, we coordinate the logistics of each transaction through a network of third-party logistics service providers to deliver the waste paper or recycled paper pulp from the supplier to the customer. While waste paper transactions are primarily conducted within Japan, our paper pulp exports serve a broad customer base across countries in East Asia and Southeast Asia.

In the fiscal years ended March 31, 2025 and 2024, we generated $17,697,546 and $12,683,826 from the sale of waste papers and paper pulps that we sourced from suppliers in Japan, respectively, which accounted for 27.1% and 24.9% of our total revenue for the fiscal years ended March 31, 2025 and 2024, respectively.

In addition to our domestic operations, we operate an international supply chain by sourcing waste paper from suppliers in the United States and arranging direct shipments from the New York port to the designated ports in Malaysia for our customers, mainly pulp mills and paper manufacturers, to pick up. This cross-border trade model underscores our ability to efficiently coordinate global logistics and manage complex supply networks. In the fiscal years ended March 31, 2025 and 2024, we generated $1,906,229 and $102,893 from the sale of waste papers that we sourced from suppliers in the U.S., respectively, which accounted for 2.9% and 0.2% of our total revenue for those periods, respectively.

In the fiscal year ended March 31, 2025, 14.5%, 7.9% and7.6% of our total revenue were contributed by the customers of our waste paper recycling business located in Japan, East Asia and Southeast Asia, respectively. In the fiscal year ended March 31, 2024, 11.5%, 5.2% and 8.3% of our total revenue were contributed by the customers of our waste paper recycling business located in Japan, East Asia and Southeast Asia, respectively.

Scrap Metal Recycling Business

Our scrap metal recycling operations are centered on the procurement and sale of old metal appliances and dismantled metal wires. We acquire obsolete metal products such as motors, engines, air conditioners, and refrigerators from collection companies and sell them to smelters, or trading companies. Additionally, we purchase dismantled metal wires, including copper, aluminum, brass, and iron wires, from dismantling factories, and sell them to downstream metal processing firms, smelters or trading companies.

While the operations under our scrap metal recycling business are primarily concentrated within Japan due to the heavier nature of these materials, we also export a portion of our dismantled metal wires to our customers in East Asia and Southeast Asia.

In the fiscal years ended March 31, 2025 and 2024, we generated $45,599,553 and $38,217,051 from the sale of old metal appliances and dismantled metal wires, respectively, which accounted for 69.7% and 74.9% of our total revenue for the fiscal years ended March 31, 2025 and 2024, respectively.

In the fiscal year ended March 31, 2025, 57.4%, 8.6% and 3.7% of our total revenue were contributed by the customers of our scrap metal recycling business located in Japan, East Asia and Southeast Asia, respectively. In the fiscal year ended March 31, 2024, 69.3%, 4.7% and 0.9% of our total revenue were contributed by the customers of our scrap metal recycling business located in Japan, East Asia and Southeast Asia, respectively.

Sales and Logistics Operations

Our sales activities are driven by our proprietary transaction matching system designed to optimize trading efficiency and responsiveness. The system integrates real-time data on supply quantities, demand levels, and market pricing that we gather from public databases, internal client systems, telemarketing, and direct communications. Our proprietary system enables us to match optimal supply and demand combinations efficiently. Once the system matches the best transaction combinations, our sales staff would contact the matched suppliers and customers through various communication channels, including telephone, email, and instant messaging platforms, to lock in transactions.

Once our purchase from the matched supplier and sale to the matched customer of the product are both secured, we then coordinate the logistics of each transaction through a network of third-party logistics service providers to deliver the products from the suppliers to the customers. For exporting transactions, we manage the entire supply chain from picking up products from the suppliers, transporting the products to the ports, usually the Tokyo port, to shipping the products to the designated ports through international ocean freight, ensuring seamless and cost-efficient global deliveries.

For domestic delivery, we are generally responsible for the payment of the delivery, and, pursuant to the purchase orders our customers placed to us, the risk of loss or damage of the products will not be transferred to customers until the products are received by them. However, pursuant to the delivery orders we generally place to the logistics service providers, if the products are ever damaged or lost during the delivery, we will have the contractual rights to seek reimbursement and compensation from the logistics service providers.

For international ocean freight, we are generally responsible for paying the shipping costs and securing insurance for the products during the shipments. However, pursuant to the delivery orders we generally place to the international ocean freight service providers, the risk of loss or damage of the products will be transferred to the customers either when the products are loaded onto the vessel at the departure ports or when the products arrive at the ports designated by the customers.

We do not generally enter into long-term logistics services agreements with specific logistic service providers. Instead, we arrange the delivery of our products by placing fixed-term delivery orders to logistic service providers on a deal-by-deal basis. Without being bound by long-term logistics services agreements, we maintain operational flexibility, enabling us to select the most suitable logistics service providers based on cost, capacity, delivery timelines, and service quality for each delivery. While we do not enter into long-term logistics services agreements with specific logistic service providers, the fixed-term delivery orders contain all the general terms and conditions of our requirements, including warranties, reimbursements, indemnities, delivery, and certain other terms to secure our contractual rights.

Delivery timelines vary depending on the destination. Domestic customers typically receive their orders within one week, while international shipments are usually fulfilled within one to three months, depending on transit time and port schedules.

Our Customers

Our sales agreements mainly consist of master sales agreements, purchase orders which may be governed by master sales agreements, and all other agreements with customers that can be written, oral, or implied by an entity’s customary business practices.

These agreements are signed between us and the customer and come into force after signing or stamping by both parties. The agreements clearly specify each party’s rights regarding the products to be delivered, including product name, unit price, quantity or weight, delivery terms, and other details. The payment terms are specified in each agreement, including the amounts and settlement methods.

For the waste papers, our customers are mostly recycled pulp mills and trading companies located in Japan, with a portion of our customers operating in Southeast Asia. For the paper pulps, our customers primarily consisted of paper manufacturers and trading companies across Japan, East Asia and Southeast Asia.

For the old metal appliances, our customers are mostly smelters, or trading companies located in Japan. For processed and dismantled metal wires, our customers primarily consisted of metal processing firms, smelters or trading companies located in Japan, East Asia and Southeast Asia.

For the fiscal year ended March 31, 2025, we had one major customer who accounted for more than 10% of our total revenues. For the fiscal year ended March 31, 2025, the major customer contributed $22,202,993, which accounted for 33.95% of our total revenues.

For the fiscal year ended March 31, 2024, we had one major customer who accounted for more than 10% of our total revenues. For the fiscal year ended March 31, 2024, the major customer contributed $18,257,031, which accounted for 35.80% of our total revenues.

We entered into a master sales agreement with our major customer (the “Sales Agreement”), of which the material terms are as follows:

Term and Termination

The Sales Agreement is effective for a period of three years from the date of execution, December 1, 2023. Unless either party raises a written objection three (3) months prior to the expiration date of the Sales Agreement, it shall automatically be extended for a period of one (1) year.

In the event of any material breach, violation of law, or bankruptcy of a party, the other party may immediately terminate the Sales Agreement.

Subject Items

The subject items under the Sales Agreement are recyclable metal resources with recovery value, including but not limited to:

•        Used motors, engines, and related metal components;

•        Scrap machinery and industrial metal parts;

•        Small electrical and electronic devices containing recyclable metal; and

•        Other recyclable metal items mutually agreed in writing by both parties.

We shall ensure all goods are legally sourced and comply with relevant Japanese laws.

Transaction and Payment Terms

The Sales Agreement serves as a master sales agreement. All details regarding price, quantity, place of delivery, and payment terms shall be specified in the respective purchase order. In the event of inconsistency, the purchase orders shall prevail.

In principle, the major customer is required to make payment by bank transfer within 30 days after receipt of qualified goods and valid invoices.

Delivery and Logistics

We are responsible for arranging the delivery of the goods to the warehouse or delivery location designated by the major customer. The ownership and risk of loss or damage of the goods shall transfer to the major customer upon delivery at the warehouse or delivery location designated by the major customer.

Governing Law and Jurisdiction

The Sales Agreement is governed by and construed in accordance with the laws and regulations of Japan.

Any dispute shall be submitted to the Tokyo District Court as the exclusive court of first instance. By mutual consent, arbitration before the Tokyo Arbitration Center may also be chosen.

Our Suppliers

We do not generally enter into long-term supply agreements with our suppliers. Instead, we source the products by placing fixed-term purchase orders to our suppliers on a deal-by-deal basis after the transactions are matched. While we do not enter into long-term supply agreements with our suppliers, the fixed-term purchase orders contain all the general terms and conditions of our purchases, including warranties, product specifications, quantities, indemnities and certain other terms to secure our contractual rights.

For the waste papers, our suppliers are mostly waste paper collection companies throughout Japan. For the paper pulps, our suppliers primarily consisted of recycled pulp mills located in Japan.

For the old metal appliances, our suppliers are mostly metal appliances collection companies located in Japan. For processed and dismantled metal wires, our suppliers primarily consisted of dismantling factories operating in the same area.

For the fiscal year ended March 31, 2025, we had one major supplier who accounted for more than 10% of our total purchases. For the fiscal year ended March 31, 2025, our purchases from the major supplier amounted to $22,388,322, which accounted for 35.67% of our total purchases.

For the fiscal year ended March 31, 2024, we had one major supplier who accounted for more than 10% of our total purchases. For the fiscal year ended March 31, 2024, our purchases from the major supplier amounted to $18,306,002, which accounted for 36.58% of our total purchases.

We entered into a master supply agreement with our major supplier (the “Supply Agreement”), of which the material terms are as follows:

Term and Termination

The Supply Agreement is effective for a period of three years from the date of execution, December 1, 2023. Unless either party raises a written objection three (3) months prior to the expiration date of the Supply Agreement, it shall automatically be extended for a period of one (1) year.

In the event of any material breach, violation of law, or bankruptcy of a party, the other party may immediately terminate the Supply Agreement.

Subject Items

The subject items under the Supply Agreement are dismantled and sorted recyclable metal resources that can be directly used by downstream smelters, including but not limited to:

•        Scrap metals such as copper, aluminum, iron, brass, and stainless steel; and

•        Other recyclable metal items mutually agreed in writing by both parties.

The major supplier shall ensure all goods are valuable resources, rather than unprocessed general waste, and comply with relevant Japanese laws.

Transaction and Payment Terms

The Supply Agreement serves as a master supply agreement. All details regarding price, quantity, place of delivery, and payment terms shall be specified in the respective purchase order. In the event of inconsistency, the purchase orders shall prevail.

In principle, we are required to make payment by bank transfer within 30 days after receipt of qualified goods and valid invoices.

Delivery and Logistics

We are responsible for arranging the transportation of the goods. The ownership and risk of loss or damage of the goods shall transfer to us once the goods are loaded onto the truck at the major supplier’s warehouse.

Governing Law and Jurisdiction

The Supply Agreement is governed by and construed in accordance with the laws and regulations of Japan.

Any dispute shall be submitted to the Tokyo District Court as the exclusive court of first instance. By mutual consent, arbitration before the Tokyo Arbitration Center may also be chosen.

Competition

The waste paper recycling and scrap metal recycling industries in Japan, East Asia and Southeast Asia are both highly competitive and fragmented. As a relatively new and small-scale company in both industries, we not only face competition from the large-scale and vertically-integrated companies with more resources, extended operating histories and connections to the industries that operate their own collecting, sorting and processing facilities, such as Mitsubishi Corporation (TYO: 8058), Nippon Paper Industries Co., Ltd. (TYO: 3863) and Dowa Holdings Co., Ltd. (TYO: 5714) but also compete with other similar-size companies who focus on the trading of waste paper and/or scrap metal. In addition, as we export our products to serve a broad customer base across countries in East Asia and Southeast Asia, we also compete with companies that export waste paper or scrap metal to East Asia and Southeast Asia, such as America Chung Nam LLC.

Despite that, many of our competitors have longer operating histories, better brand recognition, greater financial, technical, or marketing resources, stronger relationships with customers, and larger economies of scale than we do, and operate a business model that provides them with competitive advantages as they are less dependent on upstream suppliers and/or downstream customers in the value chain, we believe that we are nevertheless well-positioned to effectively compete in the waste paper recycling and scrap metal recycling industries on the basis of our effective proprietary transaction matching system, established relationships with existing suppliers and customers, commitment to sustainability and the green circular economy, product diversification, strategic global layout, flexible logistics model, and proficiency and familiarity with the regulations of the Japanese recycling industry.

Employees

We had 17, 15, and 11 full-time employees as of the date of this prospectus, March 31, 2025, 2024 and 2023, respectively. The following table sets forth the number of our full-time employees categorized by areas of operations as of the date of this prospectus:

Function	Number
Management	2
General and administration	1
Sales, purchasing and logistics	10
Finance	2
Supply chain	2
Total	17

We enter into employment agreements with our full-time employees. The employment agreements have an indefinite term and may be terminated by the employee with a 30-day advance notice. Dismissal of the employee by us is required to meet the following requirements: (i) the dismissal is objectively reasonable and socially acceptable; (ii) the dismissal is based on the grounds set forth in the labor regulations; (iii) the dismissal does not fall under any of the prohibited grounds stipulated by law; and (iv) a 30-day advance notice is given, or a dismissal allowance is paid in lieu of such notice. In addition, we enter into confidentiality and non-compete agreements with our key employees before they leave our Company.

We did not have contract workers as of the date of this prospectus, March 31, 2025, 2024 and 2023.

We believe that we maintain a good working relationship with our full-time employees, and we have not experienced material labor disputes in the past. None of our employees is represented by a labor union.

Permits and Licenses

As of the date of this prospectus, we have received from the Japanese government authorities all requisite permits or licenses needed to engage in our business currently conducted in Japan. Such permits and licenses include business licenses and Secondhand Dealer Licenses.

Insurance

Other than the government-mandated social and health insurance, we do not maintain any other insurance covering our directors’ and officers’ liability, properties, equipment, or employees. We believe that our insurance coverage is in line with industry practice.

Property

As of the date of this prospectus, we lease our headquarters and our office in Tokyo, Japan, and own one waste storage site and dismantling factory in Chiba, Japan, which has been rented out to a third-party metal dismantling and sorting company for operation. A summary of our properties as of the date of this prospectus is shown below:

Location	Space (in square feet)	Use	Lease Term (years)
Tokyo	1777.8	Headquarters and one office	October 16, 2023 to October 15, 2025 (Renewable for every two years)
Chiba	1,231 (Factory)/4,387 (Land)	One waste storage site and dismantling factory	Own

We believe that our existing facilities are sufficient for our near-term needs.

Intellectual Property

We regard our patents, trademarks, service marks, domain names, trade secrets, and similar intellectual property as critical to our success. We rely on a combination of copyright, patent and trademark law, and confidentiality agreements with employees, to protect our intellectual property rights. We also regularly monitor any infringement or misappropriation of our intellectual property rights.

As of the date of this prospectus, we have registered two patents in Japan and three patents in PRC:

No.	Patent No.	Patent Name	Authorization Announcement Date	Patent Type	Patent Term	Region
1	JP.5247949	Used paper collection/used paper auction market successful bid support system, support device, and support method	July 24, 2013	Invention patent	20	Japan
2	JP.5307949	Steel scrap auction market winning system, and apparatus and method for use therein	October 2, 2013	Invention patent	20	Japan
3	2024205066856	A resource recycling device	January 17, 2025	Utility patent	10	PRC
4	2023227909277	A crushing device for industrial waste recycling	May 14, 2024	Utility patent	10	PRC
5	2023231159451	A crusher for recycling and processing paper waste	August 27, 2024	Utility patent	10	PRC

As of the date of this prospectus, we have registered one trademark in Japan and one trademark in PRC:

No.	Trademark	Type of Mark	List of Goods and Services	Registration Number	Registration Date	Expiration Date	Region
1		Picture	Class [ ]	[ ]	[ ]	[ ]	PRC
2		Text	Class 35	5606364	August 9, 2013	August 9, 2033	Japan

The trademark can generally be renewed every 10 years by filing a request for renewal and paying a renewal fee six months before the trademark right expires.

In addition, as of the date of this prospectus, we have registered three domain names, kaiyo-japan.com, seahawk-inc.com and seah-inc.com, in Japan and one copyright in PRC relating to our business.

Seasonality

We have not experienced a significant impact on our business results due to seasonality.

Legal Proceedings

From time to time, we may become a party to various legal or administrative proceedings arising in the ordinary course of our business, including actions with respect to intellectual property infringement, violation of third-party licenses or other rights, breach of contract, and labor and employment claims. We are currently not a party to, and we are not aware of any threat of, any legal or administrative proceedings that, in the opinion of our management, are likely to have any material and adverse effect on our business, financial condition, cash flow, or results of operations.

REGULATIONS

Company Laws

The formation, organization, operation and management of companies are governed by the Companies Act (Act No. 86 of July 26, 2005, as amended) and other related laws. Our Company is categorized as “Company with a Board of Company Auditors” provided by this Act.

Laws on Storage, Export and Trading of Waste Papers and Scrap Metals

Storage, export and trading of waste papers and scrap metals are mainly regulated by the following laws and regulations in Japan.

(1)    Waste Management and Public Cleansing Act (Act No. 137 of 1970, as amended)

This law regulates the collection, storage, transport, recycling, and disposal of waste, including waste paper and scrap metals. It requires businesses handling waste to obtain proper licenses and comply with standards for storage, transportation, and processing. Exporters must ensure that waste is not hazardous and is managed in an environmentally sound manner, with strict documentation and reporting obligations. There is a strong emphasis on the proper storage and management of recyclable resources to promote the 3Rs (Reduce, Reuse, Recycle) and to prevent illegal dumping or improper handling. We believe we are compliant with this law in all material aspects as of the date of this prospectus.

(2)    Act on the Promotion of Effective Utilization of Resources (Act No. 48 of April 26, 1991, as amended)

This law encourages the reduction, reuse, and recycling of resources, including waste paper and scrap metals. It sets out requirements for businesses to promote recycling and proper resource management, and in some cases, mandates recycling targets. The law also supports the development of recycling systems and technologies to facilitate the effective use of resources. We believe we are compliant with this law in all material aspects as of the date of this prospectus.

(3)    Foreign Exchange and Foreign Trade Act (Act No. 228 of December 1, 1949, as amended)

FEFTA governs the export of goods from Japan, including waste paper and scrap metals. Exporters must comply with export control regulations, which may require permits or notifications for certain types of waste, especially if classified as hazardous or subject to international agreements. The law aims to ensure that exports do not harm national security or international relations. We believe we are compliant with this law in all material aspects as of the date of this prospectus.

(4)    Act for the Control of Export and Import of Specified Hazardous and Other Wastes (Act No. 108 of December 16, 1992, as amended)

This law implements Japan’s obligations under the Basel Convention, which controls the transboundary movement of hazardous wastes. Exporters of waste paper and scrap metals must confirm whether their materials are classified as hazardous. If so, they must obtain prior informed consent from the importing country and follow strict procedures to prevent environmental harm. We believe we are compliant with this law in all material aspects as of the date of this prospectus.

(5)    Law for the Promotion of Sorted Collection and Recycling of Containers and Packaging (Act No. 112 of June 16, 1995, as amended)

This law specifically targets the recycling of containers and packaging, including paper products. It requires businesses and municipalities to sort, collect, and recycle packaging waste, and sets out responsibilities for manufacturers, retailers, and consumers. Exporters of such waste must ensure compliance with sorting and recycling requirements before export. We believe we are compliant with this law in all material aspects as of the date of this prospectus.

(6)    Local regulations

Local governments may have additional ordinances or guidelines specifying storage conditions, such as covered storage, separation from other waste types, and fire prevention measures. We believe we are compliant with the ordinances and guidelines regulated by local governments in all material aspects as of the date of this prospectus.

Intellectual Property Protection Laws

There are various intellectual property laws in Japan, including the Patent Act (Act No. 121 of April 13, 1959, as amended), the Utility Model Act (Act No. 123 of April 13, 1959, as amended), the Design Act (Act No. 125 of April 13, 1959, as amended), the Trademark Act (Act No. 127 of April 13, 1959, as amended), the Copyright Act (Act No. 48 of May 6, 1970, as amended). The Patent Act provides patent rights and regulates the protection and utilization of inventions. The Utility Model Act provides utility model rights and regulates the protection and utilization of devices. The Design Act provides design rights. The Trademark Act provides trademark rights. The Copyright Act provides for authors’ rights and neighboring rights. We believe we are compliant with these laws and regulations in all material aspects, and as of the date of this prospectus, we have registered two patents, one trademark and three domain names in Japan and three patents, one trademark and one copyright in PRC.

Labor Laws

There are various labor-related laws in Japan, including the Labor Standards Act (Act No. 49 of April 7, 1947, as amended), the Industrial Safety and Health Act (Act No. 57 of June 8, 1972, as amended), and the Labor Contracts Act (Act No. 128 of December 5, 2007, as amended). The Labor Standards Act regulates, among others, minimum standards for working conditions such as working hours, leave period, and leave days. The Industrial Safety and Health Act requires, among others, the implementation of measures to secure employee safety and protect the health of workers in the workplace. The Labor Contracts Act regulates, among others, the change of terms of employment contracts and working rules, and dismissal and disciplinary action. We believe we are compliant with these laws and regulations in all material aspects as of the date of this prospectus.

Environmental Regulations

There are various environmental-related laws in Japan, including the Air Pollution Control Act (Act No. 97 of June 10, 1968, as amended), Water Pollution Prevention Act (Act No. 138 of December 25, 1970, as amended), Soil Contamination Countermeasures Act (Act No. 53 of May 29, 2002, as amended), and Noise Regulation Act (Act No. 98 of June 10, 1968, as amended). We believe we are compliant with these laws and regulations in all material aspects as of the date of this prospectus.

Regulations on Lease Agreements

Our lease agreements are generally subject to the Civil Code (Act No. 89 of April 27, 1896, as amended) and Act on Land and Building Leases (Act No. 90 of October 4, 1991, as amended). As of the date of this prospectus, we believe the terms and conditions of our lease agreements are consistent with these laws in all material aspects and are valid and enforceable as provided for in these agreements.

Regulations on Privacy Protection

The Act on the Protection of Personal Information (Act No. 57 of May 30, 2003, as amended) aims to protect an individual’s rights and interests and establishes obligations that a personal information handling business operator shall fulfill. This law defines personal information as data that can identify a specific individual, including names, addresses, and other identifiers. Businesses must specify the purpose of data collection and obtain consent from individuals when collecting sensitive information. Data subjects have rights to access, correct, and request deletion of their personal information. When transferring personal data abroad, this law generally imposes strict requirements. Personal data can only be transferred to foreign countries if the recipient country has an adequate level of data protection as designated by Japan (i.e., EU and UK), or if the other limited exceptions apply. We believe we are compliant with this law in all material aspects as of the date of this prospectus.

Taxation Regulations

The taxes levied in Japan on income generated by the activities of a corporation include corporate tax (national tax), local corporate tax (national tax), corporate inhabitant tax (local tax), enterprise tax (local tax), and special local corporate tax (a national tax). According to tax-related laws and regulations, including the Corporation Tax Act (Act No. 34 of March 31, 1965, as amended) and the Local Corporation Tax Act (Act No.11 of March 31, 2014, as amended), the scope of income subject to the taxes is determined and the taxable income is calculated. Corporate inhabitant taxes are levied on income and a per capita basis using the corporation’s capital and the number of its employees as the tax base. Business transaction is levied consumption tax which is a type of value-added tax.

Foreign Exchange Regulations

The Foreign Exchange and Foreign Trade Act of Japan (Gaikoku Kawase oyobi Gaikoku Boueki Hou) (the “FEFTA”) and related cabinet orders and ministerial ordinances, which we refer to collectively as the Foreign Exchange Regulations, govern certain aspects relating to the acquisition and holding of shares by “exchange non-residents” and by “foreign investors” (as these terms are defined below).

Exchange residents are defined in the Foreign Exchange Regulations as:

(i)     individuals who reside within Japan; or

(ii)    corporations whose principal offices are located within Japan.

Exchange non-residents are defined in the Foreign Exchange Regulations as:

(i)     individuals who do not reside in Japan; or

(ii)    corporations whose principal offices are located outside Japan.

Generally, branches and other offices of non-resident corporations located within Japan are regarded as exchange residents. Conversely, branches and other offices of Japanese corporations located outside Japan are regarded as exchange non-residents.

Foreign investors are defined in the Foreign Exchange Regulations as:

(i)     individuals who are exchange non-residents;

(ii)    corporations or other entities organized under the laws of foreign countries or whose principal offices are located outside Japan;

(iii)   corporations of which 50% or more of the total voting rights are held, directly or indirectly, by individuals and/or corporations falling within (i) and/or (ii) above;

(iv)   investment partnerships and limited liability partnerships for investment, etc. (including foreign partnerships) in which the ratio of capital contribution from exchange non-residents is 50% or more of the total amount of capital contribution by all partners, or in which a majority of the managing partners are exchange non-residents; or

(v)    corporations or other entities having a majority of either (A) directors or other persons equivalent thereto or (B) directors or other persons equivalent thereto having the power of representation who are non-resident individuals.

Acquisition of Shares

Acquisition by a foreign investor of shares of a Japanese corporation from a non-foreign investor requires pre or post facto reporting by the foreign investor through an exchange resident to the Minister of Finance of Japan through the Bank of Japan. No such reporting requirement is generally imposed, however, if:

(i)     shares are acquired due to the occurrence of an event of inheritance, bequest, gratis allotment of shares, or acquisition of shares with a call provision; or

(ii)    both the investment ratio and the voting right ratio (total of closely related parties) of all shares held after the share acquisition are less than 10% (provided that the nationality of the foreign investor is that of the listed country or Japan, and the business(es) actually engaged in by the issuing company and/or its subsidiary(ies) does not include any pre reporting industry and falls under the category of post facto reporting industry); or

(iii)   the acquisition falls under any other case prescribed in Article 55-5 of the FEFTA, Article 3.1 of the Cabinet Order on Inward Direct Investment, etc., and Articles 3.2 and 3.3 of the Order on Inward Direct Investment, etc.

Dividends and Proceeds of Sale

Under the Foreign Exchange Regulations, dividends paid on, and the proceeds from sales in Japan of, shares held by exchange non-residents of Japan may generally be converted into any foreign currency and repatriated abroad.

MANAGEMENT

Set forth below is information concerning our directors, director nominees, executive officers and other key employees.

The following individuals are members of our board of directors and management of the Company.

Directors and Executive Officers	Age	Position/Title
Guanglang Jiang	43	Director, Chairman of the Board of Directors, and Chief Executive Officer
Shihai Bi	54	Director and Chief Financial Officer
Lin Yang	49	Independent Director Nominee
Biwang Zhang	42	Independent Director Nominee
[ ]	[ ]	Independent Director Nominee

The following is a brief biography of each of our current directors, executive officers and director nominees:

Mr. Guanglang Jiang has served as the Director, Chairman of the Board of Directors, and Chief Executive Officer of our Company since February 2025. Prior to joining our Company, he has been the Chief Executive Officer of Top Edge Developments Limited since April 2024 for strategic decision-making and execution, and oversight of company operations and governance. Mr. Jiang founded and led Wisdom Navigate (Xiamen) Investment Management Limited in April 2021, and Wisdom Navigate Investments Limited in April 2012, where he served as Chief Executive Officer and oversaw equity investments and IPO preparation for multiple pre-IPO companies from April 2012 to June 2025. Earlier in his career, Mr. Jiang held roles as finance manager, investment manager, and IPO project leader at several domestic and international companies, gaining substantial hands-on experience in corporate management, risk control, and governance. He holds the qualifications of Intermediate Accountant in China and Certified Management Accountant (CMA) in the United States. Mr. Jiang graduated from the Jiujiang Branch of Jiangxi University of Finance and Economics in China with a bachelor’s degree in Accounting (Certified Public Accountant specialization).

Mr. Shihai Bi has served as the Director and Chief Financial Officer of our Company since August 21, 2025. Since March 2013, Mr. Bi founded and has served as the President of the Operating Entity, where he leads the Operating Entity’s strategic planning, financial management, and international business development. Under his leadership, the Operating Entity successfully established a competitive circular economy business model. He has demonstrated exceptional capabilities in cross-border financial coordination and compliance with both Chinese and Japanese regulations, contributing to the financial stability and transparency of global operations. Mr. Bi began his career in higher education in China before pursuing further studies in Japan. Mr. Bi graduated from Shenyang Sport University in China in July 1994 with a bachelor’s degree in physical education and from Kokushikan University in Japan in March 2002 with a bachelor’s degree in economics. He received a master’s degree in business administration from the Graduate School of Kokushikan University in Japan in March 2004.

Ms. Lin Yang will serve as our independent director upon effectiveness of the registration statement of which this prospectus forms a part. Since May 2020, Ms. Lin Yang has served as the chief financial officer of Universe Pharmaceuticals INC (Nasdaq: UPC), a China-based pharmaceutical producer and distributor, and has served as the company’s director since August 2020. Since April 2006, Ms. Lin Yang has served as the financial director of Jiangxi Universe Pharmaceuticals Co., Ltd., an indirect wholly-owned subsidiary of Universe Pharmaceuticals INC, and the financial director of Jiangxi Universe Pharmaceuticals Trade Co., Ltd., an indirect wholly-owned subsidiary of Universe Pharmaceuticals INC, since its formation in 2010. Ms. Yang graduated from Jiangxi University of Finance and Economics in China in 1999 with a bachelor’s degree in accounting.

Mr. Biwang Zhang will serve as our independent director upon effectiveness of the registration statement of which this prospectus forms a part. With approximately 18 years of experience in legal practice, Mr. Zhang focuses primarily on corporate and financial securities matters, and has extensive expertise in overseas listings. Since December 2016, Mr. Zhang has served as an attorney and a partner at Shanghai AllBright Law Offices (Fuzhou). From September 2007 to December 2016, he worked as an attorney at Fujian Trend Associates Law Firm. He has handled IPO and financing projects for more than a dozen companies, including Global New Material International Holdings Limited (HKEX: 6616), Zhengwei Group Holdings Company Limited (HKEX: 2147), Xin Yuan Enterprises Group Limited (HKEX: 1748), Top KingWin Ltd (Nasdaq: WAI), INLIF Ltd (Nasdaq: INLF), Work Medical Technology Group Ltd (Nasdaq: WOK), Skycorp Solar Group Ltd (Nasdaq: PN), Youxin Technology Ltd (Nasdaq: YAAS), and Linkage

Global Inc (Nasdaq: LGCB). Mr. Zhang graduated from Lanzhou University Law School in 2004 with a bachelor’s degree in law, and received a master’s degree in civil and commercial law from the Civil, Commercial and Economic Law School at China University of Political Science and Law in 2007.

Mr./Ms. [    ] will serve as our independent director nominee. [    ]

Family Relationships

None of the directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Controlled Company

Upon completion of the Offering, our biggest shareholder, WISDOM FOCUS GROUP LTD., will beneficially own approximately 90.83% of the aggregate voting power of our outstanding Ordinary Shares, assuming no exercise of the underwriter’s over-allotment option, or approximately 90.53%, assuming full exercise of the underwriter’s over-allotment option. As a result, we will be deemed to be a “controlled company” within the meaning of the NASDAQ listing standards. WISDOM FOCUS GROUP LTD., has the ability to control the outcome of matters submitted to the shareholders for approval, including the election of directors and any merger, consolidation, or sale of all or substantially all of our assets. If we are deemed to be a “controlled company,” we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

•        the requirement that a majority of the board of directors consist of independent directors;

•        the requirement that our director nominees be selected or recommended solely by independent directors; and

•        the requirement that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on the controlled company exemptions under the NASDAQ listing standards even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of the NASDAQ Capital Market.

Board of Directors

Our board of directors will consist of five directors upon closing of the Offering.

Duties of Directors

Under BVI law, our directors owe fiduciary duties both at common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, our directors also have a duty to exercise the care, diligence and skills that a reasonable director would exercise in comparable circumstances, taking into account, without limitation, the nature of the Company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes our Memorandum and Articles or the BVI Act. See “Description of Shares — Differences in Corporate Law” for additional information on our directors’ fiduciary duties under BVI law. In fulfilling their duty of care to us, our directors must ensure compliance with our Memorandum and Articles. We have the right to seek damages if a duty owed by our directors is breached.

The functions and powers of our board of directors include, among others:

•        appointing officers and determining the term of office of the officers;

•        authorizing the payment of donations to religious, charitable, public or other bodies, clubs, funds or associations as deemed advisable;

•        exercising the borrowing powers of the Company and mortgaging the property of the Company;

•        executing checks, promissory notes and other negotiable instruments on behalf of the Company; and

•        managing, directing or supervising the business and affairs of the Company.

Terms of Directors and Executive Officers

All of our executive officers are appointed by and serve at the discretion of our board of directors.

Qualification

There is currently no shareholding qualification for directors.

Insider Participation Concerning Executive Compensation

Mr. Guanglang Jiang, our Director, Chairman of the Board of Directors, and Chief Executive Officer, has made and will continue to make determinations regarding executive officer compensation until independent directors are appointed to the board of directors.

Committees of the Board of Directors

We will establish three committees under the board of directors immediately upon effectiveness of the registration statement of which this prospectus forms a part: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Even though we are exempted from corporate governance standards because we are a foreign private issuer, we have voluntarily adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee.    Our audit committee will consist of Lin Yang, Biwang Zhang, and [    ]. Lin Yang will be the chairman of our audit committee. We have determined that Lin Yang, Biwang Zhang, and [    ] will satisfy the “independence” requirements of Section 5605(a)(2) of the NASDAQ Listing Rules and Rule 10A-3 under the Securities Exchange Act. Our board also has determined that Lin Yang qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the NASDAQ Listing Rules. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our Company. The audit committee will be responsible for, among other things:

•        appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•        reviewing with the independent auditors any audit problems or difficulties and management’s response;

•        discussing the annual audited financial statements with management and the independent auditors;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•        reviewing and approving all proposed related party transactions;

•        meeting separately and periodically with management and the independent auditors; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.    Our compensation committee will consist of Lin Yang, Biwang Zhang, and [    ], upon the effectiveness of their appointments. Biwang Zhang will be the chairman of our compensation committee. We have determined that Lin Yang, Biwang Zhang, and [    ] will satisfy the “independence” requirements of Section 5605(a)(2) of the NASDAQ Listing Rules and Rule 10A-3 under the Securities Exchange Act. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

•        reviewing and approving to the board with respect to the total compensation package for our most senior executive officers;

•        approving and overseeing the total compensation package for our executives other than the most senior executive officers;

•        reviewing and recommending to the board with respect to the compensation of our directors;

•        reviewing periodically and approving any long-term incentive compensation or equity plans;

•        selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

•        programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee.    Our nominating and corporate governance committee will consist of Lin Yang, Biwang Zhang, and [    ], upon the effectiveness of their appointments. [    ] will be the chairperson of our nominating and corporate governance committee. We have determined that Lin Yang, Biwang Zhang, and [    ] will satisfy the “independence” requirements of Section 5605(a)(2) of the NASDAQ Listing Rules and Rule 10A-3 under the Securities Exchange Act. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

•        identifying and recommending nominees for election or re-election to our board of directors or for appointment to fill any vacancy;

•        reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

•        identifying and recommending to our board the directors to serve as members of committees;

•        advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers. Under these agreements, each of our executive officers is employed for a specific time period. We may terminate employment for cause for certain acts of executive officers, such as commission of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his or her duties. We may also terminate an executive officer’s employment without cause upon a three-month advance written notice. An executive officer may resign anytime with a three-month advance written notice.

Each executive officer has agreed to hold, during his employment and after the termination or expiry of his employment agreement, in strict confidence and not to use, except as required in the performance of his duties in connection with the employment or pursuant to applicable law, any of our confidential information or trade secrets, any confidential information or trade secrets of our customers or prospective customers, or the confidential or proprietary information of any third-party received by us and for which we have confidential obligations.

Our employment agreement with Mr. Guanglang Jiang, our Chief Executive Officer, has a term of [    ] years and provides for an annual salary of $[    ], which will be payable upon effectiveness of this registration statement of which this prospectus forms a part.

Our employment agreement with Mr. Shihai Bi, our Chief Financial Officer, has a term of [    ] years, from [    ] to [    ], and provides for an annual salary of $[    ], which will be payable upon the effectiveness of the registration statement of which this prospectus forms a part.

We will also enter into indemnification agreements with each of our directors and executive officers. Under these agreements, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such person in connection with claims made by reason of their being a director or officer of our Company.]

Compensation of Directors and Executive Officers

During the fiscal year ended March 31, 2025, we paid an aggregate of ¥23.6 million (approximately $0.16 million) as compensation to our executive officers and directors, and we do not set aside or accrue any amount to provide pension, retirement or other similar benefits to our directors and executive officers.

Corporate Governance

The business and affairs of the Company are managed under the direction of our board of directors. We have conducted board meetings regularly since inception. Each of our directors has attended all meetings either in person, or via telephone conference, or the directors have passed resolutions through written consent. In addition to the contact information in this prospectus, the board has adopted procedures for communication with the officers and directors as the date hereof. Each shareholder will be given specific information on how he/she can direct communications to the officers and directors of the Company at our annual shareholders’ meetings. All communications from shareholders are relayed to the members of our board of directors.

Code of Business Conduct and Ethics

Because we will be a “foreign private issuer” within the meaning of the corporate governance standards of Nasdaq, we will not be required, and do not currently expect, to adopt one or more codes of conduct applicable to all directors, officers, and employees. If and when we are no longer a “foreign private issuer,” we will be required to adopt one or more codes of conduct applicable to all directors, officers, and employees, and that such codes are publicly available. We anticipate that such a code would apply to our directors, officers, employees (including our principal executive officer, principal financial officer, and other persons performing similar functions), and our agents and would be publicly available on our website.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Class A Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Class A Ordinary Shares offered in the Offering for:

•        each of our directors, director nominees, and executive officers;

•        our directors, director nominees, and executive officers as a group; and

•        each person known to us to own beneficially more than 5.0% of our Class A Ordinary Shares

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Class A Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to the Offering is based on 20,000,500 Class A Ordinary Shares outstanding as of the date of this prospectus (reflecting a 1:2,353 share split of our Ordinary Shares, effective September 9, 2025). Percentage of beneficial ownership of each listed person after the Offering includes Class A Ordinary Shares outstanding immediately after the completion of the Offering.

The number and percentage of Class A Ordinary Shares beneficially owned after the Offering are based on 22,000,500 Class A Ordinary Shares outstanding following our sale of 2,000,000 Class A Ordinary Shares in the Offering, assuming no exercise of the over-allotment option by the underwriter. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of 5% or more of our Class A Ordinary Shares. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of 5% or more of our Class A Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Class A Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Class A Ordinary Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Class A Ordinary Shares shown as beneficially owned by them. As of the date of the prospectus, we have six shareholders of record, none of whom is located in the United States.

	Class A Ordinary Shares Beneficially Owned Prior to this Offering*		Class B Ordinary Shares Beneficially Owned Prior to this Offering		Class A Ordinary Shares Beneficially Owned After this Offering (Over-allotment option not exercised)*		Class A Ordinary Shares Beneficially Owned After this Offering (Over-allotment option fully exercised)*		Class B Ordinary Shares Beneficially Owned After this Offering		Voting Power After this Offering (Over- allotment option not exercised)*	Voting Power After this Offering (Over- allotment option fully exercised)*
	Number	%	Number	%	Number	%	Number	%	Number	%	%	%
Directors and Executive Officers(1):
Guanglang Jiang(1)	6,618,048	33.09%	1,729,455	49.00%	6,618,048	30.08%	6,618,048	29.67%	1,729,455	49.00%	44.51%	44.36%
Shihai Bi(1)	6,888,172	34.44%	1,800,045	51.00%	6,888,172	31.31%	6,888,172	30.89%	1,800,045	51.00%	46.32%	46.17%
Lin Yang	—	—	—	—	—	—	—	—	—	—	—	—
Biwang Zhang	—	—	—	—	—	—	—	—	—	—	—	—
[ ]	—	—	—	—	—	—	—	—	—	—	—	—
All directors and executive officers as a group (five individuals):	13,506,220	67.53%	3,529,500	100.00%	13,506,220	61.39%	13,506,220	60.56%	3,529,500	100.00%	90.83%	90.53%

5% Shareholders:
WISDOM FOCUS GROUP LTD.(1)	13,506,220	67.53%	3,529,500	100.00%	13,506,220	61.39%	13,506,220	60.56%	3,529,500	100.00%	90.83%	90.53%
Kumo Capital Limited(2)	2,117,700	10.59%	—	—	2,117,700	9.63%	2,117,700	9.50%	—	—	2.29%	2.28%

____________

*         The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. The number and percentage of Class A Ordinary Shares exclude Class A Ordinary Shares convertible from Class B Ordinary Shares as the beneficial ownership of Class B Ordinary Shares is presented separately.

*         The business address of our directors and executive officers is 4F Kita-Shinjuku Kimishima Building, 4-8-16, Kita-Shinjuku, Shinjuku-ku, Tokyo 1690074, Japan.

(1)     The number of Ordinary Shares beneficially owned prior to the Offering represents 13,506,220 Class A Ordinary Shares and 3,529,500 Class B Ordinary Shares held by WISDOM FOCUS GROUP LTD., a BVI company, which is 49% owned by Mr. Guanglang Jiang, our Director, Chairman of the Board of Directors, and Chief Executive Officer and 51% owned by Mr. Shihai Bi, our Director and Chief Financial Officer. The registered address of WISDOM FOCUS GROUP LTD. is Keyway Chambers, 3rd Floor, Quastisky Building, Road Town, Tortola, BVI.

(2)     The number of Ordinary Shares beneficially owned prior to the Offering represents 2,117,700 Class A Ordinary Shares held by Kumo Capital Limited, a BVI company, which is 100% owned by Mr. Xiaoyu Zhao. The registered address of Kumo Capital Limited is Keyway Chambers, 3rd Floor, Quastisky Building, Road Town, Tortola, BVI.

As of the date of this prospectus, none of our outstanding Ordinary Shares is held by record holders in the United States.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

History of Shares

The Company was established under the laws of the BVI on February 27, 2025. The authorized number of ordinary shares was 50,000 ordinary shares, $1.00 par value per share.

On February 27, 2025, the Company issued 10,000 ordinary shares with a par value of US$1.00 to its shareholders.

The directors and shareholders of the Company passed written resolutions on August 8, 2025 to amend the Memorandum and Articles of the Company, with said amendments being registered by the BVI Registry of Corporate Affairs on August 13, 2025, following which the Company is now authorized to issue unlimited Class A Ordinary Shares with no par value and unlimited Class B Ordinary Shares with no par value.

On August 13, 2025, the Company redeemed the 10,000 issued and outstanding ordinary shares and issued 5,740 Class A Ordinary Shares and 1,500 Class B Ordinary Shares to WISDOM FOCUS GROUP LTD. and 2,760 Class A Ordinary Shares to other shareholders.

On September 9, 2025, the shareholders of the Company approved a share split of the outstanding Class A Ordinary Shares and Class B Ordinary Shares, both at a ratio of 1:2,353, which became effective immediately, resulting in 20,000,500 Class A Ordinary Shares and 3,529,500 Class B Ordinary Shares issued and outstanding after the share split. All references to Ordinary Shares, options to purchase Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the split of our Ordinary Shares as if it had occurred at the beginning of the earliest period presented.

RELATED PARTY TRANSACTIONS

Transactions with Related Parties

Related Parties

The table below sets forth the major related parties and their relationships with the Company and the Operating Entity (collectively referred to as the “Group”):

No.	Name of Related Parties	Relationship
1	Mr. Shihai Bi	Director and the chief financial officer of the Company
2	Mr. Guanglang Jiang	Director, chairman of the Board and the chief executive officer of the Company

Amounts due to related parties

Amounts due to related parties consisted of the following:

	Up to date	As of March 31,
Amounts due to related parties		2025	2024
Mr. Guanglang Jiang(1)	$343,496	$73,534	$—
Mr. Shihai Bi(2)	—	66,711	264,515
Total amounts due to related parties	$343,496	$140,245	$264,515

____________

(1)      These payables were for the ordinary course of the Group’s operation, which were interest free, unsecure and could be settled on demand.

(2)      On May 14, 2022, the Group entered into a five-year loan agreement with Mr. Shihai Bi, allowing borrowings of up to JPY 100 million (US$0.7 million) per transaction for operational purposes. Each loan was interest free and must be repaid within one year of disbursement. In addition, Mr. Shihai Bi provided personal guarantees for bank borrowings of US$3,440,354 and US$4,062,684 as of March 31, 2025 and 2024, respectively (See Note 9). Subsequent to March 31, 2025, the Group repaid $68,699 to Mr. Shihai Bi in April 2025 and no balance was outstanding as of the date of this prospectus.

Related party transactions

		For the years ended March 31,
Related parties transactions	Up to date	2025	2024	2023
Nature
Mr. Bi
Loan from a related party	$—	$131,231	$449,813	$73,830
Repayment of loan provided by a related party	(68,699)	(328,078)	(207,599)	(280,552)
Mr. Jiang		—	—	—
Other payables	269,962	72,326	—	—
Total	$201,263	$(124,521)	$242,214	$(206,722)

Loan from a related party

During the fiscal years ended March 31, 2025 and 2024, Mr. Shihai Bi provided the Group with unsecured, non-interest bearing, and demandable loans in the amounts of $131,231 and $449,813, respectively. The Group repaid $328,078 and $207,599 of such loans during the same respective periods. Subsequent to March 31, 2025, the Group repaid $68,699 to Mr. Shihai Bi in April 2025 and no balance was outstanding as of the date of this prospectus.

Loan guaranteed by a related party

As of March 31, 2025 and 2024, the bank borrowings of US$3,440,354 and US$4,062,684 were guaranteed by Mr. Shihai Bi. Subsequent to March 31, 2025, the bank borrowings of US$3,242,245 were guaranteed by Mr. Shihai Bi.

Other payables by a related party

As of the date of this prospectus and during the year ended March 31, 2025, Mr. Guanglang Jiang, paid certain expenses on behalf of the Group primarily related to the Company’s establishment and general operating activities. These payments were unsecured, non-interest bearing, and repayable on demand.

Policies and Procedures for Related Party Transactions

We do not currently have an audit committee, and our board of directors is responsible for reviewing and approving any related party transactions. In evaluating any such transactions, our board of directors considers whether the terms are on an arm’s-length basis, fair to the Group, and in the best interests of the Group and its shareholders. Upon the establishment of our audit committee in connection with our listing, the audit committee will implement formal policies and procedures for its review and approval of related party transactions.

DESCRIPTION OF SHARES

We were incorporated as a BVI business company limited by shares under the laws of the BVI on February 27, 2025. As of the date of incorporation of the Company, it was authorized to issue 50,000 ordinary shares, $1.00 par value per share.

The directors and shareholders of the Company passed written resolutions on August 8, 2025 to amend the Memorandum and Articles of the Company, with said amendments being registered by the BVI Registry of Corporate Affairs on August 13, 2025, following which the Company is now authorized to issue unlimited Class A Ordinary Shares with no par value and unlimited Class B Ordinary Shares with no par value.

On September 9, 2025, the shareholders of the Company approved a share split of the outstanding Class A Ordinary Shares and Class B Ordinary Shares, both at a ratio of 1:2,353, which became effective immediately, resulting in 20,000,500 Class A Ordinary Shares and 3,529,500 Class B Ordinary Shares issued and outstanding after the share split.

Ordinary Shares

General

All of our issued shares are fully paid and non-assessable. Shares are issued in registered form. There are no limitations imposed by our Memorandum and Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Under the BVI Act, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our register of members. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the Company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the BVI Courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the Company to pay all costs of the application and any damages the applicant may have sustained.

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Under this structure, holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights, except for voting and conversion rights. In respect of matters requiring the votes of shareholders, each share of Class A Ordinary Shares is entitled to one vote, and each share of Class B Ordinary Shares is entitled to 20 votes. Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. Class A Ordinary Shares are not convertible into shares of any other class.

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors, subject to the BVI Act and our Memorandum and Articles.

Voting Rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution of members in writing, each in accordance with the Memorandum and Articles. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Class A Ordinary Share and 20 votes for each Class B Ordinary Share that such shareholder holds.

Transfer of Ordinary Shares

Subject to the restrictions contained in our articles of association, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer.

Liquidation

As permitted by the BVI Act and our Memorandum and Articles, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if our assets exceed our liabilities and we are able to pay our debts as they fall due. We may also be wound up in circumstances where we are insolvent in accordance with the terms of the BVI Insolvency Act, 2003 (as amended).

If we are wound up, any surplus remaining after all debts and liabilities are duly paid shall be distributable pari passu among the shareholders in proportion to the number of shares held by them.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares

Subject to the provisions of the BVI Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Memorandum and Articles and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, the NASDAQ Capital Market, or by any recognized stock exchange on which our securities are listed.

Variations of Rights of Shares

If at any time, the Company is authorized to issue more than one class of shares, all or any of the rights attached to any class of shares may be amended only with the consent in writing of or by a resolution passed at a meeting of not less than three-fourths of the shares of the class to be affected.

General Meetings of Shareholders

Under our Memorandum and Articles of Association, a copy of the notice of any meeting of shareholders shall be given not less than 7 days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. Our board of directors shall call a meeting of shareholders upon the written request of shareholders holding at least 30% of our outstanding voting shares. In addition, our board of directors may call a meeting of shareholders on its own motion. A meeting of shareholders may be called on short notice if at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting, and presence at the meeting shall be deemed to constitute waiver for this purpose.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than 50 percent of the shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within half an hour of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the ordinary shares or each class of shares entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. If not, the meeting will be dissolved. No business may be transacted at any meeting of shareholders unless a quorum is present at the commencement of business. If present, the chair of our board of directors shall be the chair presiding at any meeting of the shareholders. If the chair of our board is not present then the members present shall choose a shareholder to act to chair the meeting of the shareholders. If the shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in present of by proxy shall preside as chairman, failing which the oldest individual member or member representative shall take the chair.

A corporation that is a shareholder shall be deemed for the purpose of our Memorandum and Articles of Association to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Inspection of Books and Records

Under the BVI Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar of Corporate Affairs which will include the Company’s certificate of incorporation, its Memorandum and Articles of Association (with any amendments) and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the Company has elected to file such a register.

A member of the Company is also entitled, upon giving written notice to us, to inspect (i) our Memorandum and Articles of Association, (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members and of those classes of members of which that member is a member, and to make copies and take extracts from the documents and records referred to in (i) to (iv) above. However, our directors may, if they are satisfied that it would be contrary to the Company’s interests to allow a member to inspect any document, or part of a document specified in (ii) to (iv) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts or records. See “Where You Can Find Additional Information.” Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

Changes in Capital

We may from time to time by resolution of our board of directors or, subject to our Memorandum and Articles of Association:

•        amend our Memorandum and Articles of Association to increase or decrease the maximum number of shares we are authorized to issue;

•        split our authorized and issued shares into a larger number of shares; and

•        combine our authorized and issued shares into a smaller number of shares.

Differences in Corporate Law

The BVI Act and the laws of the BVI affecting BVI companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the BVI applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

Under the laws of the BVI, two or more companies may merge or consolidate in accordance with Section 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies (the “surviving company”) and a consolidation means the uniting of two or more constituent companies into a new company (the “consolidated company”). The procedure for a merger or consolidation between the Company and another company (which need not be a BVI company, and which may be the Company’s parent or subsidiary, but need not be) is set out in the BVI Act. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which with the exception of a merger between a parent company and its subsidiary, must also be approved by a resolution of a majority of the shareholders voting at a quorate meeting of shareholders or by written resolution of the shareholders of the BVI company or BVI companies which are to merge. While a director may vote on the plan of merger or consolidation, or any other matter, even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the Company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company. A transaction entered into by our Company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the Company and (ii) the transaction is in the ordinary course of the Company’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by the Company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the Company received fair value for the transaction. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the BVI Act to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized, if required, by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the BVI. The merger is effective on the date that the articles of merger are registered with the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation.

As soon as a merger becomes effective: (a) the surviving company or consolidated company (so far as is consistent with its memorandum and articles of association, as amended or established by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) in the case of a merger, the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles of association are contained in the articles of merger or, in the case of a consolidation, the memorandum and articles of association filed with the articles of consolidation are the memorandum and articles of the consolidated company; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company; (d) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (f) no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director, officer or agent thereof, are abated or discontinued by the merger or consolidation; but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the member, director, officer or agent thereof; as the case may be; or (ii) the surviving company or consolidated company may be substituted in the proceedings for a constituent company. The Registrar of Corporate Affairs shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation. If the directors determine it to be in the best interests of the Company, it is also possible for a merger to be approved as a Court approved plan of arrangement or scheme of arrangement in accordance with the BVI Act.

A shareholder may dissent from (a) a merger if the Company is a constituent company, unless the Company is the surviving company and the member continues to hold the same or similar shares; (b) a consolidation if the Company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the Company if not made in the usual or regular course of the business carried on by the Company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a compulsory redemption of 10 per cent, or fewer of the issued shares of the Company required by the holders of 90%, or more of the shares of the Company pursuant to the terms of the BVI Act; and (e) a plan of arrangement, if permitted by the BVI Court (each, an “Action”). A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from an Action must object in writing to the Action before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the Company must give notice of this fact to each shareholder within 20 days who gave written objection. Such objection shall include a statement that the members proposes to demand payment for his or her shares if the Action is taken. These shareholders then have 20 days to give to the Company their written election in the form specified by the BVI Act to dissent from the Action, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the Company shall make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the Company determines to be the fair value of the shares. The Company and the shareholder then have 30 days to agree upon the price. If the Company and a shareholder fail to agree on the price within the 30 days, then the Company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ Suits

There are both statutory and common law remedies available to our shareholders as a matter of BVI law. These are summarized below.

Prejudiced members

A shareholder who considers that the affairs of the Company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the Company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the BVI Court regulate the future conduct of the Company, or that any decision of the Company which contravenes the BVI Act or our Memorandum and Articles of Association be set aside.

Derivative actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the Company in certain circumstances to redress any wrong done to it. Such actions are known as derivative actions. The BVI Court may only grant permission to bring a derivative action where the following circumstances apply:

•        the Company does not intend to bring, diligently continue or defend or discontinue proceedings; and

•        it is in the interests of the Company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the BVI Court is also required to have regard to the following matters:

•        whether the shareholder is acting in good faith;

•        whether a derivative action is in the Company’s best interests, taking into account the directors’ views on commercial matters;

•        whether the action is likely to proceed;

•        the costs of the proceedings in relation to the relief likely to be obtained; and

•        whether an alternative remedy is available.

Just and equitable winding up

In addition to the statutory remedies outlined above, shareholders can also petition the BVI Court for the winding up of a company under the BVI Insolvency Act, 2003 (as amended) for the appointment of a liquidator to liquidate the Company and the court may appoint a liquidator for the Company if it is of the opinion that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is generally only available where the Company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of directors and executive officers and limitation of liability

Our Memorandum and Articles provide that, subject to certain limitations, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

•        is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

•        is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful and is, in the absence of fraud, sufficient for the purposes of the Memorandum and Articles, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-takeover provisions in our Memorandum and Articles

Some provisions of our articles of association may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable. Under the BVI Act there are no provisions, which specifically prevent the issuance of preferred shares or any such other ‘poison pill’ measures. Therefore, the directors without the approval of the holders of Ordinary Shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, under BVI law, our directors in the exercise of their powers granted to them under our Memorandum and Articles of Association and performance of their duties, are required to act honestly and in good faith in what the director believes to be in the best interests of our Company.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under BVI law, our directors owe fiduciary duties both at common law and under statute including, among other things, a statutory duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the Company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the Company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the Company acts in a manner which contravenes the BVI Act or our Memorandum and Articles of Association.

Pursuant to the BVI Act and our Memorandum and Articles of Association, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

(a)     vote on a matter relating to the transaction;

(b)    attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)     sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction.

In certain limited circumstances, a shareholder has the right to seek various remedies against the Company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the Company, the BVI Court may, on application of a shareholder or director of the Company, make an order directing the Company or director to comply with, or restraining the Company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the BVI Act a shareholder of a company who considers that the affairs of the Company have been, are being or likely to be, conducted in a manner that is, or any acts of the Company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI Court for an order which, inter alia, can require the Company or any other person to pay compensation to the shareholders.

Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. BVI law provides that, subject to the memorandum and articles of association of a company, an action that may be taken by members of the Company at a meeting may also be taken by a resolution of members consented to in writing.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. BVI law and our Memorandum and Articles of Association allow our shareholders holding 30% or more of the votes of the outstanding voting shares to requisition a shareholders’ meeting. There is no requirement under BVI law to hold shareholders’ annual general meetings, but our Memorandum and Articles of Association do permit the directors to call meetings of the members of the Company at such times and in such manner and places as the directors consider necessary or desirable. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. The BVI Act and our Memorandum and Articles of Association do not provide for cumulative voting.

Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles, directors can be removed from office, with or without cause, by a resolution of shareholders passed at a meeting of the shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by at least 75 percent of the votes of the shareholders entitled to vote. Directors can also be removed by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. BVI law has no comparable statute and our Memorandum and Articles do not provide for the same protection afforded by the Delaware business combination statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our Memorandum and Articles, we may appoint a voluntary liquidator by a resolution of the shareholders, provided that the directors have made a declaration of solvency that the Company is able to discharge its debts as they fall due and that the value of the Company’s assets exceed its liabilities.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our Company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by BVI law, our Memorandum and Articles of Association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the BVI.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the BVI knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the BVI, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our Class A Ordinary Shares, and though we intend to apply listing on the NASDAQ Capital Market, a regular trading market for our Class A Ordinary Shares may not develop. Future sales of substantial amounts of our Class A Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Class A Ordinary Shares to fall or impair our ability to raise equity capital in the future. Upon completion of the Offering, we will have issued and outstanding Class A Ordinary Shares held by public shareholders representing approximately 9.10% of our issued and outstanding Class A Ordinary Shares if the underwriter does not exercise its over-allotment option, and approximately 10.31% of our issued and outstanding Class A Ordinary Shares if the underwriter exercises its over-allotment option in full. All of the Public Offering Class A Ordinary Shares will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Lock-Up Agreements

Our directors, officers and holders of more than 5% of the Company’s outstanding Class A Ordinary Shares as of the effective date of the Registration Statement will enter into customary “lock-up” agreements in favor of the underwriter for a period of six (6) months from the closing of the Offering; and each of the Company and any successors of the Company will agree, for a period of six (6) months from the closing of the Offering, that each will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) file or caused to be filed any registration statement with the SEC relating to the Offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

Rule 144

All of our Class A Ordinary Shares outstanding prior to the Offering are “restricted securities”, as that term is defined in Rule 144 under the Securities Act, and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144, as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months, would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date such securities were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of Class A Ordinary Shares that is not more than the greater of:

•        1% of the number of Class A Ordinary Shares then outstanding, in the form of Class A Ordinary Shares or otherwise, which will equal approximately 220,005 Class A Ordinary Shares immediately after the Offering; or

•        the average weekly trading volume of the Class A Ordinary Shares on the NASDAQ Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling the Class A Ordinary Shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

TAXATION

The following summary of material BVI, Japan, and United States federal income tax consequences of an investment in our Class A Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Class A Ordinary Shares, such as the tax consequences under state, local, and other tax laws. Unless otherwise noted in the following discussion, this section is the opinion of:

•        Hunter Taubman Fischer & Li LLC, our U.S. counsel, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law; and

•        Ogier, our BVI, counsel insofar as it relates to legal conclusions with respect to matters of BVI tax law.

Material U.S. Federal Income Tax Consequences Applicable to U.S. Holders of Our Class A Ordinary Shares

The following brief discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Class A Ordinary Shares by a U.S. Holder (as defined below) that acquires our Class A Ordinary Shares in the Offering and holds our Class A Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This brief discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This brief discussion, moreover, does not address the U.S. federal estate, gift, Medicare, and alternative minimum tax considerations, any withholding or information reporting requirements, or any state, local and non-U.S. tax considerations relating to the ownership or disposition of our Class A Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

•        banks and other financial institutions;

•        insurance companies;

•        pension plans;

•        cooperatives;

•        regulated investment companies;

•        real estate investment trusts;

•        broker-dealers;

•        traders that elect to use a market-to-market method of accounting;

•        certain former U.S. citizens or long-term residents;

•        governments or agencies or instrumentalities thereof;

•        tax-exempt entities (including private foundations);

•        holders who acquired our Class A Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

•        investors that will hold our Class A Ordinary Shares as part of a straddle, hedging, conversion or other integrated transaction for U.S. federal income tax purposes;

•        persons holding their Class A Ordinary Shares in connection with a trade or business outside the United States;

•        persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Class A Ordinary Shares);

•        investors required to accelerate the recognition of any item of gross income with respect to their Class A Ordinary Shares as a result of such income being recognized on an applicable financial statement;

•        investors that have a functional currency other than the U.S. dollar;

•        partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Class A Ordinary Shares through such entities, all of whom may be subject to tax rules that differ significantly from those discussed below.

The discussion set forth below is addressed only to U.S. Holders that purchase Class A Ordinary Shares in the Offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Class A Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A Ordinary Shares that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•        an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Class A Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Class A Ordinary Shares.

Passive Foreign Investment Company (“PFIC”) Consequences

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

•        at least 75% of its gross income for such taxable year is passive income; or

•        at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in the Offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Class A Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in the Offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations, current and projected income and assets, and the composition of our income and assets (taking into account the current and expected income generated from our investment products purchased from banks), we do not expect to be treated as a PFIC for the current taxable year or the foreseeable future under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in the Offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Class A Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Class A Ordinary Shares and the amount of cash we raise in the Offering. Accordingly, fluctuations in the market price of the Class A Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in the Offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Class A Ordinary Shares from time to time and the amount of cash we raise in the Offering) that may not be within our control. If we are a PFIC for any year during which you hold Class A Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Class A Ordinary Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may still avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Class A Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Class A Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Class A Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Class A Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

•        the excess distribution or gain will be allocated ratably over your holding period for the Class A Ordinary Shares;

•        the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

•        the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Class A Ordinary Shares cannot be treated as capital, even if you hold the Class A Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Class A Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Class A Ordinary Shares as of the close of such taxable year over your adjusted basis in such Class A Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Class A Ordinary Shares over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on the Class A Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Class A Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Class A Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Class A Ordinary Shares. Your basis in the Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed below “— Taxation of Dividends and Other Distributions on our Class A Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including NASDAQ. If the Class A Ordinary Shares are regularly traded on NASDAQ and if you are a holder of Class A Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Class A Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Class A Ordinary Shares, including regarding distributions received on the Class A Ordinary Shares and any gain realized on the disposition of the Class A Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Class A Ordinary Shares, then such Class A Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Class A Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Class A Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Class A Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Class A Ordinary Shares when inherited from a decedent that was previously a holder of our Class A Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Class A Ordinary Shares, or a mark-to-market election and ownership of those Class A Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Class A Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Class A Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Class A Ordinary Shares and the elections discussed above.

Taxation of Dividends and Other Distributions on our Class A Ordinary Shares

Subject to the PFIC rules discussed above, the gross amount of distributions made by us to you with respect to the Class A Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Class A Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is not an income tax treaty between the United States and the BVI, clause (1) above can be satisfied only if the Class A Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Class A Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include the NYSE and the NASDAQ Capital Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Class A Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Class A Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Class A Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Class A Ordinary Shares

Subject to the passive foreign investment company rules discussed above, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Class A Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Class A Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the U.S. Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Class A Ordinary Shares, subject to certain exceptions (including an exception for Class A Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Class A Ordinary Shares.

Japanese Taxation

The following is a general summary of the principal Japanese tax consequences (limited to national tax) to owners of our Class A Ordinary Shares, in the form of Class A Ordinary Shares, who are non-resident individuals of Japan or who are non-Japanese corporations without a permanent establishment in Japan, collectively referred to in this section as non-resident holders. The statements below regarding Japanese tax laws are based on the laws and treaties in force and as interpreted by the Japanese tax authorities as of the date of this prospectus, and are subject to changes in applicable Japanese laws, tax treaties, conventions, or agreements, or in the interpretation of them, occurring after that date. This summary is not exhaustive of all possible tax considerations that may apply to a particular investor, and potential investors are advised to satisfy themselves as to the overall tax consequences of the acquisition, ownership, and disposition of our Class A Ordinary Shares, including, specifically, the tax consequences under Japanese law, under the laws of the jurisdiction of which they are resident and under any tax treaty, convention, or agreement between Japan and their country of residence, by consulting their own tax advisors.

Generally, a non-resident holder of Class A Ordinary Shares in a BVI company, will not be subject to Japanese income tax collected by way of withholding on any dividends (meaning in this section distributions made from our retained earnings for the Companies Act purposes) we pay with respect to our Class A Ordinary Shares and such tax will be withheld prior to payment of dividends. Share splits generally are not subject to Japanese income or corporation taxes.

Generally, a non-resident holder of a Japanese corporation will be subject to such withholding tax. In the absence of any applicable tax treaty, convention, or agreement reducing the maximum rate of Japanese withholding tax or allowing exemption from Japanese withholding tax, the rate of the Japanese withholding tax applicable to dividends paid by Japanese corporations on their shares to non-resident holders, including a BVI company like us, is generally 20.42% (or 20% for dividends due and payable on or after January 1, 2038) under Japanese tax law. However, with respect to dividends paid on listed shares (i.e. shares listed in a stock exchange in Japan) issued by a Japanese corporation to non-resident holders, other than any individual shareholder who holds 3% or more of the total number of shares issued by the relevant Japanese corporation (to whom the aforementioned withholding tax rate will still apply), the aforementioned withholding tax rate is reduced to (i) 15.315% for dividends due and payable up to and including December 31, 2037 and (ii) 15% for dividends due and payable on or after January 1, 2038. This reduction is not applicable to us, which is not listed in any stock exchange in Japan. The withholding tax rates described above include the special reconstruction surtax (2.1% multiplied by the original applicable withholding tax rate, i.e., 15% or 20%, as the case may be), which is imposed during the period from and including January 1, 2013 to and including December 31, 2037, to fund the reconstruction from the Great East Japan Earthquake.

If distributions were made from capital surplus of a Japanese corporation, rather than retained earnings, for Companies Act purposes, the portion of such distributions in excess of the amount corresponding to a pro rata portion of return of capital as determined under Japanese tax laws would be deemed dividends for Japanese tax purposes, while the rest would be treated as return of capital for Japanese tax purposes. The deemed dividend portion, if any, would generally be subject to the same tax treatment as dividends as described above, and the return of capital portion would generally be treated as proceeds derived from the sale of shares of a Japanese corporation and subject to the same tax treatment as described below. Distributions made in consideration of repurchase by a Japanese corporation of its own shares or in connection with certain reorganization transactions will be treated substantially in the same manner.

Japan has income tax treaties whereby the withholding tax rate (including the special reconstruction surtax) may be reduced, generally to 15%, for portfolio investors, with, among others, Canada, Denmark, Finland, Germany, Ireland, Italy, Luxembourg, New Zealand, Norway, and Singapore, while the income tax treaties with, among others, Australia, Belgium, France, Hong Kong, the Netherlands, Portugal, Sweden, Switzerland, the United Kingdom, and the United States generally reduce the withholding tax rate to 10% for portfolio investors and the income tax treaties with, among others, Spain, generally reduce the withholding tax rate to 5% for portfolio investors. In addition, under the income tax treaty between Japan and the United States, dividends paid to pension funds which are qualified U.S. residents eligible to enjoy treaty benefits are exempt from Japanese income taxation by way of withholding or otherwise unless the dividends are derived from the carrying on of a business, directly or indirectly, by the pension funds. Similar treatment is applicable to dividends paid to pension funds under the income tax treaties between Japan and, among others, Belgium, Denmark, Spain, the United Kingdom, the Netherlands, and Switzerland. Under Japanese tax law, any reduced maximum rate applicable under a tax treaty shall be available when such maximum rate is below the rate otherwise applicable under the Japanese tax law referred to in the second preceding paragraph with respect to the dividends to be paid by us on our Class A Ordinary Shares. There is no such tax treaty between Japan and the BVI which reduce applicable withholding tax rate, and thus no such reduction will be available on the dividend which may be paid by our Operating Entity to us.

Non-resident holders of a Japanese corporation who are entitled under an applicable tax treaty to a reduced rate of, or exemption from, Japanese withholding tax on any dividends on shares of a Japanese corporation, in general, are required to submit, through the withholding agent to the relevant tax authority prior to the payment of dividends, an Application Form for Income Tax Convention regarding Relief from Japanese Income Tax and Special Income Tax for Reconstruction on Dividends together with any required forms and documents. A standing proxy for a non-resident holder of a Japanese corporation may be used in order to submit the application on a non-resident holder’s behalf. In this regard, a certain simplified special filing procedure is available for non-resident holders to claim treaty benefits of reduction of or exemption from Japanese withholding tax, by submitting a Special Application Form for Income Tax Convention regarding Relief from Japanese Income Tax and Special Income Tax for Reconstruction on Dividends of Listed Stock, together with any required forms or documents. Non-resident holders who are entitled, under any applicable tax treaty, to a reduced rate of Japanese withholding tax below the rate otherwise applicable under Japanese tax law, or exemption therefrom, as the case may be, but fail to submit the required application in advance may nevertheless be entitled to claim a refund from the relevant Japanese tax authority of withholding taxes withheld in excess of the rate under an applicable tax treaty (if such non-resident holders are entitled to a reduced treaty rate under the applicable tax treaty) or the full amount of tax withheld (if such non-resident holders are entitled to an exemption under the applicable tax treaty), as the case may be, by complying with a certain subsequent filing procedure. We do not assume any responsibility to ensure withholding at the reduced treaty rate, or exemption therefrom, for shareholders who would be eligible under an applicable tax treaty but who do not follow the required procedures as stated above.

Gains derived from the sale of Class A Ordinary Shares in a BVI company, outside Japan by a non-resident holder that is a portfolio investor will generally not be subject to Japanese income or corporation taxes. Japanese inheritance and gift taxes, at progressive rates, may be payable by an individual who has acquired from another individual Class A Ordinary Shares as a legatee, heir, or donee, even if none of the acquiring individual, the decedent, or the donor is a Japanese resident.

British Virgin Islands Taxation

The government of the BVI does not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the Company or its shareholders who are not tax resident in the BVI.

The Company and all distributions, interest and other amounts paid by the Company to persons who are not tax resident in the BVI will not be subject to any income, withholding or capital gains taxes in the BVI, with respect to the Class A Ordinary Shares in the Company owned by them and dividends received on such Class A Ordinary Shares, nor will they be subject to any estate or inheritance taxes in the BVI.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not tax resident in the BVI with respect to any shares, debt obligations or other securities of the Company.

Except to the extent that we have any interest in real property in the BVI, all instruments relating to transactions in respect of the shares, debt obligations or other securities of the Company and all instruments relating to other transactions relating to the business of the Company are exempt from the payment of stamp duty in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to the Company or its shareholders.

There is no income tax treaty or convention currently in effect between the United States and the BVI or between Japn and the BVI.

British Virgin Islands Economic Substance Legislation

The BVI, together with several other non-European Union jurisdictions, has introduced legislation aimed at addressing concerns raised by the Council of the European Union (the “EU”) as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the Economic Substance (Companies and Limited Partnerships) Act, 2018 (the “ES Act”) came into force in the BVI introducing certain economic substance requirements for in-scope BVI entities which are engaged in certain “relevant activities”, which in the case of companies incorporated before January 1, 2019, will apply in respect of financial years commencing June 30, 2019 onwards. On March 12, 2019, the EU, as part of this ongoing initiative, announced the results of its assessment of the 2018 implementation efforts by various countries under its review. The BVI was not on the announced list of non-cooperative jurisdictions, but was referenced in the report (along with 33 other jurisdictions) as being among countries requiring adjustments to their legislation to meet EU concerns by December 31, 2019 to avoid being moved to the list of non-cooperative jurisdictions.

Based on the ES Act currently, the Company may remain out of scope of the legislation or else be subject to more limited substance requirements. Although it is presently anticipated that the ES Act will have little material impact on the Company or its Operating Entity’s operations, as the legislation is relatively new and remains subject to further clarification and interpretation, it is not currently possible to ascertain the precise impact of these legislative changes on the Company.

UNDERWRITING

Under the terms and subject to the conditions of an underwriting agreement dated the date of this prospectus, the underwriters named below, for whom Cathay Securities Inc. is acting as the representative and sole book-running manager (the “Representative”), have severally agreed to purchase, and we have agreed to sell to them, a number of our Class A Ordinary Shares at the initial public offering price, less the underwriting discounts, as set forth on the cover page of this prospectus and as indicated below:

Underwriter	Number of Class A Ordinary Shares
Cathay Securities Inc.	2,000,000
Total	2,000,000

The underwriters are committed to purchase all the Class A Ordinary Shares offered by this prospectus if they purchase any Class A Ordinary Shares. The underwriters are not obligated to purchase the Class A Ordinary Shares covered by the underwriters’ over-allotment option to purchase Class A Ordinary Shares as described below. The underwriters are offering the Class A Ordinary Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the Representative of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

Pricing of the Offering

Prior to the Offering, there has been no public market for our Class A Ordinary Shares. The initial public offering price for our Class A Ordinary Shares will be determined through negotiations between us and the Representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the representative believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development and other factors deemed relevant. The initial public offering price of our Class A Ordinary Shares in the Offering does not necessarily bear any direct relationship to the assets, operations, book value or other established criteria of value of our company.

Over-Allotment Option

We have granted to the Representative a 45-day option to purchase up to an aggregate of additional Class A Ordinary Shares (equal to 15% of the number of Class A Ordinary Shares sold in the Offering), at the offering price per Class A Ordinary Share less underwriting discounts. The Representative may exercise this option for 45 days from the date of closing of the Offering solely to cover sales of Class A Ordinary Shares by the Representative in excess of the total number of Class A Ordinary Shares set forth in the table above. If any of the additional Class A Ordinary Shares are purchased, the Representative will offer the additional Class A Ordinary Shares at $[•] per Class A Ordinary Share, the offering price of each Class A Ordinary Share.

Discounts and Expenses

The underwriting discounts for the shares and the over-allotment shares are equal to seven percent (7%) of the initial public offering price.

The following table shows the price per share and total initial public offering price, underwriting discounts, and proceeds before expenses to us. The total amounts are shown assuming both no exercise and full exercise of the over-allotment option.

Total
	Per Share	Without Over-allotment	Full Exercise of Over-allotment
Public offering price	$	$	$
Underwriting discounts to be paid by us:	$	$	$
Proceeds, before expenses, to us	$	$	$

We have agreed to reimburse the Representative up to a maximum of US$270,000 for out-of-pocket accountable expenses (including the legal fees and other disbursements as disclosed below). As of the date of this prospectus, we have paid US$[*] to the Representative as an advance against out-of-pocket accountable expenses. Any expenses advancement will be returned to us to the extent the representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A). In addition, at the closing of the Offering, we shall reimburse the underwriter one percent (1%) of the gross proceeds of the Offering as non-accountable expenses.

We estimate that the total expenses of the Offering payable by us, excluding the underwriting discounts and non-accountable expense allowance, will be approximately $[•].

Right of First Refusal

We have agreed to grant the Representative, for a period of 12 months from the closing of the Offering, a right of first refusal, exercisable at the sole discretion of the Representative, to provide investment banking services to the Company on terms that are the same or more favorable to the Company comparing to terms offered to the Company by other underwriters/placement agents (such right, the “Right of First Refusal”), which shall include, without limitation, (a) acting as lead manager for any underwritten public offering; (b) acting as placement agent or initial purchaser in connection with any private offering of securities of the Company. This includes, without limitation, (a) any public or private offering of equity, equity-linked, debt, or convertible securities; (b) any merger, acquisition, disposition of assets, or similar transaction; and (c) any recapitalization, restructuring, or strategic investment (each, a “Subsequent Transaction”). The underwriter shall notify the Company of its intention to exercise the Right of First Refusal within three (3) business days following notice in writing by the Company. The right of first refusal shall be subject to FINRA Rule 5110(g)(5), including that it may be terminated by the Company for cause, which shall mean a material breach by the Representative of the Engagement Letter or a material failure by the Representative to provide the services as contemplated by the Engagement Letter.

Lock-Up Agreements

We have agreed, subject to some exceptions, not to transfer or dispose of, directly or indirectly, any of our Class A Ordinary Shares, or any securities convertible into or exchangeable or exercisable for our Class A Ordinary Shares, for a period of six (6) months from the closing of the Offering.

Our directors, executive officers and principal shareholders (defined as owners of 5% or more of our the Company’s securities, including warrants, options, convertible securities, and Class A Ordinary Shares of the Company) have agreed, subject to limited exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Class A Ordinary Shares or such other securities for a period of six (6) months from the closing of the Offering, without the prior written consent of the representative.

The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lockup agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

No Sales of Similar Securities

We have agreed not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Class A Ordinary Shares or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Class A Ordinary Shares, whether any such transaction is to be settled by delivery of Class A Ordinary Shares or such other securities, in cash or otherwise, without the prior written consent of the representative, for a period of 180 days from the date of this prospectus.

Foreign Regulatory Restrictions on Purchase of our Class A Ordinary Shares

We have not taken any action to permit a public offering of our Class A Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the Offering of our Class A Ordinary Shares and the distribution of this prospectus outside the United States.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to the Offering arising under the Securities Act and the Exchange Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement and to contribute to payments that the underwriters may be required to make for these liabilities. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriter may be required to make in respect of those liabilities.

Application for Nasdaq Listing

Prior to the Offering, there has been no public market for our Class A Ordinary Shares. We have applied to list our Class A Ordinary Shares on Nasdaq Capital Market under the symbol “SEAH”. There can be no assurance that we will be successful in listing our Class A Ordinary Shares on Nasdaq Capital Market or another national exchange and if such listing is not obtained then the Offering will be terminated.

Electronic Offer, Sale and Distribution of Class A Ordinary Share

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriter or selling group members, if any, or by their affiliates, and the underwriter may distribute prospectus electronically. The underwriter may agree to allocate a number of Class A Ordinary Shares to selling group members for sale to their online brokerage account holders. The Class A Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on, or that can be accessed through, these websites and any information contained in any other website maintained by these entities is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, and should not be relied upon by investors.

In connection with the Offering, certain of the underwriter or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Passive Market Making

Any underwriter who is a qualified market maker on NASDAQ may engage in passive market making transactions on NASDAQ, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Class A Ordinary Shares offered by this prospectus is completed, the rules of the SEC may limit the ability of the underwriters to bid for and to purchase our Class A Ordinary Shares. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain, or otherwise affect the price of our Class A Ordinary Shares. The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

•        Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while the Offering is in progress.

•        Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in the Offering. In order to cover the resulting short position, the managing underwriter may exercise the over-allotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

•        Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

•        A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the ordinary shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class A Ordinary Shares or preventing or delaying a decline in the market price of our Class A Ordinary Shares. As a result, the price of our Class A Ordinary Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our Class A Ordinary Shares. These transactions may occur on Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Affiliations

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their respective businesses for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Offer Restrictions Outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Class A Ordinary Shares the possession, circulation or distribution of this prospectus or any other material relating to us or the Class A Ordinary Shares in any jurisdiction where action for that purpose is required. Accordingly, the Class A Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other material or advertisements in connection with the Class A Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

British Virgin Islands.    This prospectus does not constitute a public offer of the Class A Ordinary Shares, whether by way of sale or subscription, in the BVI. Class A Ordinary Shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the BVI.

European Economic Area.    In relation to each Member State of the European Economic Area (each a “Member State”), no Class A Ordinary Shares have been offered or will be offered pursuant to the Offering to the public in that Member State prior to the publication of a prospectus in relation to the Class A Ordinary Shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of Class A Ordinary Shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

•        to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

•        to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

•        in any other circumstances falling within Article 1(4) of the Prospectus Regulation.

provided that no such offer of Class A Ordinary Shares shall require us or any of our representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any Class A Ordinary Shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the representatives and us that it is a “qualified investor” as defined in the Prospectus Regulation.

In the case of any Class A Ordinary Shares being offered to a financial intermediary as that term is used in Article 5 of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Class A Ordinary Shares acquired by it in the offer have not been acquired on a nondiscretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Class A Ordinary Shares to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to any Class A Ordinary Shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Class A Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Class A Ordinary Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

Hong Kong.    The Class A Ordinary Shares have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules promulgated thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Class A Ordinary Shares has been or may be issued or has been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong)

other than with respect to Class A Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules promulgated thereunder.

People’s Republic of China.    This prospectus may not be circulated or distributed in the PRC and the Class A Ordinary Shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Taiwan.    The Class A Ordinary Shares have not been and will not be registered or filed with, or approved by the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the Offering and sale of the Class A Ordinary Shares in Taiwan.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts, that we expect to incur in connection with the Offering. With the exception of the SEC registration fee and the NASDAQ Capital Market listing fee, all amounts are estimates.

US$
Securities and Exchange Commission Registration Fee	$2,113
FINRA Filing Fee	$1,275
NASDAQ Capital Market Entry and Listing Fee	$50,000
Legal Fees and Expenses	$595,000
Printing and Engraving Expenses	$30,000
Accounting Fee and Expenses	$80,000
Miscellaneous Expenses	$32,125
Total Expenses	$790,513

These expenses will be borne by us.

LEGAL MATTERS

The validity of the Class A Ordinary Shares offered in the Offering and certain other legal matters as to BVI law will be passed upon for us by Ogier, our counsel as to BVI law. We are being represented by Hunter Taubman Fischer & Li LLC, New York, New York, with respect to certain legal matters as to United States federal and New York state law. Certain legal matters as to Japanese law will be passed upon for us by City-Yuwa Partners. Certain legal matters as to U.S. federal law in connection with the Offering will be passed upon for the underwriter by VCL Law LLP.

EXPERTS

The consolidated financial statements as of and for the years ended March 31, 2025 and 2024 included in this prospectus have been so included in reliance on the report of Golden Eagle CPAs LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Golden Eagle CPAs LLC is located at 90 Washington Valley Road, Bedminster, NJ 07921, the United States.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Class A Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Class A Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of the Offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

SEAHAWK RECYCLING HOLDINGS, INC.
INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Board of Directors and stockholders of
Seahawk Recycling Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Seahawk Recycling Holding, Inc. (the “Company”) as of March 31, 2025 and 2024, the related consolidated statements of operations and comprehensive income (loss), changes in shareholders ‘equity and cash flows for each of the years in the two-year period ended March 31, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Golden Eagle CPAs LLC

We have served as the Company’s auditor since 2025.

Bedminster, New Jersey
July 24, 2025, except Notes 14 and 17, as to which the date is September 25, 2025

SEAHAWK RECYCLING HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In U.S. Dollar, except for share data, or otherwise noted)

	As of March 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$1,645,553	$620,245
Accounts receivable, net	6,826,305	2,578,925
Inventories	5,124,240	—
Prepaid expenses and other current assets, net	695,740	804,303
Short-term investments	596,296	594,535
Advance to suppliers	548,230	65,540
Total current assets	15,436,364	4,663,548

Non-current assets:
Property, plant and equipment, net	1,246,551	2,847,803
Intangible assets, net	404,180	13,781
Operating lease right-of-use assets, net	158,150	243,464
Deferred tax assets	230,123	431,709
Other non-current assets, net	781,545	1,142,495
Total non-current assets	2,820,549	4,679,252
TOTAL ASSETS	$18,256,913	$9,342,800

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$7,708,953	$1,268,715
Advance from customers	3,350,549	234,921
Long-term borrowings, current potion	835,370	2,172,967
Amount due to related parties	140,245	264,515
Lease liabilities, current	67,915	86,694
Accrued expenses and other current liabilities	44,794	585,366
Taxes payable	326,541	171,613
Total current liabilities	12,474,367	4,784,791

Non-current liabilities:
Long-term borrowings	2,843,863	2,782,615
Other non-current liabilities	121,214	133,404
Lease liabilities, non-current	90,235	156,770
Deferred tax liabilities	100,944	100,390
Total non-current liabilities	3,156,256	3,173,179
TOTAL LIABILITIES	$15,630,623	$7,957,970

Commitments and Contingencies (Note 16)	—	—

Shareholders’ equity
Class A Ordinary Shares* (no par value; unlimited shares authorized, 20,000,500 and 20,000,500 Class A Ordinary Shares issued and outstanding as of March 31, 2025 and 2024, respectively)	—	—
Class B Ordinary Shares* (no par value; unlimited shares authorized, 3,529,500 and 3,529,500 Class B Ordinary Shares issued and outstanding as of March 31, 2025 and 2024, respectively)	—	—
Additional paid-in capital	1,043,533	1,043,533
Retained earnings	2,220,848	1,003,870
Accumulated other comprehensive loss	(638,091)	(662,573)
Total shareholders’ equity	2,626,290	1,384,830
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$18,256,913	$9,342,800

____________

*        The share and per share information are presented on a retrospective basis (see Note 14).

The accompanying notes are an integral part of these consolidated financial statements.

SEAHAWK RECYCLING HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(In U.S. Dollar, except for share data, or otherwise noted)

	For the years ended March 31,
	2025	2024
Revenues	$65,399,994	$51,003,770
Cost of revenues	(62,766,129)	(50,040,516)
Gross profit	2,633,865	963,254

Operating expenses:
Selling and marketing expenses	(1,240,503)	(674,431)
General and administrative expenses	(811,914)	(1,361,388)
Gain from disposal of property, plant and equipment	174,152	431,472
Total operating expenses	(1,878,265)	(1,604,347)

Income (Loss) from operations	755,600	(641,093)

Other income (expenses):
Other income, net	647,735	216,433
Financial expenses, net	(117,802)	(134,120)
Investment income, net	320,735	137,486
Impairment of a long-term investment	—	(41,762)
Total other income, net	850,668	178,037

Income (loss) before income tax expense	1,606,268	(463,056)
Income tax (expense) benefit	(389,290)	160,167
Net income (loss)	$1,216,978	$(302,889)

Other comprehensive income (loss)
Foreign currency translation adjustment	24,482	(219,513)
Total comprehensive income (loss)	$1,241,460	$(522,402)

Earnings (loss) per share
Basic and Diluted	$0.05	$(0.01)
Weighted average number of ordinary shares
Basic and Diluted*	23,530,000	23,530,000

____________

*        The share and per share information are presented on a retrospective basis (see Note 14).

The accompanying notes are an integral part of these consolidated financial statements.

SEAHAWK RECYCLING HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(In U.S. Dollar, except for share data, or otherwise noted)

	Class A Ordinary Shares*		Class B Ordinary Shares*		Additional paid in capital	Retained earnings	Accumulated other comprehensive loss	Total shareholders’ equity
	Share*	Amount	Share*	Amount
Balance as of March 31, 2023	20,000,500	$—	3,529,500	$—	$1,043,533	$1,306,759	$(443,060)	$1,907,232
Net loss	—	—	—	—	—	(302,889)	—	(302,889)
Foreign currency translation adjustment	—	—	—	—	—	—	(219,513)	(219,513)
Balance as of March 31, 2024	20,000,500	$—	3,529,500	$—	$1,043,533	$1,003,870	$(662,573)	$1,384,830
Net income	—	—	—	—	—	1,216,978	—	1,216,978
Foreign currency translation adjustment	—	—	—	—	—	—	24,482	24,482
Balance as of March 31, 2025	20,000,500	$—	3,529,500	$—	$1,043,533	$2,220,848	$(638,091)	$2,626,290

____________

*        The share and per share information are presented on a retrospective basis (see Note 14).

The accompanying notes are an integral part of these consolidated financial statements.

SEAHAWK RECYCLING HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In U.S. Dollar, except for share data, or otherwise noted)

	For the years ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,216,978	$(302,889)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for expected credit losses	(11,333)	325,785
Depreciation and amortization	116,478	68,722
Amortization of operating lease right-of-use assets	86,021	90,394
Impairment of long-term investment	—	41,762
Gain on disposal of property, plant and equipment	(174,152)	(431,472)
Gain from changes in fair value of short-term investments	(320,735)	(137,486)
Deferred tax benefit (expense)	201,690	(346,692)

Changes in operating assets and liabilities:
Accounts receivable	(4,143,953)	(1,046,218)
Inventories	(5,040,082)	—
Advance to suppliers	(474,195)	46,498
Prepaid expenses and other current assets	113,744	(365,745)
Other non-current assets	364,917	—
Accounts payable	6,223,477	617,076
Advances from customers	3,062,423	245,822
Amounts due to a related party	72,326	—
Accrued expenses and other current liabilities	(11,841)	(299,627)
Tax payable	150,897	175,550
Lease liabilities	(86,021)	(90,394)
Other non-current liabilities	(13,145)	(88,510)
Net cash provided by (used in) operating activities	1,333,494	(1,497,424)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(158,192)	(1,884,166)
Purchase of intangible assets	(303,266)	(2,422)
Proceeds from disposal of property and equipment	1,834,884	2,754,371
Purchase of short-term investments	(4,112)	(349,492)
Proceeds from sale of short-term investments	328,265	401,223
Proceed from withdrawal of a long-term investment	—	92,032
Net cash provided by investing activities	1,697,579	1,011,546

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term bank loans	983,019	1,212,689
Repayments of long-term bank loans	(2,281,326)	(3,179,390)
Loans provided by a related party	131,231	449,813
Repayment of loans provided by a related party	(328,078)	(207,599)
Loans provided by a third party	—	553,578
Repayment of loans provided by a third party	(524,924)	—
Net cash used in financing activities	(2,020,078)	(1,170,909)

Effect of exchange rate changes on cash and cash equivalents	14,313	(233,123)
Net increase (decrease) in cash and cash equivalents	1,025,308	(1,889,910)
Cash and cash equivalents, at beginning of the year	620,245	2,510,155
Cash and cash equivalents, at end of the year	$1,645,553	$620,245

Supplemental disclosures of cash flow information:
Income tax paid	$32,264	$6,181
Interest expense paid	$71,332	$57,363

Supplemental disclosures of non-cash activities:
Obtaining operating right-of-use assets in exchange for lease liabilities	$—	$81,294

The accompanying notes are an integral part of these consolidated financial statements.

SEAHAWK RECYCLING HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. Dollar, except for share data)

1.      ORGANIZATION AND PRINCIPAL ACTIVITIES

(a)    Principal activities

Seahawk Recycling Holdings, Inc. (the “Company” or “Seahawk”) was incorporated under the laws of the British Virgin Islands (“BVI”) on February 27, 2025 as an exempted company with limited liability. The Company primarily engages in the domestic and international sales of recyclable resources, including waste paper and scrap metal, through its operating Japanese subsidiary, Kaiyo Japan Co., Ltd. (collectively referred to as the “Group”).

(b)    Reorganization

In anticipation of an initial public offering (“IPO”) of its equity securities, the Group undertook a reorganization (the “Reorganization”) of its corporate structure which was completed on March 27, 2025 in the following steps:

•        On February 27, 2025, as part of the restructuring of Kaiyo Japan Co., Ltd. (“Kaiyo”) and Top edge development limited BVI (“Top Edge”), Shihai Bi (“Mr. Shihai Bi”) and Guanglang Jiang (“Mr. Guanglang Jiang”) established a new holding company — Seahawk.

•        Seahawk acquired 100% of the equity interests in Kaiyo on March 10, 2025, and subsequently acquired 100% of the equity interests in Top Edge on March 27, 2025, thereby becoming the sole shareholder of both entities.

Upon the completion of the above Reorganization, the Group became the ultimate holding company of all other entities mentioned above. The Group is effectively controlled by the same group of controlling shareholders before and after the Reorganization; therefore, the Reorganization is considered a recapitalization of these entities under common control. The consolidation of the Company and its subsidiaries was accounted for at carrying amount and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Results of operations for the period presented comprise those of the previous separate entries combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions.

The consolidated financial statements of the Group include the following entities:

Name	Date of Incorporation	Place of Incorporation	Percentage of Effective Ownership	Principal Activities
Seahawk Recycling Holdings, Inc. (“Seahawk”)	February 27, 2025	BVI	100%	Investment holding
Top Edge Developments Limited (“Top Edge”)	February 18, 2022	BVI	100%	Investment holding
Kaiyo Japan Co., Ltd. (“Kaiyo”)	March 5, 2013	Japan	100%	Trading of recyclable resources such as waste paper and scrap metal.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)    Basis of presentation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

SEAHAWK RECYCLING HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. Dollar, except for share data)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(b)    Basis of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All intercompany transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

(c)     Use of estimates

The preparation of the consolidated financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent assets and liabilities at the balance sheet date, and the reported revenues and expenses during the reported periods in the consolidated financial statements and accompanying notes. Significant accounting estimates include, but not limited to provision of allowance for expected credit losses, useful lives of property and equipment and intangible assets, estimates used in lease accounting, fair value measurement and valuation allowance for deferred tax assets. Changes in facts and circumstances may result in revised estimates. Actual results could differ from those estimates, and as such, differences may be material to the consolidated financial statements.

(d)    Foreign currency

The functional currency for Seahawk and Top Edge is the U.S Dollar (“US$”). However, Seahawk and Top Edge currently only serve as the holding companies and did not have active operations as of the date of this prospectus.

The Company’s operating entity, Kaiyo, maintains its books and records in its local currency, the Japanese YEN (“JPY”), which is its functional currency and the primary currency of the economic environment in which its operations are conducted. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in other income (expenses) in the consolidated statements of operations and comprehensive income (loss).

The reporting currency of the Group is the United States Dollars (“US$” or “$”), and the accompanying consolidated financial statements have been expressed in US$. In accordance with Accounting Standards Codification (“ASC”) Topic 830-30, “Translations of Financial Statements”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the reporting period. The gains and losses resulting from the translation of financial statements are recorded as a separate component of accumulated other comprehensive loss within the statements of changes in shareholders’ equity.

Translation of amounts from local currency of the Group into US$1 has been made at the following exchange rates:

	March 31, 2025		March 31, 2024
	Year-end spot rate	Average rate	Year-end spot rate	Average rate
US$ against JPY	149.9000	152.4030	151.2200	144.5144

(e)     Cash and cash equivalents

Cash and cash equivalents consist of cash in banks, one-year time deposits that are not subject to withdrawal restrictions, and highly liquid investment with an original maturity of three months or less when purchased to be cash equivalents. As of March 31, 2025 and 2024, substantially all of the Group’s cash were held in bank or other reputable financial institutions located in Japan, which are unrestricted as to withdrawal and use. The Group has not experienced any losses in bank accounts and believes it is not exposed to any credit risks on its cash in bank accounts.

SEAHAWK RECYCLING HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. Dollar, except for share data)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(f)     Expected credit losses

On April 1, 2022, the Group adopted ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement on Credit Losses on Financial Instruments”, including certain subsequent amendments, transitional guidance and other interpretive guidance within ASU 2018-19, ASU 2019-04, ASU 2019-05, ASU 2019-11, ASU 2020-02 and ASU 2020-03 (collectively, including ASU 2016-13, “ASC 326”). ASC 326 introduces an approach based on expected losses to estimate the allowance for doubtful accounts, replacing the previous incurred loss impairment model, which makes allowances when there is substantial doubt as to the collectability and a loss is determined to be probable.

The Group’s accounts receivable, receivables from a third party and other receivables included in prepaid expenses and other current assets and other non-current assets are within the scope of ASU No. 2016-13. The Group has identified the relevant risk characteristics of its customers and the related receivables and deposits in prepaid expenses and other current assets, which include size, types of the services or the products the Group provides, or a combination of these characteristics. Receivables with similar risk characteristics have been grouped into pools. For each pool, the Group considers the historical credit losses experience, and current economic conditions in assessing the lifetime expected credit losses. Additionally, external data and macroeconomic factors are also considered. The Group also provides specific provisions for allowance when facts and circumstances indicate that the receivable is unlikely to be collected. The Group adjusts the allowance percentage periodically when there are significant differences between estimated credit losses and actual bad debts. If there is strong evidence indicating that these financial assets are likely to be unrecoverable, the Group also makes specific allowance in the period in which a loss is determined to be probable. The balance of these financial assets is written off after all collection efforts have been exhausted. For the years ended March 31, 2025 and 2024, the Group recovered credit losses of US$11,333 and recognized expected credit losses of US$325,785, respectively.

(g)    Accounts receivable, net

Accounts receivable, net are stated at the original amount less allowances for expected credit losses. Accounts receivable are recognized in the period when the Group has delivered the products and services to its customers and when its right to consideration is unconditional. Accounts receivable that are ultimately deemed to be uncollectible, and for which collection efforts have been exhausted, are written off against the provision for credit losses. As of March 31, 2025 and 2024, the balance of allowance for expected credit losses for the Group’s accounts receivable was US$298,565 and US$307,381, respectively.

(h)    Inventories

Inventories consisting of inventories in transit via maritime shipping, are stated at the lower of cost or net realizable value. Inventory cost includes the purchase price of waste paper. Cost of inventories are computed using first-in, first-out method. Inventories are written down to estimated net realizable value, which could be impacted by certain factors including historical usage, expected demand, anticipated sales price, product obsolescence, and other factors. The Group periodically reviews its inventories for excess or slow-moving items and makes provisions as necessary to properly reflect inventory value. No inventory write-downs were recorded for years ended March 31, 2025 and 2024, respectively.

SEAHAWK RECYCLING HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. Dollar, except for share data)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(i)     Property, plant and equipment, net

Property, plant and equipment, net are stated at cost less accumulated depreciation and impairment, if any, and depreciated on a straight-line basis over the estimated useful lives of the assets. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its intended use. Depreciation expenses are included in general and administrative expenses. Land is not depreciated since it has an indefinite useful life. Estimated useful lives are as follows:

Category	Estimated useful lives
Buildings	3 – 46 years
Automobiles	2 – 6 years
Land	Infinite
Tools	5 – 8 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of operations and comprehensive income (loss).

(j)     Intangible assets, net

Intangible assets, net with finite useful lives are carried at cost less accumulated amortization and any recorded impairment. Estimated useful lives by intangible asset class are as follows:

Category	Estimated useful lives
Patent	10 years
Trademark license rights	10 years
Software	5 years

The Group purchased patents, trademark license rights and software from third parties. Intangible assets acquired are measured at cost at the time of its initial recognition. After initial recognition, the Group amortizes these costs on straight-line basis over their useful lives. Amortization expenses are included in general and administrative expenses.

The estimated useful lives of intangible assets are reassessed if circumstances occur that indicate the original estimated useful lives may have changed. The estimated useful lives of intangible assets did not change during the years ended March 31, 2025 and 2024.

(k)    Impairment of long-lived assets

The Group reviews its long-lived assets (primarily including property, plant and equipment and intangible assets) for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Group measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Group would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, which is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. For the years ended March 31, 2025 and 2024, no impairment of long-lived assets was recognized.

SEAHAWK RECYCLING HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. Dollar, except for share data)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(l)     Short-term Investments

Short-term investments consist of investments in equity securities with readily determinable fair values and investments in equity funds that report net asset value (“NAV”) per share:

Investments in equity securities with readily determinable fair values

The Group holds investments in equity securities of publicly listed companies, for which the Group does not have the ability to exercise significant influence or control. Investments in equity securities with readily determinable fair values are measured at fair value and any changes in fair value are recognized as gain or loss from the investment.

Investments in equity funds that NAV per share

The Group holds investments in Japanese pooled private equity funds. The fair value of investment funds is measured at their net asset values per share (or its equivalent) as a practical expedient.

Investment income (loss) recognition and classification

The Group has classified these investments as current assets, as it has the intent and ability to sell them within one year. The Group recognizes both realized and unrealized gains and losses in consolidated statements of operations and comprehensive income (loss), through gain (loss) from changes in fair value of the short-term investments.

Unrealized gains and losses represent:

(1)    fair value changes for investments in equity securities with readily determinable fair value;

(2)    changes in NAV as a practical expedient to estimate fair value for investments in funds that report NAV per share.

Realized gains and losses on the investments represent the difference between proceeds received upon disposition of investments and their historical or adjusted cost.

As of March 31, 2025 and 2024, short-term investments consisted of the following:

	As of March 31,
	2025	2024
Investments in public entities with readily determinable fair value	$503,784	$441,596
Investments in equity funds that report NAV per share	92,512	152,939
Total short-term investments	$596,296	$594,535

Realized and unrealized gain or loss were included in investment income, net, were as follows:

	For the years ended March 31,
	2025	2024
Realized gain (loss)	$214,687	$(238,497)
Unrealized gain	106,048	375,983
Total gain from changes in fair value of short-term investments	$320,735	$137,486

SEAHAWK RECYCLING HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. Dollar, except for share data)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(m)   Fair value measurement

Accounting guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Group considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of inputs are:

•        Level 1 — Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets;

•        Level 2 — Include other inputs other than quoted prices in active market; and

•        Level 3 — Unobservable inputs which are supported by little or no market activity that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The fair value guidance describes three main approaches to measure the fair value of assets and liabilities: (1) market approach; (2) income approach and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

When available, the Group uses quoted market prices to determine the fair value of an asset or liability. If quoted market prices are not available, the Group will measure fair value using valuation techniques that use, when possible, current market-based or independently sourced market parameters, such as interest rates and currency rates.

Financial assets and liabilities of the Group primarily consist of cash and cash equivalents, accounts receivable, short-term investments, other receivables included in prepayments and other current assets, long-term borrowings, accounts payable and other payables included in accrued expenses and other current liabilities.

As of March 31, 2025 and 2024, the carrying values of current assets and current liabilities approximated their fair values reported in the consolidated balance sheets due to the short-term maturities of these instruments. The Group’s non-financial assets, such as property and equipment, intangible assets and operating lease right-of-use assets, would be measured at fair value only if they were determined to be impaired.

Assets measured at fair value on a recurring basis as of March 31, 2025 are summarized below:

	Fair Value Measurements as of March 31, 2025
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)	Fair Value at March 31, 2025
Short-term investments:
Investments in public entities with readily determinable fair value	$503,784	—	—	$503,784
Investments in funds that report NAV per share	$—	—	92,512	$92,512

SEAHAWK RECYCLING HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. Dollar, except for share data)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(n)    Corporate-owned Life Insurance Policies

The Group’s Japanese operating entity, Kaiyo, has purchased corporate-owned life insurance policies to insure the life of its chief executive officer and heads of departments of the Group. Management considers these policies to be operating assets. These insurance policies are recorded at their cash surrender values, included in other non-current assets in the consolidated balance sheets with change in cash surrender value during the period recorded in general and administrative expenses.

(o)    Leases

At inception of a contract, the Group assesses whether a contract is, or contains, a lease. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange of a consideration. To assess whether a contract is or contains a lease, the Group assesses whether the contract involves the use of an identified asset, whether it has the right to obtain substantially all of the economic benefits from the use of the asset and whether it has the right to control the use of the asset.

Group as a lessee

When the Group acts as a lessee, leases with an initial term of 12 months or less are short-term lease and not recognized as operating lease right-of-use (“ROU”) assets and operating lease liabilities on the consolidated balance sheet. The Group recognizes lease expense for short-term leases on a straight-line basis over the lease term.

The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and less any lease incentive received.

Lease term includes rent holidays and options to extend or terminate the lease when the Group is reasonably certain that the Group will exercise that option. The lease assets for operating leases consist of the amount of the measurement of the lease liabilities and any prepaid lease payments. Operating lease expense is recognized on a straight-line basis over the lease term by adding interest expense determined using the effective interest method to the amortization of the operating lease right-of-use assets. Interest expense is determined using the effective interest method. The Group’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

Group as a lessor

When the Group acts as a lessor, it classifies at lease inception (or when there is a lease modification) each of its leases as either an operating lease or a finance lease.

Leases in which the Group does not transfer substantially all the risks and rewards incidental to ownership of an asset are classified as operating leases. Rental income is recognized over the non-cancellable lease term on a straight-line basis and is included in revenue in the consolidated statement of operations and comprehensive income due to its operating nature. Initial direct costs incurred in negotiating and arranging an operating lease are added to the carrying amount of the leased asset and recognized over the lease term on the same basis on the rental income. The Group does not have any sales-type or direct financing leases for the years ended March 31, 2025 and 2024.

SEAHAWK RECYCLING HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. Dollar, except for share data)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(p)    Revenue recognition

The Group recognizes revenue pursuant to ASC 606, Revenue from Contracts with Customers (“ASC 606”). In accordance with ASC 606, revenues from contracts with customers are recognized when control of the promised goods or services is transferred to the Group’s customers, in an amount that reflects the consideration the Group expects to be entitled to in exchange for those goods or services, reduced by consumption tax. To achieve the core principle of this standard, the Group applied the following five steps:

Step 1: Identification of the contract, or contracts, with the customer;

Step 2: Identification of the performance obligations in the contract;

Step 3: Determination of the transaction price;

Step 4: Allocation of the transaction price to the performance obligations in the contract;

Step 5: Recognition of the revenue when, or as, a performance obligation is satisfied.

The Group currently generates its revenue from the following main sources:

Revenue from recycling sales

Revenue from recycling sales primarily consists of scrap metal and waste paper sold to both domestic and international customers. Revenue is recognized at a point in time. The exact timing of which depends on the terms of each contract, either upon the goods are loaded onto the vessel, or upon arrival at the location designated by the customers, which is the point when the risks and titles are transferred to the customer. The Group’s products are sold with no right of return, and the Company does not provide other credits or sales incentives to customers. Revenue is reported on a gross basis, as the Group acts as the principal in these transactions, for which it bears inventory risk, exercises discretion over pricing, and is responsible for fulfilling the obligation to deliver the specified goods to customers.

Revenue from technology licensing

The Group grants licenses to a third party for the use of relevant technologies related to the classification, dismantling, treatment, and recycling of scrap metals. Revenue from technology licensing is recognized on a straight-line basis over the contract periods. Revenue is reported on a gross basis, as the Group acts as the principal in these transactions, for which the Group controls the patent delivery process before licensing to the third party, and is responsible for the technical support and providing guidance, and also has discretion over the pricing and terms.

The following table disaggregates the Group’s total revenues by revenue streams for the years ended March 31, 2025 and 2024:

	For the years ended March 31,
	2025	2024
By revenue types:
Recycling sales	$65,203,328	$51,003,770
Technology licensing	196,666	—
Total	$65,399,994	$51,003,770

SEAHAWK RECYCLING HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. Dollar, except for share data)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following tables illustrates the disaggregation of revenue by timing of revenue recognition for the years ended March 31, 2025 and 2024:

	For the years ended March 31,
	2025	2024
Timing of revenue recognition
At a point in time	$65,203,328	$51,003,770
Over time	196,666	—
Total	$65,399,994	$51,003,770

The following tables illustrates the disaggregation of revenues of recycling sales by geographical markets based on the location of customers for the years ended March 31, 2025 and 2024:

	For the years ended March 31,
	2025	2024
East Asia	$57,836,793	$46,278,606
Southeast Asia	7,366,535	4,725,164
Total Recycling sales	$65,203,328	$51,003,770

Contract balances

When either party to a revenue contract has performed, the Group presents the contract in the consolidated balance sheets as a contract asset or a contract liability, depending on the relationship between the Group’s performance and the customer’s payment. Accounts receivable represent revenue recognized for the amounts invoiced and/or prior to invoicing when the Group has satisfied its performance obligation and has an unconditional right to the payment. Contract assets represent the Group’s right to consideration in exchange for goods or services that the Group has transferred to a customer. Other than accounts receivable, the Group had no other contract assets recorded on its consolidated balance sheets as of March 31, 2025 and 2024, respectively.

The contract liabilities are advances from customers, which represent the cash received for goods and services in advance of revenue recognition and are recognized as revenue when the Group fulfills its performance obligation. The Group’s advances from customers amounted to US$3,350,549 and US$234,921 as of March 31, 2025 and 2024 respectively. During the years ended March 31, 2025 and 2024, the Group recognized revenue of US$234,921 and nil that was included in opening advances from customers balance, respectively.

(q)    Cost of revenues

Cost of revenues consists of costs directly related to revenue generating activities, which primarily includes recycling procurement cost, freight-in cost, technology licensing cost and other miscellaneous cost.

(r)     Selling and marketing expenses

Selling and marketing expenses primarily consist of (i) shipping and delivery expenses, (ii) payroll expenses of sales personnel, (iii) customs clearance fee, and (iv) other marketing expenses related to sales personnel.

(s)     General and administrative expenses

General and administrative expenses primarily consist of (i) staff cost of general and administrative personnel, (ii) depreciation and amortization expenses, (iii) bank charge expenses, (iv) rental expenses, (v) professional services expenses, (vi) travelling expenses, and (vii) other miscellaneous administrative expenses.

SEAHAWK RECYCLING HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. Dollar, except for share data)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(t)     Employee benefits

The Group recognizes a liability in exchange for employee benefits to be paid in the future and records an expense when the employee renders service and the Group receives the related economic benefits.

Short-term employee benefits

Salaries are usually accrued and paid on a monthly basis and are recognized as an expense.

Bonus payments are recognized when, and only when, the Group has a present legal or constructive obligation to make such payments as a result of past events and reliable estimate of the obligation can be made.

(u)    Income taxes

The Group accounts for income taxes under ASC 740, “Income Taxes”. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date. Provision for income taxes consists of taxes currently due plus deferred taxes. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

The Group did not accrue any liability, interest or penalties related to uncertain tax positions in its provision for income taxes in its consolidated statements of operations and comprehensive income (loss) for the years ended March 31, 2025 and 2024, respectively. The Group does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

(v)     Related party transaction

The Group accounts for related party transactions in accordance with ASC 850, “Related Party Disclosures”.

Parties, which can be an entity or individual, are considered to be related if they have the ability, directly or indirectly, to control the Group or exercise significant influence over the Group in making financial and operational decisions. Entities are also considered to be related if they are subject to common control or common significant influence.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

SEAHAWK RECYCLING HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. Dollar, except for share data)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(w)    Comprehensive income (loss)

The Group applies ASC 220, Comprehensive Income, with respect to reporting and presentation of comprehensive income (loss) in a full set of financial statements. Comprehensive income (loss) is defined to include all changes in equity of the Group during a period arising from transactions and other events and circumstances except those resulting from investments by shareholders and distributions to shareholders. For the years presented, the Group’s comprehensive income (loss) includes net income (loss) and other comprehensive income or loss, which primarily consists of the foreign currency translation adjustment that has been excluded from the determination of net income.

(x)    Earnings per share

Basic earnings per share is computed by dividing net income attributable to ordinary shareholders, taking into consideration the deemed dividends to preferred shareholders (if any), by the weighted average number of ordinary shares outstanding during the year using the two-class method. Under the two-class method, net income is allocated between ordinary shares and other participating securities based on their participating rights. Shares issuable for little to no consideration upon the satisfaction of certain conditions are considered outstanding shares and included in the computation of basic earnings per share as of the date that all necessary conditions have been satisfied. Net income is not allocated to other participating securities if, based on their contractual terms, they are not obligated to share the income.

Diluted earnings per share is calculated by dividing net income attributable to ordinary shareholders, as adjusted for the effect of dilutive ordinary equivalent shares, if any, by the weighted average number of ordinary and dilutive ordinary equivalent shares outstanding during the year. Ordinary equivalent shares are not included in the denominator of the diluted earnings per share calculation when inclusion of such share would be anti-dilutive. As of March 31, 2025 and 2024, there were no dilutive shares.

(y)     Segment reporting

In November 2023, the FASB issued ASU 2023-07, which modifies the disclosure and presentation requirements of reportable segments. The new guidance requires the disclosure of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”) and included within each reported measure of segment profit and loss. In addition, the new guidance enhances interim disclosure requirements, clarifies circumstances in which an entity can disclose multiple segment measures of profit or loss, provides new segment disclosure requirements for entities with a single reportable segment, and contains other disclosure requirements. The update is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted.

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”), or decision-making group, in deciding how to allocate resources and in assessing performance. The Group’s CODM is the Chief Executive Officer.

CODM regularly reviews entity-wide operating results and reviews consolidated revenues and net income when making decisions about allocating resources and assessing performance of the segment, and hence, the Group has only one principal reportable segment. The single reportable segment is revenue derived from recycling sales.

The primary measure of segment revenue and profitability for the Group’s operating segment is considered to be consolidated revenue and net income. Significant segment expenses reviewed by the CODM on a regular basis included within net income include cost of sales, selling and marketing expenses, general and administrative expenses which are separately presented on the Group’s consolidated statements of operations and comprehensive income (loss). Other segment items within net income include financial expenses, net, other income or loss, net, and income tax expense. CODM uses segment profit or loss to monitor budget versus actual results, and also in competitive analysis by benchmarking to the Group’s competitors at the same development stage.

SEAHAWK RECYCLING HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. Dollar, except for share data)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Group does not distinguish between markets or segments for the purpose of internal reporting. As the Group’s long-lived assets are all located in Japan, no geographical segment information of long-lived assets is presented. The CODM does not review any information regarding total assets on a reportable segment basis.

Revenue by products

The following table disaggregates the Group’s revenues by products and technology licensing revenues for the years ended March 31, 2025 and 2024. Products revenues relate to recycling sales of scrap metal and waste paper.

	For the years ended March 31,
	2025	2024
Recycling sales:
Scrap metal	$45,599,553	$38,217,051
Waste paper	19,603,775	12,786,719
Subtotal	65,203,328	51,003,770
Other:
Technology licensing revenues	196,666	—
Total	$65,399,994	$51,003,770

Geographic information

The majority of the Group’s revenue for the fiscal years ended March 31, 2025 and 2024 was generated from recycling sales to different geographic areas including Japan and other countries. The following table sets forth the disaggregation of revenue by geographic area:

	For the years ended March 31,
	2025	2024
East Asia	$57,836,793	$46,278,606
Southeast Asia	7,366,535	4,725,164
Total	$65,203,328	$51,003,770

For operating results of segment provided to and reviewed by CODM, please refer to the consolidated statements of operations and comprehensive income (loss).

(z)     Commitments and contingencies

In the normal course of business, the Group is subject to commitments and contingencies, including operating lease commitments, legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Group recognizes liability for any such contingencies if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Group may consider many factors in making these assessments on liability for contingencies, including historical and the specific facts and circumstances of each matter. For the years ended March 31, 2025 and 2024, the Group did not have any material legal claims or litigation that, individually or in aggregate, could have a material adverse impact on the Group’s consolidated financial position, results of operations, and cash flows.

The Company had contractual payment obligations under its operating lease agreements with the landlords.

SEAHAWK RECYCLING HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. Dollar, except for share data)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(aa)  Recently issued accounting pronouncements

The Group is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

Recently issued accounting pronouncements issued and adopted

On November 27, 2023, FASB issued Accounting Standards Update No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which requires that an entity disclose significant segment expenses impacting profit and loss that are regularly provided to the chief operating decision maker. The update is required to be applied retrospectively to prior periods presented, based on the significant segment expense categories identified and disclosed in the period of adoption. The amendments in ASU 2023-07 are required to be adopted for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The adoption of the standard did not have a material impact on the Company’s consolidated financial statements.

Recently issued accounting pronouncements issued but not yet adopted

In December 2023, the FASB issued ASU 2023-09, Improvement to Income Tax Disclosure. This standard requires more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. This standard also includes certain other amendments to improve the effectiveness of income tax disclosures. ASU 2023-09 is effective for public business entities, for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. The Group is in the process of evaluation the impact of adopting this new guidance on its consolidated financial statement.

In November 2024, the FASB issued Accounting Standards Update No. 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”), and in January 2025, the FASB issued Accounting Standards Update No. 2025-01, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date (“ASU 2025-01”). ASU 2024-03 requires additional disclosure of the nature of expenses included in the income statement as well as disclosures about specific types of expenses included in the expense captions presented in the income statement. ASU 2024-03, as clarified by ASU 2025-01, is effective for us for our annual reporting for fiscal 2028 and for interim period reporting beginning in fiscal 2029 on a prospective basis. Both early adoption and retrospective application are permitted. The Group is currently evaluating the impact that the adoption of these standards will have on its consolidated financial statements and disclosures.

In March 2025, the FASB issued ASU 2025-02 — Liabilities (405): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 122. The amendments in this Update are effective immediately and on a fully retrospective basis to annual periods beginning after December 15, 2024. The Company is currently evaluating the effect of adoption of this standard to its consolidated financial statements and disclosures.

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Group does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

SEAHAWK RECYCLING HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. Dollar, except for share data)

3.      ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As of March 31,
	2025	2024
Accounts receivable	$7,124,870	$2,886,306
Allowance for expected credit losses	(298,565)	(307,381)
Accounts receivable, net	$6,826,305	$2,578,925

The Group recognizes credit losses on accounts receivable that are not expected to be recoverable. For the years ended March 31, 2025 and 2024, the Group recovered credit losses of US$11,333 and recognized expected credit losses of US$321,644, respectively. The movement of the allowance for expected credit losses is as follows:

	As of March 31,
	2025	2024
Balance at the beginning of the year	$307,381	$—
Additions	—	321,644
Reversal	(11,333)	—
Foreign currency translation	2,517	(14,263)
Balance at the end of the year	$298,565	$307,381

All of the March 31, 2024 accounts receivable balance has been collected in year ended March 31, 2025. For the accounts receivable balance as of March 31, 2025, 87.2% has been subsequently collected, and the remaining balance is expected to be collected by September 30, 2025.

4.      INVENTORIES

Inventories consisted of the following:

	As of March 31,
	2025	2024
Inventories in transit	$5,124,240	$—
Inventories	$5,124,240	$—

Inventories in transit represent products that have been shipped to the customers but have not yet been received by them as of the balance sheet date. Inventories in transit as of March 31, 2025 were delivered to customers within one to three months after the balance sheet date. All the inventories have been delivered to the customers as the issuance date of these consolidated financial statements.

The Group reviews its inventories periodically to determine if any write-downs are necessary for potential obsolescence, expiration of shelf life, or if the carrying value exceeds net realizable value. The Group did not record any inventory write-downs for the years ended March 31, 2025 and 2024.

SEAHAWK RECYCLING HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. Dollar, except for share data)

5.      PREPAID EXPENSES AND OTHER CURRENT ASSETS, NET

Prepaid expenses and other current assets, net consisted of the following:

	As of March 31,
	2025	2024
Prepaid consumption tax	$557,852	$502,611
Prepaid insurance fee(1)	137,158	138,794
Prepaid brokerage fee(2)	—	96,103
Receivables from a third party(3)	—	66,129
Others	9,182	9,044
Subtotal	704,192	812,681
Allowance for expected credit losses	(8,452)	(8,378)
Prepaid expenses and other current assets, net	$695,740	$804,303

____________

(1)      Prepaid insurance fee represents the life insurance the Group bought for the employees and heads of departments of the Group.

(2)      As of March 31, 2024, the Group had prepaid a brokerage fee of US$96,103 related to the sale of its property located in Tokyo, Japan, in the year ended March 31, 2025. This amount represents an advance payment for professional services to be rendered by a brokerage firm in connection with the marketing and transaction facilitation of the property sale.

(3)      As of March 31, 2024, the Group had receivables from a third party of US$66,129, which represented amounts advanced for its daily operational purposes. These receivables were non-interest bearing, unsecured and recoverable within one year. As of March 31, 2025, the Group had fully withdrawn these amounts, and no balance remained outstanding.

The Group recognizes credit losses on prepaid expenses and other current assets that are not expected to be recoverable. For the years ended March 31, 2025 and 2024, the Group recognized expected credit losses of nil and US$4,141, respectively. The movement of the allowance for expected credit losses is as follows:

	As of March 31,
	2025	2024
Balance at the beginning of the year	$8,378	$5,036
Additions	—	4,141
Foreign currency translation	74	(799)
Balance at the end of the year	$8,452	$8,378

6.      PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net, consisted of the following:

	As of March 31,
	2025	2024
Buildings	$1,092,512	$1,343,926
Automobiles	641,364	635,766
Land	260,355	1,517,781
Tools	17,828	14,486
Subtotal	2,012,059	3,511,959
Less: accumulated depreciation	(765,508)	(664,156)
Property, plant and equipment, net	$1,246,551	$2,847,803

Depreciation expenses were US$97,080 and US$65,573 for the years ended March 31, 2025 and 2024, respectively. The net book value of a building and lands pledged as collateral for the Group’s borrowings (See Note 9) as of March 31, 2025 and 2024 was US$260,355 and US$1,844,594, respectively.

SEAHAWK RECYCLING HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. Dollar, except for share data)

7.      INTANGIBLE ASSETS, NET

Intangible assets, net, consisted of the following:

	As of March 31,
	2025	2024
Patent	$410,000	$—
Trademark license rights	30,885	30,615
Software	2,335	2,315
Subtotal	443,220	32,930
Less: accumulated amortization	(39,040)	(19,149)
Intangible assets, net	$404,180	$13,781

Amortization expenses were US$19,398 and US$3,149 for the years ended March 31, 2025 and 2024, respectively.

8.      OTHER NON-CURRENT ASSETS, NET

Other non-current assets, net consisted of the following:

	As of March 31,
	2025	2024
Deposits(1)	$684,748	$807,061
Receivables from insurance companies(2)	249,624	497,122
Others	47,306	36,698
Subtotal	981,678	1,340,881
Allowance for expected credit losses	(200,133)	(198,386)
Other non-current assets, net	$781,545	$1,142,495

____________

(1)      Deposits included (i) cooperative security deposits, which were pledged to the customers as the guarantee for payment fulfillment to facilitate the cooperative partnership, and (ii) rental deposits.

(2)      The Group’s Japanese entity, Kaiyo, has purchased life insurance policies from Japanese insurance companies. A portion of the premiums paid represented the cash surrender value, which is refundable upon termination of the policy and was recorded as an asset on the Group’s consolidated balance sheet. The remaining portion was recognized as insurance expense in general and administrative expenses when incurred. The allocation between asset and expense is determined in accordance with the contractual terms.

The Group recognizes credit losses on other non-current assets that are not expected to be recoverable. The Group did not recognize additional expected credit losses for the years ended March 31, 2025 and 2024. The movement of the allowance for expected credit losses is as follows:

	As of March 31,
	2025	2024
Balance at the beginning of the year	$198,386	$225,989
Foreign currency translation	1,747	(27,603)
Balance at the end of the year	$200,133	$198,386

SEAHAWK RECYCLING HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. Dollar, except for share data)

9.      BORROWINGS

As of March 31, 2025 and 2024, the Group had the below borrowings for working capital purposes:

			As of March 31,
			2025		2024
Lender	Annual Interest Rate	Maturity	Long-term borrowings, current portion	Long-term borrowings	Long-term borrowings, current portion	Long-term borrowings
Mizuho Bank, Ltd(1)(5)	0.31%	2025/6/27	$30,020	$—	$46,290	$29,758
Mizuho Bank, Ltd	0.13%	2024/5/31	—	—	132,258	—
Japan Finance Corporation	0.46%-1.36%	2030/4/20	33,863	138,272	33,567	170,632
Japan Finance Corporation	0.31%-1.21%	2027/8/20	27,618	39,126	27,377	66,162
The Chiba Bank, Ltd(1)	1.10%	2027/12/10	—	—	145,483	—
The Chiba Bank, Ltd(1)(2)	0.85%	2037/8/15	22,815	259,406	22,616	279,758
The Chiba Bank, Ltd(1)	1.00%	2031/2/10	13,369	65,464	13,252	78,144
The Chiba Bank, Ltd(1)	TIBOR(4) +0.5%	2033/3/10	66,684	467,058	66,102	529,083
The Chiba Bank, Ltd(1)	TIBOR(4) +0.9%	2028/3/10	267,377	532,089	265,046	792,490
The Chiba Bank, Ltd(1)	1.80%	2031/10/10	57,638	318,612	—	—
The Chiba Bank, Ltd(1)	TIBOR(4) +0.9%	2029/10/10	66,765	238,973	—	—
The Chiba Bank, Ltd(1)	1.70%	2030/5/10	41,708	177,151	41,344	216,949
The Chiba Bank, Ltd(1)	1.70%	2030/6/10	40,027	160,107	—	198,386
Kiraboshi Bank, Ltd(1)	0.50%	2030/7/25	40,027	173,449	39,677	211,612
Kiraboshi Bank, Ltd(1)	0.50%	2030/7/25	13,369	57,665	13,252	70,414
Kiraboshi Bank, Ltd(1)	1.00%	2027/6/25	—	—	128,951	—
Kiraboshi Bank, Ltd(1)	1.30%	2029/12/25	40,027	150,100	—	—
The Sugamo Shinkin Bank(1)	1.48%	2027/3/25	66,765	66,391	66,182	131,993
The Tokyo Shinkin Bank(1)	2.10%	2026/3/12	7,298	—	7,380	7,234
Saison Asset Management Co., Ltd(1)(3)	3.75%	2024/9/1	—	—	661,288	—
The Daido Life Insurance Company, Limited	2.25%	2025/3/3	—	—	330,644	—
Tenryu Co., Ltd	10.00%	2024/8/29	—	—	132,258	—
Total borrowings			$835,370	$2,843,863	$2,172,967	$2,782,615

____________

(1)      As of March 31, 2025 and 2024, the bank borrowings of US$3,440,354 and US$4,062,684 were guaranteed by Mr. Shihai Bi, a beneficial shareholder, director and the chief financial officer of the Company (See Note 13).

(2)      This bank borrowing was pledged by a land with a net book value of US$260,355 and US$258,083 as of March 31, 2025 and 2024, respectively.

(3)      This bank borrowing was pledged by a building and land with a net book value of nil and US$1,586,511 as of March 31, 2025 and 2024, respectively.

(4)      JPY TIBOR rates, which reflect the prevailing Japan unsecured call market rates, every business day.

(5)      On June 25, 2025, the Group repaid the outstanding borrowing of US$30,020 from Mizuho Bank, Ltd.

Interest expenses were US$71,332 and US$57,363 for the years ended March 31, 2025 and 2024, respectively. As of March 31, 2025 and 2024, the weighted average interest rates were 1.12% and 0.91% per annum, respectively.

SEAHAWK RECYCLING HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. Dollar, except for share data)

10.    ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consisted of the following:

	As of March 31,
	2025	2024
Payroll payable	$42,718	$37,481
Loan from a third party(1)	—	529,031
Other payables	2,076	18,854
Total accrued expenses and other liabilities	$44,794	$585,366

____________

(1)      In March 2024, the Group received an interest-free loan of US$529,031 from a third party for the purchase of a property for its daily operations. As of March 31, 2025, the Group had fully repaid the loan.

11.    LEASES

The Group has entered into operating leases mainly for an office, parking lots and equipment with terms ranging from 2 to 7 years for its daily operations. On August 17, 2023, the Group renewed the leased office with the original lease term to be expired on October 15, 2023 and extended the lease term for another two years to October 15, 2025.

The Group’s operating lease right-of-use assets and lease liabilities recognized in the consolidated balances sheets consisted of the following:

	As of March 31,
	2025	2024
Operating lease right-of-use assets	$325,596	$322,754
Amortization of right-of-use assets	(167,446)	(79,290)
Operating lease right-of-use assets, net	158,150	243,464

Lease liabilities, current	(67,915)	(86,694)
Lease liabilities, non-current	(90,235)	(156,770)
Total operating lease liabilities	$(158,150)	$(243,464)

Operating lease expenses for lease payments are recognized on a straight-line basis over the lease terms. Leases with an initial term of twelve months or less are not recorded on the consolidated balance sheets. A summary of lease cost was as follows:

	For the years ended March 31,
	2025	2024
Operating leases expenses excluding short-term lease expenses	$87,961	$92,764
Short-term lease expenses	7,852	11,033
Total operating lease expenses	$95,813	$103,797

Remaining lease terms and discount rate were as follows:

	For the years ended March 31,
	2025	2024
Weighted-average remaining lease terms (in years)	2.64	3.36
Weighted-average discount rate	0.86%	1.01%

SEAHAWK RECYCLING HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. Dollar, except for share data)

11.    LEASES (cont.)

As of March 31, 2025, the schedule of future minimum payments of Group’s operating leases is as follows:

For the years ending March 31,	Amount
2026	$68,861
2027	48,278
2028	41,613
2029	1,014
Total lease payments	159,766
Less: imputed interest	(1,616)
Total	$158,150

12.    TAXATION

Income taxes

British Virgin Islands

Under the current laws of the BVI, entities incorporated in the BVI are not subject to tax on their income or capital gains. In addition, dividends paid by the BVI subsidiaries to their respective shareholders who are not residents of the BVI, if any, are not subject to withholding tax in the BVI.

Japan

The Company conducts its major businesses in Japan and is subject to tax in this jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the local tax authority. Income taxes in Japan applicable to the Company are imposed by the national, prefectural, and municipal governments, and in the aggregate, resulted in an effective statutory rate of approximately 34.59% for the years ended March 31, 2025 and 2024.

For the years ended March 31, 2025 and 2024 the details of income tax expenses (benefit) are set forth below:

	For the years ended March 31,
	2025	2024
Current	$187,599	$—
Deferred	201,691	(160,167)
Total income tax expenses (benefit)	$389,290	$(160,167)

A reconciliation of the Japanese statutory income tax rate and the Group’s actual income tax provision for the years ended March 31, 2025 and 2024, respectively, were as follows:

	For the years ended March 31,
	2025	2024
Income (loss) before income tax expense	$1,606,266	$(463,053)
Income tax expense at the Japan statutory rate	555,596	(160,167)
Impact of different tax rates in other jurisdictions	(166,306)	—
Total income tax expenses (benefit)	$389,290	$(160,167)
Effective income tax rate	24.2%	(34.6)%

SEAHAWK RECYCLING HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. Dollar, except for share data)

12.    TAXATION (cont.)

As of March 31, 2025 and 2024, the significant components of the deferred tax assets and liabilities are summarized below:

	As of March 31,
	2025	2024
Deferred tax assets:
Net operating loss carryforward	$—	$169,658
Allowance for expected credit losses	175,420	177,839
Lease liabilities	54,703	84,212
Total deferred tax assets	$230,123	$431,709

Defer tax liabilities:
Right-of-use assets	(54,703)	(84,212)
Fair value change on short-term investments	(46,241)	(16,178)
Total deferred tax liabilities	$(100,944)	$(100,390)

The Group periodically evaluates the likelihood of the realization of deferred tax assets, and reduces the carrying amount of the deferred tax assets by a valuation allowance to the extent it believes a portion will not be realized. Management considers new evidence, both positive and negative, that could affect the Company’s future realization of deferred tax assets, including its recent cumulative earnings experience, expectation of future income, the carry forward periods available for tax reporting purposes and other relevant factors. As of March 31, 2025 and 2024, the Group’s deferred tax assets were US$230,123 and US$431,709, respectively. Management concluded that the chances to utilize the deferred tax assets to offset future taxable income were probable based on the current growth trend. Accordingly, no valuation allowance for the deferred tax assets was recorded as of March 31, 2025 and 2024, respectively.

Consumption tax

Consumption tax collected and remitted to tax authorities is excluded from revenue, cost of sales, and expenses in the statements of income and comprehensive income. Before October 1, 2019, the applicable consumption tax rate was 8%, and since October 1, 2019, the Group has been subject to the applicable consumption tax rate of 10%, with an 8% rate applicable to a limited number of exceptions based on the new Japanese tax law. For overseas sales, the Group is exempt from paying consumption tax. The Group can deduct all of its qualified input consumption tax paid when purchasing from suppliers, against the output consumption tax derived from domestic sales. The Group is eligible for consumption tax refund from the tax authorities for excess input consumption tax, which is recorded as consumption tax receivable in the prepaid expenses and other current assets on the balance sheets.

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of March 31, 2025 and 2024, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest or penalties tax for the years ended March 31, 2025 and 2024. The Company does not anticipate any significant increases or decreases in unrecognized tax benefits in the next twelve months from March 31, 2025. The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. As of March 31, 2025 and 2024, all of the tax returns of the Company’s Japanese operating entity remain available for statutory examination by Japanese tax authorities.

SEAHAWK RECYCLING HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. Dollar, except for share data)

13.    RELATED PARTY TRANSACTIONS

Related Parties

The table below sets forth the major related parties and their relationships with the Group:

No.	Name of Related Parties	Relationship
1	Mr. Shihai Bi	Director and the chief financial officer of the Company
2	Mr. Guanglang Jiang	Director, chairman of the Board and the chief executive officer of the Company

Amounts due to related parties

Amounts due to related parties consisted of the following:

	As of March 31,
Amounts due to related parties	2025	2024
Mr. Guanglang Jiang(1)	$73,534	$—
Mr. Shihai Bi(2)	66,711	264,515
Total amounts due to related parties	$140,245	$264,515

____________

(1)      These payables were for the ordinary course of the Group’s operation, which were interest free, unsecure and could be settled on demand.

(2)      On May 14, 2022, the Group entered into a five-year loan agreement with Mr. Shihai Bi, allowing borrowings of up to JPY 100 million (US$0.7 million) per transaction for operational purposes. Each loan was interest free and must be repaid within one year of disbursement. In addition, Mr. Shihai Bi provided personal guarantees for bank borrowings of US$3,440,354 and US$4,062,684 as of March 31, 2025 and 2024, respectively (See Note 9).

Related party transactions

	For the years ended March 31,
	2025	2024
Mr. Shihai Bi
Loan from a related party (i)	$131,231	$449,813
Repayment of loan provided by a related party	(328,078)	(207,599)
Mr. Guanglang Jiang
Other payables (ii)	72,326	—
Total	$(124,521)	$242,214

(i).     Loan from a related party

During the fiscal years ended March 31, 2025 and 2024, Mr. Shihai Bi provided the Group with unsecured, non-interest bearing, and demandable loans in the amounts of $131,231 and $449,813, respectively. The Group repaid $328,078 and $207,599 of such loans during the same respective periods.

(ii).   Other payables by a related party

During the year ended March 31, 2025, Mr. Guanglang Jiang, paid certain expenses on behalf of the Group primarily related to the Company’s establishment and general operating activities. These payments were unsecured, non-interest bearing, and repayable on demand.

Loan guaranteed by a related party

As of March 31, 2025 and 2024, the Group’s bank borrowings of US$3,440,354 and US$4,062,684 were guaranteed by Mr. Shihai Bi (see Note 9).

SEAHAWK RECYCLING HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. Dollar, except for share data)

14.    EQUITY

Ordinary Shares

On February 27, 2025, the Company was incorporated in the BVI and was initially authorized to issue 50,000 shares with a par value of US$1.00 each.

On February 27, 2025, the Company issued 10,000 ordinary shares with a par value of US$1.00 to its shareholders, of which the share and per share information are presented on a retrospective basis as of the beginning of the first period presented to reflect the Reorganization.

The directors and shareholders of the Company passed written resolutions on August 8, 2025 to amend the Memorandum and Articles of the Company, with said amendments being registered by the BVI Registry of Corporate Affairs on August 13, 2025, following which the Company is now authorized to issue unlimited Class A Ordinary Shares with no par value and unlimited Class B Ordinary Shares with no par value. On September 9, 2025, the shareholders of the Company approved a share split of the outstanding Class A Ordinary Shares and Class B Ordinary Shares, both at a ratio of 1:2,353, which became effective immediately, resulting in 20,000,500 Class A Ordinary Shares and 3,529,500 Class B Ordinary Shares issued and outstanding after the share split. Holders of Class A ordinary shares and Class B ordinary shares have the same rights, except for voting and conversion rights. In respect of matters requiring the votes of members, each share of Class A ordinary shares is entitled to one vote, and each share of Class B ordinary shares is entitled to twenty votes. Class B ordinary shares are convertible into Class A ordinary shares at any time after issuance at the option of the holder on a one-to-one basis. Class A ordinary shares are not convertible into shares of any other class.

15.    SIGNIFICANT RISKS AND UNCERTAINTIES

(a)    Interest rate risk

Fluctuations in market interest rates may negatively affect the Group’s financial condition and results of operations. The Group is exposed to interest rate risk arising from cash and bank loans. The Group expected no material risks from changes in market interest rates and has not used any derivative financial instruments to manage the interest risk exposure.

(b)    Foreign exchange risk

Foreign exchange risk is the risk that the holding of foreign currency assets will affect the Group’s financial position as a result of a change in foreign currency exchange rates. The reporting currency of the Group’s operations was in USD, and the Group’s subsidiaries generally use their local currencies as functional currencies, i.e., JPY. The Group is mainly exposed to foreign exchange risk in respect of operating activities when purchase of goods and services in geographic areas is using transaction currencies other than JPY.

(c)     Concentration of credit risk

Assets that potentially subject the Group to significant concentrations of credit risk primarily consist of cash, accounts receivable, net and deposits within other receivables. The maximum exposure of such assets to credit risk is their carrying amounts as of the balance sheet dates. All of the Group’s cash is held by financial institutions that the Group’s management believes to have high credit quality. Based on the Group’s historical experiences in the collection of other receivables, the Group considers the credit risk of these receivables to be relatively low. Management regularly conducts assessments on expected credit losses arising from non-performance by these counterparties.

SEAHAWK RECYCLING HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. Dollar, except for share data)

15.    SIGNIFICANT RISKS AND UNCERTAINTIES (cont.)

(d)    Concentration of customers and suppliers

The following customers represent more than 10% of the Group’s total revenue for the years ended March 31, 2025 and 2024:

	For the years ended March 31,
	2025	2024
Percentage of the Group’s total revenue
Customer A	33.95%	35.80%

The following customers represent more than 10% of the Group’s total accounts receivable as of March 31, 2025 and 2024:

	As of March 31,
	2025	2024
Percentage of the Group’s accounts receivable
Customer A	39.64%	71.02%
Customer B	28.39%	*

____________

*        Represents percentage less than 10%

The following suppliers represent more than 10% of the Group’s total purchases for the years ended March 31, 2025 and 2024:

	For the years ended March 31,
	2025	2024
Percentage of the Group’s purchase from
Supplier A	35.67%	36.58%

The following suppliers represent more than 10% of the Group’s accounts payable as of March 31, 2025 and 2024:

	As of March 31,
	2025	2024
Percentage of the Group’s accounts payable
Supplier B	59.15%	*
Supplier C	19.05%	*
Supplier D	*	22.80%
Supplier E	*	16.57%
Supplier F	*	16.37%

____________

*        Represents percentage less than 10%

SEAHAWK RECYCLING HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. Dollar, except for share data)

16.    COMMITMENTS AND CONTINGENCIES

Commitments

As of March 31, 2025 and 2024, the Group had neither significant financial nor capital commitment.

Contingencies

In the ordinary course of business, the Group may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Group records contingent liabilities resulting from such claims, when a loss is assessed to be probable and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of March 31, 2025 and 2024, and through the issuance date of these consolidated financial statements.

17.    SUBSEQUENT EVENTS

The Group has evaluated the impact of events that have occurred subsequent to March 31, 2025, through July 24, 2025, the issuance date of the consolidated financial statements, and concluded that no other subsequent events have occurred that would require recognition in the consolidated financial statements or disclosure in the notes to the consolidated financial statements, except for the event as discussed below.

The directors and shareholders of the Company passed written resolutions on August 8, 2025 to amend the Memorandum and Articles of the Company, with said amendments being registered by the BVI Registry of Corporate Affairs on August 13, 2025, following which the Company is now authorized to issue unlimited Class A Ordinary Shares with no par value and unlimited Class B Ordinary Shares with no par value.

On August 13, 2025, the Company redeemed the 10,000 issued and outstanding ordinary shares and issued 5,740 Class A Ordinary Shares and 1,500 Class B Ordinary Shares to WISDOM FOCUS GROUP LTD. and 2,760 Class A Ordinary Shares to other shareholders.

On September 9, 2025, the shareholders of the Company approved a share split of the outstanding Class A Ordinary Shares and Class B Ordinary Shares, both at a ratio of 1:2,353, which became effective immediately, resulting in 20,000,500 Class A Ordinary Shares and 3,529,500 Class B Ordinary Shares issued and outstanding after the share split. All references to Ordinary Shares, options to purchase Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the split of our Ordinary Shares as if it had occurred at the beginning of the earliest period presented.

Until [    ], 2025, all dealers that effect transactions in these securities, whether or not participating in the Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

2,000,000 Class A Ordinary Shares

Seahawk Recycling Holdings, Inc.

Prospectus dated [    ], 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Memorandum and Articles of Association, which became effective on February 27, 2025, empowers us to indemnify our directors and officers against certain liabilities they incur by reason of their being a director or officer of our Company.

We have also entered into indemnification agreements with each of our directors and executive officers in connection with the Offering. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

The underwriting agreement in connection with the Offering also provides for indemnification of us and our officers, directors or persons controlling us for certain liabilities.

We intend to obtain directors’ and officer’s liability insurance coverage that will cover certain liabilities of directors and officers of our Company arising out of claims based on acts or omissions in their capacities as directors or officers.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

The Company was incorporated under the laws of the British Virgin Islands (“BVI”) on February 27, 2025. At the time of incorporation, the authorized number of ordinary shares was 50,000 ordinary shares, $1.00 par value per share.

On February 27, 2025, the Company issued 10,000 ordinary shares with a par value of US$1.00 to its shareholders.

The directors and shareholders of the Company passed written resolutions on August 8, 2025 to amend the Memorandum and Articles of the Company, with said amendments being registered by the BVI Registry of Corporate Affairs on August 13, 2025, following which the Company is now authorized to issue unlimited Class A Ordinary Shares with no par value and unlimited Class B Ordinary Shares with no par value.

On August 13, 2025, the Company redeemed the 10,000 issued and outstanding ordinary shares and issued 5,740 Class A Ordinary Shares and 1,500 Class B Ordinary Shares to WISDOM FOCUS GROUP LTD. and 2,760 Class A Ordinary Shares to other shareholders.

On September 9, 2025, the shareholders of the Company approved a share split of the outstanding Class A Ordinary Shares and Class B Ordinary Shares, both at a ratio of 1:2,353, which became effective immediately, resulting in 20,000,500 Class A Ordinary Shares and 3,529,500 Class B Ordinary Shares issued and outstanding after the share split. All references to Ordinary Shares, options to purchase Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the split of our Ordinary Shares as if it had occurred at the beginning of the earliest period presented.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(a)     The undersigned registrant hereby undertakes:

(1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)    that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offerings.

(4)    to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)    that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)     if the issuer is relying on Rule 430B:

(A)    each prospectus filed by the undersigned issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offerings described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    if the issuer is relying on Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     any preliminary prospectus or prospectus of the undersigned Registrant relating to the offerings required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offerings prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)   the portion of any other free writing prospectus relating to the offerings containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)   any other communication that is an offer in the offerings made by the undersigned Registrant to the purchaser.

(b)    The undersigned Registrant hereby undertakes that:

(1)    for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1**	Amended and Restated Memorandum and Articles of Association, effective dated August 13, 2025
4.1**	Specimen Certificate for Class A Ordinary Shares
5.1*	Form of Opinion of Ogier regarding the validity of the Class A Ordinary Shares being registered
8.1*	Form of Opinion of Ogier as to BVI tax matters (included in Exhibit 5.1)
8.2*	Opinion of Hunter Taubman Fischer & Li LLC regarding certain U.S. Federal Income Taxation matters
10.1**	Form of Indemnification Agreement between the Registrant and its directors and executive officers
10.2**	Form of Employment Agreement between the Registrant and its executive directors
10.3**	Employment Agreement dated July 31, 2025 between the Registrant and its chief executive officer
10.4**	Employment Agreement dated July 31, 2025 between the Registrant and its chief financial officer
10.5**

English translation of the Lease Agreement dated October 10, 2017 and Renewal Agreements dated August 20, 2019, July 15, 2021 and August 8, 2023 by and between Kijima Kogyo Co., Ltd. and the Operating Entity

10.6**	Metal Recycling Sales Framework Agreement dated December 1, 2023 by and between Kaisho Co., Ltd. and the Operating Entity
10.7**	Metal Recycling Supplier Strategic Cooperation Framework Agreement dated December 1, 2023 by and between Kaisho Co., Ltd. and the Operating Entity
10.8**	English Summaries of the long-term loan agreements by and between the Registrant and Kiraboshi Bank, Ltd
10.9**	English Summaries of the bond agreements by and between the Registrant and Mizuho Bank, Ltd
10.10**	English Summaries of the long-term loan agreement by and between the Registrant and Mizuho Bank, Ltd
10.11**	English Summaries of the long-term loan agreements by and between the Registrant and The Chiba Bank, Ltd
10.12**	English Summaries of the long-term loan agreement by and between the Registrant and The Tokyo Shinkin Bank
10.13**	English Summaries of the long-term loan agreement by and between the Registrant and The Sugamo Shinkin Bank
10.14**	English Summaries of the long-term loan agreements by and between the Registrant and Japan Finance Corporation
21.1**	Subsidiaries
23.1**	Consent of Golden Eagle CPAs LLC, Independent Registered Public Accounting Firm
23.2*	Consent of Ogier (included in Exhibit 5.1)
23.3*	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 8.2)
23.4*	Consent of City-Yuwa Partners
24.1***	Powers of Attorney (included on signature page)
99.1**	Consent of Lin Yang
99.2**	Consent of Biwang Zhang
99.3*	Consent of [Independent Director Nominee #3]
99.4**	Consent of Frost & Sullivan
107**	Filing Fee

____________

*        To be filed by amendment

**      Filed herewith

***    Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tokyo, on September 25, 2025.

Seahawk Recycling Holdings, Inc.
By:	/s/ Guanglang Jiang
Guanglang Jiang
Chief Executive Officer, Director,
Chairman of the Board of Directors (Principal Executive Officer)

Powers of Attorney

Each person whose signature appears below constitutes and appoints Guanglang Jiang as attorney-in-fact with full power of substitution, for him in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations, and requirements of the U.S. Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of securities of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such securities, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Guanglang Jiang	Director, Chairman of the Board of Directors,	September 25, 2025
Name: Guanglang Jiang	Chief Executive Officer (Principal Executive Officer)
/s/ Shihai Bi	Director and Chief Financial Officer	September 25, 2025
Name: Shihai Bi	(Principal Financial and Accounting Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY, on September 25, 2025.

By:	Cogency Global Inc. Authorized U.S. Representative
/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.